As filed with Securities and Exchange Commission on July 1, 1999

                                                  Registration Nos. 333-80361
                                                                    333-80361-01
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


THE PEPSI BOTTLING GROUP, INC.                             BOTTLING GROUP, LLC
             (Exact name of Registrant as specified in its charter)

      Delaware                                                    Delaware
            (State or jurisdiction of incorporation or organization)

       2086                                                         2086
            (Primary Standard Industrial Classification Code Number)

     13-4038356                                                   13-4042452
                     (I.R.S. Employer Identification Number)
     One Pepsi Way                                              One Pepsi Way
    Somers, NY 10589                                           Somers, NY 10589
     (914) 767-6000                                             (914) 767-6000

   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                   ----------
      Pamela C. McGuire                                     Pamela C. McGuire
Senior Vice President, General                              Managing Director
    Counsel and Secretary                                  Bottling Group, LLC
The Pepsi Bottling Group, Inc.                                One Pepsi Way
        One Pepsi Way                                        Somers, NY 10589
       Somers, NY 10589                                       (914) 767-7982
        (914) 767-7982

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:
                             Winthrop B. Conrad, Jr.
                              Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4890


               Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.


If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

               If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] _______

               The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


================================================================================

                                                                 [PBG LOGO]


                                 $1,000,000,000

                         The Pepsi Bottling Group, Inc.

                                Offer to Exchange

                                 All Outstanding

                            7% Senior Notes due 2029

                                       for

                        7% Series B Senior Notes due 2029


     This is an offer to exchange all outstanding, unregistered 7% Senior Notes you now hold for new, substantially identical 7% Series B Senior Notes that will be free of the transfer restrictions that apply to the old notes. Like the old notes, payment of principal and interest on the new notes will be unconditionally and irrevocably guaranteed on a senior unsecured basis by Bottling Group, LLC which is the principal operating subsidiary of PBG. See "Summary."

     This offer will expire at 5:00 p.m., New York City time, on August 3, 1999, unless we extend it. You must tender your old, unregistered notes by the deadline to obtain new, registered notes. Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer. The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes. We will not receive any proceeds from the exchange offer.

     We agreed with the initial purchasers of the old notes to make this offer and register the new notes. This offer applies to any and all old notes tendered by the deadline.

     The new notes will not trade on any established exchange. The new notes have the same financial terms and covenants as the old notes, and are subject to the same business and financial risks.

     See "Risk Factors" on page 13 of this prospectus for a discussion of risks to be considered in connection with your investment decision.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


July 1, 1999

      Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. Each letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes acquired by such broker-dealer as a result of market making activities or other trading activities. PBG and Bottling LLC have agreed that, prior to the close of business on the 180th day following the expiration date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

      You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                            ------------------------


                                TABLE OF CONTENTS

Summary....................................................................3
Risk Factors..............................................................13
Forward-Looking Statements................................................20
Rationale for the Separation of PBG from PepsiCo..........................21
Use of Proceeds...........................................................23
Ratio of Earnings to Fixed Charges........................................23
Capitalization............................................................24
Exchange Offer............................................................25
Selected Combined Financial and Operating Data............................33
Management's Discussion and Analysis of Results of Operations and
Financial Condition.......................................................35
Business of PBG...........................................................50
Management................................................................64
Relationship with PepsiCo and Certain Transactions........................73
Description of the Notes and the Guarantees...............................79
Plan of Distribution......................................................92
Legal Matters.............................................................92
Experts...................................................................93
Additional Information....................................................93
Index to Financial Statements............................................F-1

                            ------------------------


      In this prospectus, "PBG," "we," "us" and "our" each refers to The Pepsi Bottling Group, Inc. and, where appropriate, to our principal operating subsidiary, Bottling Group, LLC, which we refer to as "Bottling LLC."

                                     SUMMARY

      This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully.

                         The Pepsi Bottling Group, Inc.

      The Pepsi Bottling Group, Inc. is the world's largest manufacturer, seller and distributor of carbonated and noncarbonated Pepsi-Cola beverages. Our sales of Pepsi-Cola beverages account for 55% of the Pepsi-Cola beverages sold in the United States and Canada and 32% worldwide. We have the exclusive right to manufacture, sell and distribute Pepsi-Cola beverages in all or a portion of 41 states, the District of Columbia, eight Canadian provinces, Spain, Greece and Russia. Approximately 92% of our volume is sold in the United States and Canada.

      The brands we sell are some of the best recognized trademarks in the world and include PEPSI-COLA, DIET PEPSI, MOUNTAIN DEW, LIPTON BRISK, LIPTON'S ICED TEA, 7UP outside the U.S., PEPSI MAX, PEPSI ONE, SLICE, MUG, AQUAFINA, STARBUCKS FRAPPUCCINO and MIRINDA, which we bottle under licenses from PepsiCo or PepsiCo joint ventures. In some of our territories, we also have the right to manufacture, sell and distribute soft drink products of other companies, including DR PEPPER and 7UP in the U.S. During the period from 1993 through 1998, the volume of Pepsi-Cola beverages sold in our U.S. territories grew at a compound annual rate of approximately 5%, using a standard measure of cases containing the equivalent of 24 eight-ounce bottles.

      In the U.S. in 1998, the Pepsi-Cola beverages we sell had a 31% share of the carbonated soft drink market as compared to the brands of The Coca-Cola Company, which had a 45% share. However, excluding fountain sales, where the consumer typically does not have a choice due to exclusive agreements, the market share difference narrowed significantly, with Pepsi-Cola beverages having 26% and Coca-Cola brands having 28%, according to our estimates. In convenience and gas stores, where retail pricing, packaging and presentation are generally similar among brands, and therefore consumers are free to choose based on brand preference and taste, Pepsi-Cola beverages had the leading share, with 41%, as compared to 36% for Coca-Cola brands.

      We have an extensive distribution system through which we deliver our products directly to stores without using wholesalers as middlemen. Our U.S. and Canadian distribution system utilizes approximately 7,000 trucks and covers over 7,400 routes. Working seven days a week, our sales force sells and delivers over 100 million eight-ounce servings per day. Our products are produced in 72 manufacturing facilities worldwide.

      Our management team has substantial experience in the soft drink bottling business and a proven operating record with respect to manufacturing operations, sales, distribution and financial management. For example, Craig Weatherup, our Chairman and Chief Executive Officer, has over 24 years of experience in the beverage industry and our 11 field operations managers have an average of nearly 15 years of experience in the beverage business.

                Rationale for the Separation of PBG from PepsiCo

      We were organized in November 1998 to effect the separation of most of PepsiCo's company-owned bottling business from its brand ownership. As an independent entity, we believe we benefit from a sharper definition of our role and are able to execute our business strategy more effectively on a local market level. The most significant advantages of the separation include:

      o We are free to focus more closely on sales and service in our territories.

      o We are able to shift our performance emphasis to growth in operating cash flow.

      o We have incentives for management and employees based upon our results.

      o We have a capital structure and financial policies that are more appropriate for a bottling company, allowing us to make better capital allocation and investment decisions.

      Our business interests continue to be aligned with those of PepsiCo, which shares our objective of increasing availability and consumption of Pepsi-Cola beverages. We work closely with PepsiCo and expect to benefit from this relationship in a number of ways including:

      o We have the benefit of PepsiCo's worldwide marketing expertise and advertising programs.

      o We expect that PepsiCo will continue to provide us with significant marketing support and funding.

      o Under a shared services agreement, we have the benefit of PepsiCo's scale and efficiencies in the procurement of raw materials, transaction processing such as accounts payable and credit and collection and other corporate services.

      o We believe we benefit from lower interest rates resulting from our relationship with PepsiCo, including PepsiCo's guarantee of $2.3 billion of debt of our principal operating subsidiary, Bottling LLC.

      o We expect that PepsiCo will help us identify and acquire other independent PepsiCo bottlers principally in the United States and Canada.

                    The Liquid Refreshment Beverage Industry

      Liquid refreshment beverage annual retail sales in 1997 were more than $73 billion in the United States and Canada, including carbonated soft drink products, as well as non-carbonated beverages sold in bottles and cans, such as waters, shelf-stable juices and juice drinks, sports drinks and tea and coffee drinks.

      We believe that the following are the significant trends in the industry:

      o Liquid refreshment beverage sales have grown at a 6% average annual rate in recent years and we expect that this growth will continue.

      o Changes in lifestyle have resulted in increased demand for convenient ready-to-drink beverages instead of drinks prepared at home.

      o The bottling industry is consolidating to achieve the scale necessary to remain competitive and to better serve large regional and national accounts which are also consolidating.

      o International opportunities will arise as per capita consumption levels of carbonated soft drinks outside the United States grow.

                          Strategy to Achieve Our Goals

      We have designed our strategy to enable us to achieve our goals of growing our cash flow, earning a return on our investments in excess of our cost of capital and increasing our market share. Our strengths include our broad portfolio of global brands, our extensive distribution system, our scale in operations and purchasing and our experienced management team. We intend to use these strengths to capitalize on the key trends in the beverage industry outlined above. In addition, our strategy focuses on improving our competitive position in areas where we have lagged our largest competitor in recent years. These areas are: the amount of investment in the cold drink business; the pace of consolidation of the bottling system in the United States and Canada; and improvement in market share outside the United States and Canada. The key elements of our strategy include:

      o We are investing significantly in placements of vending machines and coolers to increase cold drink availability in the marketplace.

      o We expect to play a key role in the consolidation of PepsiCo's U.S. and Canadian bottling system.

      o We are undertaking a number of initiatives to reduce costs by improving productivity and becoming more efficient in our operations.

      o We intend to grow our business with key retail customers by improving our retail presence with them--on the shelf, on display and in the cooler--while remaining price competitive.

      o We intend to increase penetration of established brands such as MOUNTAIN DEw and new brands such as PEPSI ONE and AQUAFINA.

      o Internationally, low per capita consumption levels present opportunities for volume growth. We are implementing distribution and marketing initiatives to take advantage of these opportunities.

      o We intend to improve our results in Russia, where infrastructure investments and the recent economic crisis have resulted in losses.

                       PepsiCo's Ownership Interest in PBG

      PepsiCo owns 35.4% of our outstanding common stock and 100% of our outstanding Class B common stock, together representing 43.5% of the voting power of all classes of our voting stock. PepsiCo also owns 7.1% of the equity of Bottling LLC, our principal operating subsidiary, giving PepsiCo economic ownership of 40.0% of our combined operations. We have been advised by PepsiCo that it has no present intention of disposing of any of the shares of our capital stock that it owns.

      PBG's principal executive offices are located at One Pepsi Way, Somers, New York, 10589 and its telephone number is (914) 767-6000.

                                  Bottling LLC

      Payment of principal and interest on the new notes will be unconditionally and irrevocably guaranteed by Bottling LLC. Bottling LLC currently owns substantially all of the property, plant and equipment used in PBG's operations. Bottling LLC is a Delaware limited liability company. We own, directly or indirectly, 92.9% of the equity of Bottling LLC and the balance is held indirectly by PepsiCo. The combined financial statements of Bottling LLC are set forth elsewhere in this prospectus.

      Bottling LLC's principal executive offices are located at One Pepsi Way, Somers, New York 10589 and its telephone number is (914) 767-6000.

                               The Exchange Offer

Securities Offered.................   $1,000,000,000 in aggregate principal
                                       amount of 7% Series B Senior Notes due
                                       2029 (the "new notes").

Old Notes...........................   7% Senior Notes due 2029.

Registration Rights Agreement.......   We sold the old notes on March 8, 1999
                                       to Credit Suisse First Boston
                                       Corporation, Lehman Brothers Inc.,
                                       Salomon Smith Barney Inc., Bear,
                                       Stearns & Co. Inc., Chase Securities
                                       Inc., Warburg Dillon Read LLC and
                                       Blaylock & Partners, L.P., the initial
                                       purchasers.  The initial purchasers
                                       then sold the old notes to institutional investors. Simultaneously with the initial sale of the old notes, PBG and Bottling LLC entered into a registration rights agreement with the initial purchasers, which provides for the exchange offer.

                                       The exchange offer satisfies your rights under the registration rights agreement. After the exchange offer is over, you will not be entitled to any exchange or registration rights with respect to your old notes. Therefore, if you do not exchange your old notes, you will not be able to reoffer, resell or otherwise dispose of your old notes unless (1) you comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), or (2) you qualify for an exemption from such Securities Act requirements.

The Exchange Offer..................   PBG is offering to exchange
                                       $1,000,000,000 in aggregate principal
                                       amount of its 7% Series B Senior Notes
                                       due 2029 which have been registered
                                       under the Securities Act for
                                       outstanding 7% Senior Notes due 2029
                                       sold in the March 1999 private
                                       offering.  To exchange your old notes,
                                       you must properly tender them, and we
                                       must accept them.  We will exchange all
                                       old notes that you validly tender and
                                       do not validly withdraw.  We will issue
                                       registered new notes at or promptly
                                       after the end of the exchange offer.

Resales.............................   We believe that you can offer for
                                       resale, resell or otherwise transfer
                                       the new notes without complying with
                                       the registration and prospectus
                                       delivery requirements of the Securities
                                       Act if:

                                          o  you acquire the new notes in the
                                             ordinary course of your business;

                                          o  you are not participating, do not
                                             intend to participate, and have no
                                             arrangement or understanding with
                                             any person to participate, in the
                                             distribution of the new notes;

                                          o  you are not an "affiliate" of
                                             PBG, as defined in Rule 405 of
                                             the Securities Act, and

                                          o  you are not a broker dealer who
                                             acquired old notes as a result of
                                             market-making activities or other
                                             trading activities.

                                       If any of these conditions is not
                                       satisfied and you transfer any new notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not assume or indemnify you against such liability.

                                       Each broker-dealer that receives new
                                       notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market- making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution." A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the new notes.

Expiration Date.....................   The exchange offer expires at 5:00
                                       p.m., New York City time, on August 3,
                                       1999, unless we extend the expiration
                                       date.

Conditions to the
    Exchange Offer..................   The exchange offer is subject to
                                       customary conditions, some of which we
                                       may waive in our discretion.

Procedures for Tendering
    Old Notes.......................   Each holder of old notes who wishes to
                                       accept the exchange offer must:

                                          o  complete, sign and date the
                                             accompanying letter of
                                             transmittal, or a facsimile
                                             thereof; or

                                          o  arrange for The Depository Trust
                                             Company to transmit certain
                                             required information to the
                                             exchange agent in connection with a
                                             book-entry transfer.

                                       You must mail or otherwise deliver such
                                       documentation and your old notes to The
                                       Chase Manhattan Bank, as exchange agent, at the address set forth under "The Exchange Offer--Exchange Agent."

Failure to Exchange will
    Affect You Adversely............   If you are eligible to participate in
                                       the exchange offer and you do not
                                       tender your old notes, you will not have any further registration or exchange rights and your old notes will continue to be subject to some restrictions on transfer. Accordingly, the liquidity of the old notes could be adversely affected. See "Risk Factors."

Special Procedures for
    Beneficial Owners...............   If you are a beneficial owner whose old
                                       notes are registered in the name of a
                                       broker, dealer, commercial bank, trust
                                       company or other nominee, and you wish
                                       to tender your old notes in the
                                       exchange offer, please contact the
                                       registered holder as soon as possible
                                       and instruct them to tender on your
                                       behalf and comply with the instructions
                                       set forth elsewhere in this prospectus.

Withdrawal Rights...................   You may withdraw the tender of your old
                                       notes at any time before 5:00 p.m., New
                                       York City time, on August 3, 1999,
                                       unless we extend the date.

Guaranteed Delivery Procedures......   If you wish to tender your old notes
                                       and time will not permit your letter of
                                       transmittal and other required
                                       documents to reach the exchange agent
                                       by the Expiration Date, or the
                                       procedure for book-entry transfer
                                       cannot be completed on time or
                                       certificates for registered notes
                                       cannot be delivered on time, you may
                                       tender your old notes pursuant to the
                                       procedures described in this prospectus
                                       under the heading "The Exchange
                                       Offer--Guaranteed Delivery Procedures."
Certain Tax
    Considerations..................   The exchange of old notes is not a
                                       taxable event for United States federal
                                       income tax purposes.

Exchange Agent......................   The Chase Manhattan Bank.

                       Summary of Terms of the New Notes

               The form and terms of the new notes are the same as the form and terms of the old notes, except that the new notes will be registered under the Securities Act. As a result, the new notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damages provisions contained in the old notes. The new notes represent the same obligation as the old notes. Both the old notes and the new notes are governed by the same Indenture.

Issuer..............................   The Pepsi Bottling Group, Inc.

Aggregate Amount....................   $1,000,000,000 principal amount of 7%
                                       Series B Senior Notes due 2029.

Interest............................   Interest will accrue on the new notes
                                       from the date of initial issuance and
                                       will be payable on March 1, and
                                       September 1 of each year, beginning
                                       September 1, 1999.  Holders of new
                                       notes will receive interest on September
                                       1, 1999 from the date of initial
                                       issuance of the new notes, plus an
                                       amount equal to the accrued, but
                                       unpaid, interest on the old notes.

Maturity Date.......................   March 1, 2029

Guarantor...........................   Bottling LLC

Guarantees..........................   Bottling LLC will unconditionally and
                                       irrevocably guarantee the full and
                                       punctual payment of principal and
                                       interest and all other monetary
                                       obligations on the new notes.  The
                                       guarantees will rank equally with all of Bottling LLC's other senior unsecured indebtedness.

Ranking.............................   The new notes will be senior unsecured
                                       obligations of PBG and will rank pari
                                       passu with all of the other existing
                                       and future senior unsecured
                                       indebtedness of PBG.  See "Description
                                       of the Notes and the
                                       Guarantees--Ranking."

Mandatory Redemption................   None

Optional Redemption.................   The new notes may be redeemed, in whole
                                       or in part, at any time at the option
                                       of PBG, at the redemption prices set
                                       forth under "Description of the Notes
                                       and the Guarantees -- Redemption."

Certain Covenants...................   Both the old notes and the new notes
                                       are governed by the same indenture.
                                       The indenture contains certain covenants that will limit, among other things, for so long as the new notes are outstanding, the ability of PBG and Bottling LLC to:

                                          o  grant certain additional liens
                                             without securing the new notes or
                                             the Guarantees, as the case may be,
                                             equally and ratably;

                                          o  enter into certain sale-leaseback
                                             transactions; and

                                          o  merge, consolidate or sell all or
                                             substantially all of their assets.

                                       These covenants are, however, subject
                                       to significant exceptions and
                                       qualifications. See "Description of the
                                       Notes and the Guarantees -- Certain
                                       Covenants."

Use of Proceeds.....................   We will not receive any proceeds from
                                       the issuance of the new notes and we
                                       will pay the expenses of the exchange
                                       offer.

Form of the New Notes...............   The new notes will be represented by
                                       one or more permanent global securities
                                       in registered form deposited with The
                                       Chase Manhattan Bank, as custodian, for
                                       the benefit of DTC.  You will not
                                       receive notes or guarantees in
                                       registered form unless one of the
                                       events set forth under the heading
                                       "Description of the Notes and the
                                       Guarantees -- Book-Entry, Delivery and
                                       Form -- Definitive Notes" occurs.
                                       Instead, beneficial interests in the
                                       new notes will be shown on, and
                                       transfers of these interests will be
                                       effected only through, records
                                       maintained in book-entry form by DTC
                                       with respect to its participants.

Absence of a Public Market for
    the New Notes...................   PBG does not intend to apply for a
                                       listing of the new notes on any
                                       securities exchange.  PBG cannot make
                                       any assurances regarding the liquidity
                                       of the market for the new notes, the
                                       ability of holders to sell their new
                                       notes or the price at which holders may
                                       sell their new notes.  See "Plan of
                                       Distribution."

Governing Law.......................   State of New York.

Trustee.............................   The Chase Manhattan Bank.

                      Summary Financial and Operating Data

      The following table presents summary financial and operating data of PBG. You should read this along with "Management's Discussion and Analysis of Results of Operations and Financial Condition," the Combined Financial Statements of PBG, the Condensed Combined Financial Statements of PBG, the unaudited Pro Forma Condensed Combined Financial Statements of PBG, the accompanying notes and the definition of EBITDA contained in the section entitled "Selected Combined Financial and Operating Data."

      The summary pro forma statement of operations data gives effect to the following as if they had actually occurred on the first day of the periods presented:

      o   The initial public offering of 100,000,000 shares of our common stock;

      o The 1998 acquisitions of Pepsi-Cola Allied Bottlers, Inc., Gray Beverage Inc. and Pepsi International Bottlers, LLC;

      o The 1999 acquisitions of certain U.S. and Russian territories from Whitman Corporation. However, the 1999 acquisitions did not have a significant impact on 1999 operating results, therefore, pro forma first quarter 1999 results were not adjusted for these acquisitions;

      o The change in interest expense on $3.3 billion of debt outstanding after giving effect to the initial public offering; and

      o   PepsiCo's 7.1% minority interest in Bottling LLC.

      The summary pro forma combined balance sheet data gives effect to the following as if such transactions actually occurred on March 20, 1999:

      o   The initial public offering; and

      o The $3.3 billion of debt outstanding after the initial public offering.

      Earnings per share data are based upon the 55 million shares of capital stock owned by PepsiCo and outstanding prior to the initial public offering. Pro forma earnings per share is based upon the 155 million shares of capital stock outstanding after the initial public offering.

      The statement of operations data set forth below includes unusual items and events that affect comparability with other years:

      o 1998 reflects unusual impairment and other charges, as well as an income tax benefit arising from resolving a disputed claim with the Internal Revenue Service. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and Note 3 to the PBG Combined Financial Statements for more information on the 1998 items.

                                                           Fiscal Year Ended                             12 Weeks Ended
                                             ---------------------------------------------     ----------------------------------
                                                                                 Pro Forma                              Pro Forma
                                             Dec. 28     Dec. 27     Dec. 26      Dec. 26      Mar. 21      Mar. 20      Mar. 20
                                               1996        1997        1998         1998         1998         1999         1999
                                               ----        ----        ----         ----         ----         ----         ----
                                                                        (in millions, except per share)
Statement of Operations Data:
 Net Revenues............................     $6,603      $6,592      $7,041        $7,323       $1,340      $1,452        $1,452
 Cost of sales...........................      3,844       3,832       4,181         4,341          777         835           835
                                              ------      ------      ------        ------       ------      ------        ------
 Gross profit............................      2,759       2,760       2,860         2,982          563         617           617
 Selling, delivery and administrative
   expenses..............................      2,392       2,425       2,583         2,686          524         575           575
 Unusual impairment and other charges....         --          --         222           222           --          --            --
                                              ------      ------      ------        ------       ------      ------        ------
 Operating income........................        367         335          55            74           39          42            42
 Interest expense, net...................        225         222         221           201           52          46            46
 Foreign currency loss (gain)............          4          (2)         26            27           --           1             1
                                              ------      ------      ------        ------       ------      ------        ------
 Income (loss) before income taxes and
   minority interest ....................        138         115        (192)         (154)         (13)         (5)           (5)
 Income tax expense (benefit)............         89          56         (46)          (31)          (7)         (2)           (2)
                                              ------      ------      ------        ------       ------      ------        ------
 Income (loss) before minority interest..         49          59        (146)         (123)          (6)         (3)           (3)
 Minority interest.......................         --          --          --             3           --          --            (1)
                                              ------      ------      ------        ------       ------      ------        ------
 Net income (loss).......................        $49         $59       $(146)        $(120)         $(6)        $(3)          $(4)
                                              ======      ======      ======        ======       ======      ======        ======
 Basic and diluted earnings (loss) per
   share.................................      $0.89       $1.07      $(2.65)       $(0.77)       $(0.11)     $(0.06)      $(0.02)
 Weighted average shares outstanding.....         55          55          55           155           55          55           155

Other Financial Data:
 EBITDA..................................       $792        $774        $721                       $140        $150
 Cash provided by operations.............        451         548         625                         50          63
 Cash used for investments...............       (376)       (564)     (1,046)                      (227)       (183)
 Cash provided by (used for) financial...        (66)         63         370                        174          99
 Capital expenditures....................       (418)       (472)       (507)                       (77)        (82)

Balance Sheet Data (at period end):
 Total assets............................     $7,052      $7,188      $7,322                     $7,278      $7,414        $7,447
 Long-term debt:
   Allocation of PepsiCo long-term
     debt................................      3,300       3,300       3,300                      3,300          --            --
   Due to third parties..................        127          96          61                        133       3,322         3,300
                                              ------      ------      ------        ------       ------      ------        ------
     Total long-term debt................      3,427       3,396       3,361                      3,433       3,322         3,300
 Advances from PepsiCo...................      1,162       1,403       1,605                      1,535       1,734            --
 Minority interest.......................         --          --          --                         --          --           254
 Accumulated comprehensive loss..........       (102)       (184)       (238)                      (185)       (227)         (227)
 Stockholders' equity (deficit)..........       (102)       (184)       (238)                      (185)       (227)        1,495

                                  RISK FACTORS

      The new notes, like the old notes, entail risk. In making your investment decision, you should consider the risks associated with the nature of our business and the risk factors relating to the exchange offer in addition to the other information contained in this prospectus. You should carefully consider the following factors before making a decision to exchange your notes.

      Risks Associated with Exchange Offer

If you fail to exchange old notes, you may be unable to sell them.

      Because we did not register the old notes under the Securities Act or any state securities laws, nor do we intend to after the exchange offer, the old notes may only be transferred in limited circumstances under the securities laws. If the holders of the old notes do not exchange their notes in the exchange offer, they lose their right to have the old notes registered under the Securities Act, subject to certain limitations. A holder of old notes after the exchange offer may be unable to sell the notes.

      To exchange the old notes for the new notes, the Exchange Agent must receive (1) certificates for the old notes or a book-entry confirmation of the transfer of the old notes into the exchange agent's account at DTC, (2) a completed and signed letter of transmittal with any required signature guarantees, or an Agent's Message in the case of a book entry transfer, and (3) any other documents required by the letter of transmittal. Holders of old notes who want to exchange their notes should allow enough time to guarantee timely delivery. We are under no duty to give notice of defective exchanges.

There is no public market for the new notes, so you may be unable to sell new notes.

      The new notes are new securities for which there is currently no market. Consequently, the new notes will be relatively illiquid, and you may be unable to sell your new notes. We do not intend to apply for listing of the new notes on any securities exchange or for the inclusion of the new notes in any automated quotation system. Accordingly, we cannot assure you that a liquid market for the new notes will develop.

You must tender the old notes in accordance with proper procedures in order to ensure the exchange will occur.

      The exchange of the old notes for the new notes can only occur if the proper procedures, as detailed in this prospectus, are followed. The new notes will be issued in exchange for the old notes only after timely receipt by the Exchange Agent of the old notes or a book-entry confirmation, a properly completed and executed letter of transmittal (or an Agent's Message in lieu thereof) and all other required documentation. If you want to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor PBG is under any duty to give you notification of defects or irregularities with respect to tenders of old notes for exchange. Old notes that are not tendered or are tendered but not accepted due to, among other things, an invalid tender will, following the exchange offer, continue to be subject to the existing transfer restrictions. In addition, if you are an affiliate of PBG or you tender the old notes in the exchange offer in order to participate in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled "Exchange Offer" and "Plan of Distribution" later in this prospectus.

      Risks Associated with the Nature of Our Business

We may be unable to compete successfully in the highly competitive carbonated soft drink market and non-carbonated beverage market.

      The carbonated soft drink market and non-carbonated beverage market are both highly competitive. We compete primarily on the basis of advertising to create brand awareness, price and price promotions, retail space management, customer service, consumer points of access, new products, packaging innovation and distribution methods. Competition in our various markets could cause us to reduce pricing, increase capital and other expenditures or lose market share, which could have a material adverse effect on our business and financial results. Our competitors in these markets include bottlers and distributors of nationally advertised and marketed products, bottlers and distributors of regionally advertised and marketed products, as well as bottlers of private label soft drinks sold in chain stores. Our most significant competitors in these markets are Coca-Cola Enterprises Inc. and other Coca-Cola bottlers.

Because we depend upon PepsiCo to provide us with concentrate, funding and various services, changes in our relationship with PepsiCo could reduce our operating income.

      In early 1999, we entered into the master bottling agreement with PepsiCo for cola products in the United States as well as agreements with PepsiCo relating to non-cola products and fountain syrup in the United States and similar agreements relating to Pepsi-Cola beverages in Canada, Spain, Greece and Russia. Those agreements provide that we must purchase all of our concentrate for such beverages at prices and on other terms which are set by PepsiCo in its sole discretion. Any concentrate price increases could materially affect our financial results. Prices under the Pepsi beverage agreements may increase materially and we may not be able to pass on any increased costs to our customers.

      PepsiCo has also traditionally provided marketing support and funding to its bottling operations. PepsiCo does not have to continue to provide support under the Pepsi beverage agreements and any support provided to us by PepsiCo will be at PepsiCo's discretion. Decreases in marketing support and funding levels could materially affect our operating income.

      In addition, PepsiCo is a 50% owner of the joint ventures that license LIPTON BRISK, LIPTON'S ICED TEA and STARBUCKS FRAPPUCCINO to us. The joint ventures also have the right to increase concentrate pricing. The joint ventures are not obligated to continue to provide marketing support and funding to us under their bottling agreements with us.

      We also have to submit our annual marketing, advertising, management and financial plans each year to PepsiCo for its review and approval. If we fail to submit these plans, or if we fail to carry them out in all material respects, PepsiCo can terminate the Pepsi beverage agreements. If the Pepsi beverage agreements are terminated for this or for any other reason, it would have a material adverse effect on our business and financial results.

      Under a shared services agreement, we obtain various services from PepsiCo. These services include obtaining raw materials, transaction processing services including accounts payable and credit and collection, various tax and treasury services and information technology maintenance and systems development. If the shared services agreement is terminated, we will have to obtain such services on our own. We may not be able to replace these services in a timely manner or on terms, including cost, that are as favorable as those we received from PepsiCo. We also sublease our headquarters from PepsiCo. The agreements with PepsiCo were negotiated in the context of our separation from PepsiCo and are not the result of arm's-length negotiations between independent parties. For more information about these arrangements, see "Relationship with PepsiCo and Certain Transactions."

PepsiCo has 43.5% of the combined voting power of all of our classes of voting stock and is able to significantly affect the outcome of stockholder voting.

We may have potential conflicts of interest with PepsiCo because of our past and ongoing relationships which could result in PepsiCo's objectives being favored over our objectives.

      These conflicts could arise over:

      o the nature, quality and pricing of services or products provided to us by PepsiCo or by us to PepsiCo;

      o potential acquisitions of bottling territories and/or assets from PepsiCo or other independent PepsiCo bottlers;

      o   the divestment of parts of our bottling operations;

      o   the payment of dividends by us; or

      o balancing the objectives of increasing sales volume of Pepsi-Cola beverages and maintaining or increasing our profitability.

      We also have obligations to other brand owners which may compete with our obligations to PepsiCo.

Two of our directors may have conflicts of interest because they are also
     PepsiCo directors or officers.

      Two of our directors are also directors or officers of PepsiCo, a situation which may create conflicts of interest. Our certificate of incorporation permits PepsiCo to engage in the same or similar activities as we do. Our certificate also provides that PepsiCo does not have to tell us about a corporate opportunity, may pursue that opportunity or acquire it for itself, or may direct that opportunity to another person without liability to us or our stockholders.

Our foreign operations are subject to social, political and economic risks and may be adversely affected by foreign currency fluctuations.

      In the past two years, approximately 16% of our net sales came from Canada, Spain, Greece and Russia. Social, economic and political conditions in these international markets may adversely affect our results of operations, cash flows and financial condition. The overall risks to our international businesses include changes in foreign governmental policies, and other political or economic developments. These developments may lead to new product pricing, tax or other policies and monetary fluctuations which may adversely impact our business. In addition, our results of operations and the value of our foreign assets are affected by fluctuations in foreign currency exchange rates.

      Our operations in Russia have resulted in significant losses. These losses have largely been due to significant investments to fund start-up manufacturing and distribution costs. Recent economic turmoil in Russia had a further adverse effect on our results of operations, cash flows and financial condition during our 1998 fourth fiscal quarter. Net sales in Russia are denominated in rubles, which in August 1998 experienced significant devaluation against the U.S. dollar. In addition, the current Russian economic crisis has caused a significant drop in demand, resulting in lower net sales and increased operating losses.

      For the foreseeable future, we expect that our Russian operations will incur losses and require significant amounts of cash to fund operations. In the fourth quarter of 1998, we recorded a charge of $212 million comprised of an asset impairment charge of $194 million and costs to restructure our operations of $18 million. For more information about our Russian operations, see "Management's Discussion and Analysis of Results of Operations and Financial Condition."

      Recent events in Russia also may expose our operations to increased risks as a result of political instability, higher taxes, cancellation of contracts or currency shortages and controls.

Bad weather in our peak season could result in lower sales.

      Our peak season is the warm summer months beginning with Memorial Day and ending with Labor Day. Bad weather conditions during our peak selling season could adversely affect operating income and cash flow and could therefore have a disproportionate impact on our results for the full year. More than 90% of our operating income is typically earned during the second and third quarters and we typically report a net loss in the first and fourth quarters. Over 75% of cash flow from operations is typically generated in the third and fourth quarters.

Our substantial indebtedness could limit our growth and our ability to respond to changing conditions.

      We have incurred substantial indebtedness. Our level of indebtedness could have important consequences to our stockholders such as:

      o limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to pay interest;

      o limiting our ability to obtain additional financing to fund our growth strategy, working capital, capital expenditures, debt service requirements or other purposes; and

      o limiting our ability to react to changing market conditions, changes in our industry and economic downturns.

      After giving effect to the initial public offering and the application of the net proceeds, at March 20, 1999 we had $3.3 billion of indebtedness outstanding after giving effect to the application of proceeds for the initial public offering. Our historical financial statements reflect an allocation of PepsiCo's interest expense based upon the indebtedness outstanding after giving effect to the application of proceeds from the initial public offering. We may incur additional indebtedness in the future to finance acquisitions, capital expenditures, working capital and for other purposes.

Our agreements with PepsiCo restrict our sources of supply for some raw materials which could increase our costs.

      We generally purchase our raw materials, other than concentrates, from multiple suppliers. With respect to the soft drink products of PepsiCo, all authorized containers, closures, cases, cartons and other packages and labels may be purchased only from manufacturers approved by PepsiCo. This may restrict our ability to obtain raw materials. Expenditures for concentrates and packaging constitute approximately 43% and 47%, respectively, of our total raw material costs.

      The supply or cost of specific materials could be adversely affected by price changes, strikes, weather conditions, governmental controls or other factors. Any sustained interruption in the supply of these raw materials or any significant increase in their price could have a material adverse effect on our business and financial results.

Success of our acquisition strategy may be limited by geographical restrictions on acquisitions, by our ability to successfully integrate acquired businesses into ours and by the requirement that we obtain PepsiCo's approval of any acquisition of an independent PepsiCo bottler.

      We intend to grow in part through the acquisition of bottling assets and territories from PepsiCo's independent bottlers. This strategy will involve reviewing and potentially reorganizing acquired business operations, corporate infrastructure and systems and financial controls. The success of our acquisition strategy may be limited because of unforeseen expenses, difficulties, complications and delays encountered in connection with the expansion of our operations through acquisitions. We may not be able to acquire or manage profitably additional businesses or to integrate successfully any acquired businesses into our business without substantial costs, delays or other operational or financial difficulties. In addition, we may be required to incur additional debt or issue equity to pay for future acquisitions.

      We must obtain PepsiCo's approval to acquire any independent PepsiCo bottler. Under the master bottling agreement, PepsiCo has agreed not to withhold approval for any acquisition within a specific area--currently representing approximately 14% of PepsiCo's U.S. bottling system in terms of volume--if we have successfully negotiated the acquisition and, in PepsiCo's reasonable judgment, satisfactorily performed our obligations under the master bottling agreement. We have agreed not to acquire or attempt to acquire any independent PepsiCo bottler outside of that specific area without PepsiCo's prior written approval.

PepsiCo no longer funds our substantial capital requirements and we may be unable to obtain replacement funding on similar terms or in the amounts we expect to require, which could cause us to reduce our planned capital expenditures and could result in a material adverse effect on our growth prospects.

      We will require substantial capital expenditures to implement our business strategy. If we do not have sufficient funds or if we are unable to obtain financing in the amounts desired or on acceptable terms, we may have to reduce our planned capital expenditures which could have a material adverse effect on our growth prospects. In the past, our capital needs, including those for working capital, have been satisfied by PepsiCo as part of its overall capital plan. Since our separation from PepsiCo, PepsiCo has not provided financing for our operations. It may not be possible to obtain financing with interest rates or on terms that are as favorable as those historically enjoyed by PepsiCo.

We have only recently begun operations as a stand-alone company and may not be able to successfully implement our strategy without PepsiCo's support.

      Before November 1998, we were fully integrated with PepsiCo and we depended upon PepsiCo for various services and for the financing of our activities. In anticipation of our establishment as a stand-alone entity, in late 1998, we made significant organizational and strategic changes which are intended to promote future growth. We cannot assure you that such changes will have the intended effect or that we will be successful in implementing our strategy as a stand-alone entity.

Our historical financial information may not be representative of our results as a separate company.

      The historical financial information we have included in this prospectus for the periods prior to our separation from PepsiCo may not reflect what our results of operations, financial position and cash flows would have been had we been a separate, stand-alone entity during those periods or what our results of operations, financial position and cash flows will be in the future. This is because PepsiCo did not account for us as, and we did not operate as, a single stand-alone business for those periods presented.

      For more information about the carve-out of our financial statements from the financial statements of PepsiCo, see "Management's Discussion and Analysis of Results of Operations and Financial Condition."

Our success depends on key members of our management, the loss of whom could disrupt our business operations.

      Our success depends largely on the efforts and abilities of key management employees. The loss of the services of those key personnel could have a material adverse effect on our business and financial results. Key management employees are not parties to employment agreements with us.

      The implementation of our strategic plan will depend on our ongoing ability to attract and retain additional qualified employees. Because of competition for qualified personnel, we may not be successful in attracting and retaining the personnel we require. See "Business of PBG--Employees of PBG" and "Management" for more information about our key personnel.

If our Year 2000 program is not successful, the high volume transaction processing systems on which we depend may be disrupted.

      Our business could be adversely affected by information technology issues related to the Year 2000. Many existing computer programs were designed and developed without considering the upcoming change in the century, which could lead to the failure of computer applications or create erroneous results by or at the Year 2000. The Year 2000 issue is a broad business issue, whose impact extends beyond traditional computer hardware and software to possible failure of automated plant systems and instrumentation, as well as to third parties with whom we do business.

      We have implemented a Year 2000 program and we believe we have allocated adequate resources for this purpose. Our most significant exposure arises from our dependence on high volume transaction processing systems, particularly for production scheduling, inventory cost accounting, purchasing, customer billing and collection, and payroll. We cannot assure you that any corrective actions to these applications will be completed on time. The ability of third parties with whom we do business to address adequately their Year 2000 issues is outside our control. Our failure or the failure of such third parties to address adequately their respective Year 2000 issues may have a material adverse effect on our business, financial condition and results of operations. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Year 2000" for a detailed discussion of the status of our Year 2000 program.

We may incur material losses and costs as a result of product liability claims that may be brought against us or any product recalls we have to make.

      We may be liable if the consumption of any of our products causes injury, illness or death. We also may be required to recall some of our products if they become contaminated or are damaged or mislabeled. A significant product liability judgment against us or a widespread product recall could have a material adverse effect on our business, financial condition and results of operations.

The government may adopt regulations that could increase our costs or our liabilities.

      Our operations and properties are subject to regulation by various federal, state and local government entities and agencies as well as foreign government entities. We cannot assure you that we have been or will at all times be in compliance with all regulatory requirements or that we will not incur material costs or liabilities in connection with regulatory requirements.

      As a producer of food products, we are subject to production, packaging, quality, labeling and distribution standards in each of the countries where we have operations, including, in the United States, those of the federal Food, Drug and Cosmetic Act. The operations of our production and distribution facilities are subject to various federal, state and local environmental laws and workplace regulations. These laws and regulations include, in the United States, the Occupational Safety and Health Act, the Unfair Labor Standards Act, the Clean Air Act, the Clean Water Act and laws relating to the maintenance of fuel storage tanks. Compliance with, or any violation of, current and future laws or regulations could require material expenditures by us or otherwise have a material adverse effect on our business, financial condition and results of operations.

We are a holding company and depend on distributions from our principal operating subsidiary, Bottling LLC, to enable us to meet our financial obligations.

      We are primarily a holding company with limited direct operations and limited assets other than our 92.9% interest in Bottling LLC. We depend on distributions from Bottling LLC to pay dividends to our stockholders and to meet our obligations, including the payment of principal and interest on our indebtedness.

      The determination of the amount of distributions, if any, to be paid to us by Bottling LLC depends upon the terms of Bottling LLC's indebtedness, as well as Bottling LLC's financial condition, results of operations, cash flow and future business prospects. We will receive 92.9% of any distribution made by Bottling LLC based on our 92.9% ownership interest and PepsiCo will receive the remaining 7.1% of any such distribution.

      At March 20, 1999, Bottling LLC had $2.3 billion of indebtedness. Any right of ours to participate in the assets of Bottling LLC upon any liquidation or reorganization of Bottling LLC will be subject to the prior claims of Bottling LLC's creditors, including trade creditors and holders of indebtedness, except to the extent that we are a creditor of Bottling LLC.

PepsiCo's 43.5% voting power and its rights under the Pepsi beverage agreements could delay or prevent a change in control of our company.

      In addition to its voting rights, PepsiCo has the right to terminate the Pepsi beverage agreements upon the occurrence of certain events, including any disposition of any voting securities of any bottler subsidiary without the consent of PepsiCo, the assignment or transfer of the Pepsi beverage agreements or the acquisition of any contract, option, conversion privilege or other right to acquire, directly or indirectly, beneficial ownership of more than 15% of any class or series of our voting securities by a person or affiliated group, without the consent of PepsiCo.

Provisions in our corporate documents could delay or prevent a change in control of our company.

      Our certificate of incorporation and bylaws contain several provisions which may be deemed to have anti-takeover effects and may discourage, delay or prevent a takeover attempt that a holder of the new notes might consider in its best interest. These provisions include the requirement that:

      o   the number of directors shall be no more than 15; and

      o with respect to annual stockholders' meetings, stockholders must comply with the timing and procedural requirements of the federal proxy rules in order for a stockholder proposal to be included in our proxy statement.

      Our board of directors has the authority to authorize the issuance of preferred stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company, and may adversely affect the voting and other rights of the holders of the new notes.

                           FORWARD-LOOKING STATEMENTS

      This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those anticipated in these forward-looking statements. These forward-looking statements are affected by risks, uncertainties and assumptions about PBG, including, among other things:

      o   our anticipated growth strategies;

      o   competition in the beverage industry;

      o   our continuing relationship with PepsiCo;

      o   anticipated trends in the beverage industry;

      o social, political and economic situations in foreign countries where we have operations;

      o   our ability to continue to control costs; and

      o   the risks described above in "Risk Factors."

      We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                RATIONALE FOR THE SEPARATION OF PBG FROM PEPSICO

      We were organized in November 1998 to effect the separation of most of PepsiCo's company-owned bottling business from its brand ownership. As an independent entity, we believe we benefit from a sharper definition of our role and are able to execute our business strategy more effectively on a local market level. The most significant advantages of the separation include:

      o Focus on sales and service in our territories. We are free to focus more closely on sales and service in our territories. Prior to separation, we assisted PepsiCo in managing its relationships with independent PepsiCo bottlers, including the coordination of regional and national marketing initiatives. This responsibility has now been assumed by PepsiCo.

      o Shift in performance measures. We are able to shift our performance emphasis to growth in operating cash flow. We believe this shift in emphasis is appropriate given our higher levels of indebtedness and significant non-cash depreciation and amortization charges resulting from our capital investments and acquisitions. We intend to generate sufficient cash flow to fund an aggressive investment program in vending machines, coolers and other revenue generating assets.

      o Targeted incentives for management and employees. Our performance can now be measured and rewarded based upon the results we achieve. Our equity securities provide a basis for management and employee incentives that are directly related to our performance.

      o Capital structure and financial policies appropriate for a bottling company. As a separate entity, we have a capital structure and financial policies that are more appropriate for a bottling company, allowing us to make better capital allocation and investment decisions. In addition, our equity securities provide an additional form of consideration for possible future acquisitions and financings.

      Our business interests continue to be aligned with those of PepsiCo, which shares our objective of increasing availability and consumption of Pepsi-Cola beverages. We work closely with PepsiCo and benefit from this relationship in a number of ways including:

      o Marketing support and funding. We have the benefit of PepsiCo's worldwide marketing expertise and advertising programs and we expect that PepsiCo will continue to provide us with significant marketing support and funding. This support covers a variety of initiatives, including consumer marketing programs, trade incentives, capital equipment investment and shared media expense.

      o Shared services. Under the terms of a shared services agreement, we have the benefit of PepsiCo's scale and efficiencies in certain areas such as the procurement of raw materials, transaction processing such as accounts payable and credit and collection, certain tax and treasury services and information technology maintenance and systems development.

      o Credit enhancement. We believe we benefit from lower interest rates resulting from PepsiCo's guarantee of $2.3 billion of debt of our principal operating subsidiary, Bottling LLC. In addition, our association with PepsiCo is viewed favorably by rating agencies.

      o Acquisitions. We expect that PepsiCo will help us identify and acquire other independent PepsiCo bottlers principally in the United States and Canada.

      Bottling LLC is a limited liability company which was formed in January 1999 and 92.9% of its equity is owned by us. Bottling LLC owns substantially all of the property, plant and equipment used in our operations. PepsiCo is the guarantor of $2.3 billion aggregate principal amount of Bottling LLC's indebtedness. Use of a limited liability company rather than a corporation is advantageous to us and PepsiCo. It allows PepsiCo, which holds a minority interest in Bottling LLC, to take into account its allocable share of Bottling LLC's income without imposition of a second level of tax. The limited liability company structure also provides an attractive acquisition platform since prospective sellers of bottling operations may prefer to receive a minority limited liability company interest for those operations, rather than a minority interest in a corporation.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will exchange old notes of like principal amount, the terms of which are identical in all material respects to the new notes. The old notes surrendered in exchange for new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

      The net proceeds from the issuance and sale of the old notes was approximately $984 million (after deduction of underwriting discounts and commissions and transaction expenses). We used those net proceeds to repay outstanding indebtedness, to repay intercompany obligations to PepsiCo and to pay a portion of the purchase price of bottling businesses to be acquired by us.

                       RATIO OF EARNINGS TO FIXED CHARGES

      We have calculated the PBG ratio of earnings to fixed charges in the following table by dividing earnings by fixed charges. For this purpose, earnings include pre-tax income plus fixed charges and losses recognized from equity investments reduced by undistributed income from equity investments. Fixed charges include interest expense, capitalized interest and one-third of net rent expense, which is the portion of rent deemed representative of the interest factor.

                                                            Fiscal Year                              12 Weeks Ended(C)
                                       -----------------------------------------------------     -------------------------
                                                                        ($ in millions)
                                                                                                  March 21       March 20
                                        1994        1995       1996       1997       1998(B)        1998           1999
                                        ----        ----       ----       ----       -------        ----           ----
Income (loss) before income taxes
and cumulative effect of
accounting changes and minority
interest..........................       $ 63        $110        $138       $115       $(192)          $(13)          $(5)
Undistributed (income) loss from
 equity investments...............         (1)         (3)          1         12           5              4            --
Fixed charges excluding
 capitalized interest.............        247         256         238        238         245             57            50
                                         ----        ----        ----       ----       -----           ----           ---
Earnings as adjusted..............       $309        $363        $377       $365         $58            $48           $45
                                         ====        ====        ====       ====         ===            ===           ===
Fixed charges:
 Interest expense.................       $234        $243        $224       $226        $230            $54           $47
 Capitalized interest.............          1           1           1          1           1             --            --
 Interest portion of rental
  expense.........................         13          13          14         12          15              3             3
                                         ----        ----        ----       ----       -----           ----           ---
Total fixed charges...............       $248        $257        $239       $239        $246            $57           $50
                                         ====        ====        ====       ====         ===            ===           ===
Ratio of earnings to fixed
 charges..........................       1.25        1.41        1.58       1.53          (A)            (A)           (A)



(A)As a result of the losses incurred in the fiscal year ended December 26, 1998 and the quarters ended March 21, 1998 and March 20, 1999, PBG was unable to fully cover the indicated fixed charges. Earnings did not cover fixed charges by $188 million in 1998 and by $9 million and $5 million in the quarters ended March 21, 1998 and March 20, 1999, respectively.

(B)Excluding the impact of an unusual impairment charge of $222 million in 1998, the ratio of earnings to fixed charges would have been 1.14.

(C)First quarter operating results are affected by business seasonality. Please refer to the "Effect of Seasonality" in "Management's Discussion and Analysis of Results of Operations and Financial Condition" section of this prospectus.

                                CAPITALIZATION

               The following table sets forth our actual capitalization as of March 20, 1999 as adjusted to reflect the application of proceeds from the initial public offering. You should read the table in conjunction with the Combined Financial Statements of PBG, the Condensed Combined Financial Statements of PBG, the unaudited Pro Forma Condensed Combined Financial Statements of PBG, and the accompanying notes included elsewhere in this prospectus.

                                                                                        As of March 20, 1999
                                                                                  -------------------------------
                                                                                     Actual          As Adjusted
                                                                                     ------          -----------
                                                                                  (in millions, except share data)
Short-term borrowings...........................................................      $  106            $  --
                                                                                       -----             -----
Long-term debt
 PBG debt.......................................................................       1,000             1,000
 Bottling LLC debt..............................................................       2,300             2,300
 Other..........................................................................          22                --
                                                                                       -----             -----
   Total long-term debt.........................................................       3,322             3,300
                                                                                       -----             -----
Advances from PepsiCo...........................................................       1,734                --
Minority interest...............................................................          --               254
Stockholders' equity:
 Preferred stock, par value $.01 per share; 20.0 million shares authorized; no
   shares issued or outstanding as adjusted.....................................          --                --
 Common stock, par value $.01 per share; 300.0 million shares authorized; 154.9
   million shares issued and outstanding as adjusted............................          --                 2
 Class B common stock, par value $.01 per share; 100,000 shares authorized;
   88,000 shares issued and outstanding as adjusted.............................          --                --
 Additional paid-in capital.....................................................          --             1,720
 Accumulated other comprehensive loss...........................................        (227)             (227)
                                                                                       -----             -----
   Total stockholders' equity (deficit).........................................        (227)            1,495
                                                                                       -----             -----
     Total capitalization.......................................................      $4,935            $5,049
                                                                                      ======            ======

                                 EXCHANGE OFFER

Purpose of the Exchange Offer

      We initially sold the old notes in a private offering on March 8, 1999 to Credit Suisse First Boston Corporation, Lehman Brothers Inc., Salomon Smith Barney Inc., Bear, Stearns & Co. Inc., Chase Securities Inc., Warburg Dillon Read LLC and Blaylock & Partners, L.P. pursuant to a purchase agreement dated March 8, 1999 between us and them. These initial purchasers of the old notes resold them to qualified institutional buyers in reliance on, and subject to the restrictions imposed under, Rule 144A under the Securities Act and outside the United States in accordance with the provisions of Regulation S under the Securities Act.

      In connection with the private offering of the old notes, we entered into a registration rights agreement dated March 8, 1999, with the initial purchasers, in which we agreed, among other things:

      o to file with the SEC on or before July 6, 1999, a registration statement relating to an exchange offer for the old notes;

      o to use our reasonable best efforts to cause such exchange offer registration statement to be declared effective under the Securities Act on or before September 7, 1999;

      o upon the effectiveness of the registration statement, to offer the holders of the old notes the opportunity to exchange their old notes for a like principal amount of new notes; and

      o to keep the exchange offer open for not less than 30 days (or longer, if required by applicable law) after notice of the exchange offer is mailed to holders of old notes.

      We are making the exchange offer to satisfy your registration rights under the exchange and registration rights agreement. If we fail to fulfill such obligations, we must pay you as a holder of outstanding old notes, additional interest at a rate of 0.25% per annum, for the first 90-day period immediately following any registration default and the additional interest rate shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum additional interest rate of 0.5% per annum.

      We encourage you to read the entire text of the registration rights agreement, which is included as Exhibit 4.2 to this registration statement. We expressly qualify all discussion of the exchange offer and registration rights agreement by the terms of the agreement itself.

Effect of the Exchange Offer

      Based on several no-action letters issued by the staff of the SEC to third parties in unrelated transactions, we believe that you may offer for resale, resell or otherwise transfer any new notes issued to you in the exchange offer without registration of your new notes or of a prospectus, if

      o you are acquiring the new notes in the ordinary course of your business;

      o you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the new notes;

      o you are not an affiliate of PBG (as defined in Rule 405 under the Securities Act); and

      o you are not a broker-dealer who acquired old notes as a result of market-making activities or other trading activities.

      If you are an affiliate of PBG or an initial purchaser or if you have any arrangement or understanding with any person to participate in a distribution of the new notes:

      o you will not be able to rely on the interpretations of the staff of the SEC in connection with any offer for resale, resale or other transfer of new notes; and

      o you must comply with the registration and prospectus delivery requirements of the Securities Act, or have an exemption available to you, in connection with any offer for resale, resale or other transfer of the new notes.

      Each broker-dealer that receives new notes for its own account in exchange for old notes it acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of its new notes. This will not be an admission by the broker-dealer that it is an underwriter within the meaning of the Securities Act. See "Plan of Distribution."

Terms of the Exchange Offer

      o We will accept all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. You should read "--Expiration Date; Extensions; Amendments" below for an explanation of how the expiration date may be amended.

      o We will issue and deliver $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes accepted in the exchange offer. Holders may exchange some or all of their old notes in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

      o By tendering old notes in exchange for new notes and by signing the letter of transmittal (or delivering an Agent's Message in lieu thereof), you will be representing that among other things:

          o any new notes to be received by you will be acquired in the ordinary course of your business;

          o you have no arrangement or understanding with any person to participate in the distribution of the new notes;

          o you are not an affiliate (as defined in Rule 405 under the Securities Act) of PBG, or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

          o you are not a broker-dealer who acquired old notes as a result of market-making activities or other trading activities.

      o We are sending this prospectus and the letter of transmittal to all registered holders of old notes as of the close of business on July 1, 1999.

      o We are not conditioning the exchange offer upon the tender of any minimum amount of old notes.

      o We have provided for customary conditions, which we may waive in our discretion. See "--Conditions of the Exchange Offer."

      o We may accept tendered old notes by giving oral (promptly confirmed in writing) or written notice to the exchange agent. The exchange agent will act as your agent for the purpose of receiving the new notes from us and delivering them to you.

      o You will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses in connection with the exchange offer other than taxes specified under "--Transfer Taxes."

Expiration Date; Extension; Amendments

      The exchange offer will expire at 5:00 p.m., New York City time, on August 3, 1999, unless we, in our sole discretion, extend it. We may extend the exchange offer at any time and from time to time by giving oral (promptly confirmed in writing) or written notice to the exchange agent and by timely public announcement. We may also accept all properly tendered old notes as of the expiration date and extend the expiration date in respect of the remaining outstanding old notes.

      We may, in our sole discretion,

      o   amend the terms of the exchange offer in any manner;

      o delay acceptance of, or refuse to accept, any old notes not previously accepted;

      o   extend the exchange offer; or

      o   terminate the exchange offer.

      We will give prompt notice of any amendment to the registered holders of the old notes. If we materially amend the exchange offer, we will promptly disclose the amendment in a manner reasonably calculated to inform you of the amendment and we will extend the exchange offer to the extent required by law.

Procedures for Tendering

      Only a holder of old notes may tender them in the exchange offer. For purposes of the exchange offer, the term "holder" or "registered holder" includes any participant in DTC (as defined below) whose name appears on a security position listing as a holder of old notes. To tender in the exchange offer, you must:

      o complete, sign and date the letter of transmittal or a facsimile of it or deliver an Agent's Message in lieu thereof;

      o have the signatures thereon guaranteed if required by the letter of transmittal; and

      o mail or deliver the letter of transmittal or facsimile thereof and any other required documents, to the exchange agent before 5:00 p.m., New York City time, on the expiration date.

      Prior to the expiration date, the exchange agent must receive a timely confirmation of a book-entry transfer of tendered old notes into its account at The Depository Trust Company ("DTC") and timely receipt of an Agent's Message pursuant to the procedures for book-entry transfer as provided for herein and in the letter of transmittal, or the holder must comply with the guaranteed delivery procedures described below under " -- Guaranteed Delivery Procedures."

      Any financial institution that is a participant in DTC's system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent's account in accordance with DTC's procedures. Although book-entry transfer into the exchange agent's account at DTC will effect delivery of old notes, you must deliver the letter of transmittal (or facsimile thereof or an Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, to the exchange agent at its address set forth under "--Exchange Agent" before 5:00 p.m., New York City time, on the expiration date.

      Delivery of documents to DTC in accordance with DTC's procedures does NOT constitute delivery to the exchange agent.

      The tender by a holder of old notes will constitute an agreement between such holder, PBG and the exchange agent in accordance with the terms and subject to the conditions specified in this prospectus and in the letter of transmittal. If a holder tenders less than all the old notes held, the holder should fill in the amount of old notes being tendered in the appropriate box on the letter of transmittal. The exchange agent will deem the entire amount of old notes delivered to it to have been tendered unless the holder has indicated otherwise.

      The method of delivery of the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to ensure delivery to the exchange agent prior to the expiration date. Do not send your letter of transmittal or other required documents to us.

Signature Requirements and Signature Guarantee

      You must arrange for an "eligible institution" to guarantee the signatures on a letter of transmittal or a notice of withdrawal. The following are "eligible institutions":

      o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

      o a commercial bank or trust company having an office or correspondent in the United States or

      o an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

      A signature guarantee is not required with respect to old notes tendered for the account of an eligible institution or if the Special Issuance Instructions or Special Delivery Instructions box in the Letter of Transmittal is not completed.

      If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, sign or endorse any required documents, they should so indicate when signing, and unless waived by us, submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

Conditions of the Exchange Offer

      We will determine all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered old notes in our sole discretion. Our determination will be final and binding. We may reject any and all old notes which are not properly tendered or any old notes of which our acceptance would, in the opinion of our counsel, be unlawful. We also may waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of old notes within such time as we shall determine.

      Although we intend to notify tendering holders of defects or irregularities with respect to tenders of old notes, neither we nor anyone else has any duty to do. Neither we nor anyone else shall incur any liability for failure to give such notification. Your old notes will not be deemed tendered until you have cured or we have waived any irregularities. As soon as practicable following the expiration date the exchange agent will return any old notes that we reject due to improper tender or otherwise unless you cured all defects or irregularities or we waive them.

      We reserve the right in our sole discretion:

      o to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date;

      o to terminate the exchange offer, as set forth in "--Conditions of the Exchange Offer"; and

      o to the extent permitted by applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

      The terms of any such purchases or offers may differ from the terms of the exchange offer.

      We will not be required to accept for exchange, or to issue new notes for, any old notes, and we may terminate or amend the exchange offer before the acceptance of old notes if, in our judgment, any of the following conditions has occurred or exists or has not been satisfied:

      o the exchange offer, or the making of any exchange by a holder of old notes, violates applicable interpretations of the SEC staff;

      o any person shall have initiated or threatened an action or proceeding in any court or by or before any governmental agency or body with respect to the exchange offer; or

      o any legislative or regulatory body shall have adopted or enacted any law, statute, rule or regulation that can reasonably be expected to impair our ability to proceed with the exchange offer.

      If we determine that we may terminate the exchange offer for any of these reasons, we may:

      o refuse to accept any old notes and return any old notes that have been tendered to the tendering holders,

      o extend the exchange offer and retain all old notes tendered prior to the expiration date of the exchange offer, subject to the rights of the holders of the tendered old notes to withdraw such old notes; or

      o waive such termination event with respect to the exchange offer and accept the properly tendered old notes that have not been withdrawn.

      If we determine that such waiver constitutes a material change in the exchange offer, we will promptly disclose such change in a manner reasonably calculated to inform the holders of such change and we will extend the exchange offer to the extent required by law.

      We may assert or waive any of these conditions in our complete discretion.

Book-Entry Transfer

      The exchange agent will make a request promptly after the date of this prospectus to establish an account with respect to the old notes. Subject to the establishment of the account, any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer them into the exchange agent's account with respect to the old notes. Each institution must do this in accordance with DTC's Automated Tender Offer Program procedures for such transfer. However, the exchange agent will only exchange the old notes so tendered after a timely confirmation of their book-entry transfer into the exchange agent's account, and timely receipt of an Agent's Message and any other documents required by the letter of transmittal.

      The term "Agent's Message" means a message, transmitted by DTC to, and received by, the exchange agent and forming part of the confirmation of a book-entry transfer, which states that:

      o DTC has received an express acknowledgment from a participant tendering old notes stating the aggregate principal amount of old notes which have been tendered by such participant and that participant has received the letter of transmittal and agrees to be bound by its terms, and

      o   PBG may enforce such agreement against the participant.

      Although you may effect delivery of old notes through DTC into the exchange agent's account at DTC, you must provide the exchange agent a completed and executed letter of transmittal with any required signature guarantee (or an Agent's Message in lieu thereof) and all other required documents prior to the expiration date. If you comply with the guaranteed delivery procedures described below, you must provide the letter of transmittal (or an Agent's Message in lieu thereof) to the exchange agent within the time period provided. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

      If you wish to tender your old notes and (1) cannot deliver the letter of transmittal or any other required documents to the exchange agent prior to the expiration date or (2) cannot complete the procedure for book-entry transfer on a timely basis, you may instead effect a tender if:

      o   you make the tender through an eligible institution;

      o prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmittal, mail or hand delivery) specifying the name and address of the holder and the principal amount of such old notes tendered, stating that the tender is being made, and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the old notes being tendered, a properly completed and duly executed Letter of Transmittal or a confirmation of a book-entry transfer into the exchange agent's account at DTC and an Agent's Message and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

      o the exchange agent receives such old Notes and Letter of Transmittal or confirmation of a book-entry transfer into its account at DTC and an Agent's Message and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

      Except as otherwise provided in this prospectus, you may withdraw tendered old notes at any time before 5:00 p.m., New York City time, on the expiration date.

      To do so, you must provide the exchange agent with a written or facsimile transmission notice of withdrawal before 5:00 p.m., New York City time, on the expiration date.

      Any notice of withdrawal must

      o identify the old notes to be withdrawn (including the principal amount of the old notes and the name and number of the account at DTC to be credited); and

      o be signed by you in the same manner as the original signature on your letter of transmittal (including any required signature guarantee) or be accompanied by documents of transfer sufficient to permit the registrar to register the transfer of the withdrawn old notes into your name.

      We will determine all questions as to the validity, form and eligibility (including time of receipt) of all withdrawal notices. Our determination shall be final and binding on all parties. We will not deem any old notes so withdrawn to be validly tendered for purposes of the exchange offer and will not issue new notes with respect to them unless the holder of the old notes so withdrawn validly retenders them. You may retender withdrawn old notes by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the expiration date.

Exchange Agent

      We have appointed The Chase Manhattan Bank, which also acts as the trustee under the indenture, as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. You should direct all communications with the exchange agent, including requests for assistance or for additional copies of this prospectus or of the letter of transmittal as follows:


  Facsimile Transmission Number       By Hand/Overnight Delivery      By Registered or Certified Mail:
  For Eligible Institutions Only)      The Chase Manhattan Bank           The Chase Manhattan Bank
        (212) 638-7375, or                 55 Water Street                    55 Water Street
          (212) 344-9367               Room 234, North Building           Room 234, North Building
                                       New York, New York 10041           New York, New York 10041
                                      Attention: Carlos Esteves          Attention: Carlos Esteves

             For General Information and to Confirm Receipt of Facsimile by Telephone:
                                         (212) 638-0828

      Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.

Fees and Expenses

      We will bear all expenses of the exchange offer. We are making the principal solicitation pursuant to the exchange offer by mail. Our officers and regular employees and our affiliates may also make solicitations in person, by telegraph, telephone or facsimile transmission.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse its reasonable out-of-pocket costs and expenses and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchanges.

Transfer Taxes

      We will pay any transfer taxes applicable to the exchange of old notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any of these transfer taxes (whether imposed on the registered holder thereof or any other person) will be payable by the tendering holder. For example, the tendering holder will pay transfer taxes, if:

      o new notes for principal amounts not tendered, or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the old notes tendered; or

      o tendered old notes are registered in the name of any person other than the person signing the letter of transmittal.

      If you do not submit satisfactory evidence of payment of taxes for which you are liable or exemption from them with your letter of transmittal, we will bill you for the amount of these transfer taxes directly.

Accounting Treatment

      We will record the new notes at the same carrying value as the old notes, which is the principal amount as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will capitalize the expenses of the exchange offer for accounting purposes. We will classify these expenses as prepaid expenses and include them in other assets on our balance sheet. We will amortize these expenses on a straight line basis over the life of the new notes.

Consequences of a Failure to Exchange Old Notes

      Holders of old notes who do not tender their old notes in the exchange offer will continue to hold such old notes and will be entitled to all the rights under the indenture. By making the exchange offer, we will satisfy our obligation to provide you with new notes and register your old notes for resale.

      All untendered old notes will continue to be subject to the restrictions on transfer set forth in the indenture. Accordingly, after the completion of the exchange offer, you will only be able to offer for sale, sell or otherwise transfer untendered old notes as follows:

      o   to us;

      o pursuant to a registration statement that has been declared effective under the Securities Act;

      o for so long as the old notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person you reasonably believe is a qualified institutional buyer within the meaning of Rule 144A, that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A;

      o pursuant to offers and sales that occur outside the United States to foreign persons in transactions complying with the provisions of Regulation S under the Securities Act; or

      o pursuant to any other available exemption from the registration requirements of the Securities Act.

      The tender and acceptance in the exchange offer of old notes could adversely affect the liquidity of the trading market for any untendered old notes.

                 SELECTED COMBINED FINANCIAL AND OPERATING DATA

      The following table presents selected financial and operating data of PBG. It should be read along with "Management's Discussion and Analysis of Results of Operations and Financial Condition," the Combined Financial Statements of PBG, the Condensed Combined Financial Statements of PBG, the unaudited Pro Forma Condensed Combined Financial Statements of PBG, and the accompanying notes included elsewhere in this prospectus. The financial information for the fiscal years 1996, 1997 and 1998 and the quarters ended March 21, 1998 and March 20, 1999 has been derived from, and is qualified completely by reference to, the Combined Financial Statements and the Condensed Combined Financial Statements appearing elsewhere in this prospectus.

      The summary pro forma data set forth below is derived from the unaudited Pro Forma Condensed Combined Financial Statements included elsewhere in this prospectus. The unaudited 1998 Pro Forma Condensed Combined Financial Statements give effect to the 1998 acquisitions of Pepsi-Cola Allied Bottlers, Inc., Gray Beverage Inc. and Pepsi International Bottlers, LLC and the 1999 acquisitions of certain territories from Whitman Corporation, as well as the initial public offering and related transactions. These transactions have been recorded as if they had actually occurred on the first day of the periods presented with respect to pro forma statement of operations data and, except to the extent that a transaction occurred earlier, on March 20, 1999 with respect to pro forma balance sheet data. The 1999 acquisitions did not have a significant impact on 1999 operating results, therefore, pro forma first quarter 1999 results were not adjusted for these 1999 acquisitions. The pro forma data does not necessarily represent what our financial position or results of operations would have been had such transactions been completed on such dates nor does it give effect to any events other than those discussed in the notes to the unaudited Pro Forma Condensed Combined Financial Statements. The pro forma data also does not project our financial position or results of operations as of any future date or for any future period.

      Earnings per share data are based upon the 55 million shares of capital stock owned by PepsiCo and outstanding prior to the initial public offering. Pro forma earnings per share is based upon the 155 million shares of capital stock outstanding after the initial public offering.

      The Statement of Operations Data set forth below includes unusual items and events that affect comparability with other years:

      o 1994 consisted of 53 weeks. The fifty-third week increased 1994 net revenues by $68 million, income before income taxes by $3 million and net income by $2 million.

      o 1994 also reflects the cumulative effect of accounting changes arising from SFAS 112, "Employers Accounting for Postemployment Benefits," and changing to a preferable method for calculating pension plan assets. The adoption of SFAS 112 reduced income before income taxes by $28 million and net income by $17 million, while the pension change increased income before income taxes by $9 million and net income by $6 million.

      o 1998 reflects unusual impairment and other charges, as well as an income tax benefit arising from resolving a disputed claim with the Internal Revenue Service.

      EBITDA is computed as operating income plus the sum of depreciation and amortization expense and, for 1998, the non-cash portion of the unusual impairment referred to above. We have included information concerning EBITDA as we believe that it is useful to an investor in evaluating PBG because this measure is widely used in the bottling industry to evaluate a company's operating performance. EBITDA is not required under GAAP, and should not be considered an alternative to net income or any other measure of performance required by GAAP, and should be read along with the Combined Statements of Cash Flows contained in the Combined Financial Statements. EBITDA should also not be used as a measure of liquidity or cash flows under GAAP. In addition, PBG's EBITDA may not be comparable to similar measures reported by other companies.

                                                                 Fiscal Year Ended
                                          --------------------------------------------------------------    (TABLE CONTINUED BELOW)
                                                                                                   Pro
                                                                                                  Forma
                                          Dec. 31    Dec. 30    Dec. 28    Dec. 27    Dec. 26    Dec. 26
                                            1994       1995       1996       1997       1998       1998
                                            ----       ----       ----       ----       ----       ----
                                                                  (in millions, except per share data)
Statement of Operations Data:
 Net Revenues..........................    $5,950     $6,393     $6,603     $6,592     $7,041     $7,323
 Cost of sales.........................     3,432      3,771      3,844      3,832      4,181      4,341
                                           ------     ------     ------     ------     ------     ------
 Gross profit..........................     2,518      2,622      2,759      2,760      2,860      2,982
 Selling, delivery and administrative
   expenses............................     2,221      2,273      2,392      2,425      2,583      2,686
 Unusual impairment and other
   charges.............................        --         --         --         --        222        222
                                           ------     ------     ------     ------     ------     ------
 Operating income......................       297        349        367        335         55         74
 Interest expense, net.................       231        239        225        222        221        201
 Foreign currency loss (gain)..........         3         --          4         (2)        26         27
                                           ------     ------     ------     ------     ------     ------
 Income (loss) before income taxes,
   cumulative effect of accounting
   changes and minority interest.......        63        110        138        115       (192)      (154)
 Income tax expense (benefit)..........        46         71         89         56        (46)       (31)
                                           ------     ------     ------     ------     ------     ------
 Income (loss) before cumulative
   effect of accounting changes and
   minority interest...................        17         39         49         59       (146)      (123)
 Cumulative effect of accounting
   changes.............................       (11)        --         --         --         --         --
 Minority interest.....................        --         --         --         --         --          3
                                           ------     ------     ------     ------     ------     ------
 Net income (loss).....................        $6        $39        $49        $59      $(146)     $(120)
                                           ======     ======     ======     ======     ======     ======
 Basic and diluted earnings (loss) per
   share...............................     $0.11      $0.71      $0.89      $1.07     $(2.65)    $(0.77)
 Weighted average shares outstanding...        55         55         55         55         55        155

Other Financial Data:
 EBITDA................................      $681       $767       $792       $774       $721
 Cash provided by operations...........       484        431        451        548        625
 Cash used for investments.............      (310)      (355)      (376)      (564)    (1,046)
 Cash provided by (used for)
   financing...........................      (160)       (66)       (66)        63        370
 Capital expenditures..................      (432)      (358)      (418)      (472)      (507)

Balance Sheet Data (at period end):
 Total assets..........................    $6,847     $7,082     $7,052     $7,188     $7,322
 Long-term debt:
   Allocation of PepsiCo long-term
     debt..............................     3,300      3,300      3,300      3,300      3,300
   Due to third parties................       135        131        127         96         61
                                           ------     ------     ------     ------     ------
     Total long-term debt..............     3,435      3,431      3,427      3,396      3,361
 Advances from PepsiCo.................     1,265      1,251      1,162      1,403      1,605
 Minority interest.....................        --         --         --         --         --
 Accumulated comprehensive loss........      (112)       (66)      (102)      (184)      (238)
 Stockholders' equity (deficit)........      (112)       (66)      (102)      (184)      (238)





(TABLE CONTINUED)

                                                     12 Weeks Ended
                                             -----------------------------
                                                                     Pro
                                                                    Forma
                                             Mar. 21    Mar. 20    Mar. 20
                                               1998       1999       1999
                                               ----       ----       ----
Statement of Operations Data:
 Net Revenues..........................       $1,340     $1,452     $1,452
 Cost of sales.........................          777        835        835
                                              ------     ------     ------
 Gross profit..........................          563        617        617
 Selling, delivery and administrative
   expenses............................          524        575        575
 Unusual impairment and other
   charges.............................           --         --        --
                                              ------     ------     ------
 Operating income......................           39         42         42
 Interest expense, net.................           52         46         46
 Foreign currency loss (gain)..........           --          1          1
                                              ------     ------     ------
 Income (loss) before income taxes,
   cumulative effect of accounting
   changes and minority interest.......          (13)        (5)        (5)
 Income tax expense (benefit)..........           (7)        (2)        (2)
                                              ------     ------     ------
 Income (loss) before cumulative
   effect of accounting changes and
   minority interest...................           (6)        (3)        (3)
 Cumulative effect of accounting
   changes.............................           --         --         --
 Minority interest.....................           --         --         (1)
                                              ------     ------     ------
 Net income (loss).....................       $   (6)    $   (3)    $   (4)
                                              ======     ======     ======
 Basic and diluted earnings (loss) per
   share...............................       $(0.11)    $(0.06)    $(0.02)
 Weighted average shares outstanding...           55         55        155

Other Financial Data:
 EBITDA................................         $140       $150
 Cash provided by operations...........           50         63
 Cash used for investments.............         (227)      (183)
 Cash provided by (used for)
   financing...........................          174         99
 Capital expenditures..................          (77)       (82)

Balance Sheet Data (at period end):
 Total assets..........................       $7,278     $7,414     $7,447
 Long-term debt:
   Allocation of PepsiCo long-term
     debt..............................        3,300         --         --
   Due to third parties................          133      3,322      3,300
                                              ------     ------     ------
     Total long-term debt..............        3,433      3,322      3,300
 Advances from PepsiCo.................        1,535      1,734         --
 Minority interest.....................           --         --        254
 Accumulated comprehensive loss........         (185)      (227)      (227)
 Stockholders' equity (deficit)........         (185)      (227)     1,495

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

General

      Financial Statements. Our Combined Financial Statements, our unaudited Condensed Combined Financial Statements and the accompanying notes (together, the "Financial Statements"), which are included elsewhere in this prospectus, reflect the results of operations, financial condition and cash flows of the business transferred to us from PepsiCo. For the periods before we operated as an independent entity, the Financial Statements have been carved-out from the financial statements of PepsiCo using the historical results of operations and assets and liabilities of such business. Certain costs have been reflected in the Financial Statements which are not necessarily indicative of the costs that we would have incurred had we operated as an independent, stand-alone entity for all periods presented. Such costs include allocated PepsiCo corporate overhead, an allocation of PepsiCo interest expense and income taxes.

      o Corporate overhead related to PepsiCo's corporate administrative functions has been allocated to us based on a specific identification of PepsiCo's administrative costs relating to the bottling operations and, to the extent that such identification was not practicable, based upon the percentage of our revenues to PepsiCo's consolidated net revenues. These allocated costs of $42 million in 1996 and 1997 and $40 million in 1998, have been included in selling, delivery and administrative expenses in our Combined Statements of Operations. We believe that such allocation methodology is reasonable. In addition, PBG expects to change from a non-compensatory broad-based stock option program to an alternative program. While this alternative program has not been finalized or approved by the board of directors, management anticipates that the new plan could cost up to an additional $12 million per year.

      o Interest expense included in the Financial Statements reflects an allocation of PepsiCo's interest costs based upon debt outstanding after the initial public offering and application of the proceeds from the initial public offering. Because PBG was not a stand-alone entity and did not historically have its own debt, we believe that PepsiCo's weighted average borrowing rate is the best approximation of the interest actually paid on the debt allocated to PBG. For information regarding interest rates we will pay on the third party debt outstanding at the initial public offering date, see our unaudited Pro Forma Condensed Combined Financial Statements.

      o Income tax expense has been reflected in the Financial Statements as if we had actually filed a separate income tax return. In the Financial Statements, our effective tax rate differs from the 35% U.S. federal statutory rate. This is primarily due to state and local income taxes and the amortization of goodwill which is not deductible for U.S. income tax purposes. In addition, in 1998 we settled a disputed claim with the Internal Revenue Service regarding the deductibility of the amortization of acquired franchise rights. Also in 1998, our effective tax rate increased due to the Russia impairment and other charges for which we have not recognized a tax benefit. In the future, our effective tax rate will depend on our structure and tax strategies as a separate, independent company.

      Our fiscal year ends on the last Saturday in December and generally consists of 52 weeks, though occasionally our fiscal years will consist of 53 weeks. This last occurred in 1994 and will next occur in 2000. Fiscal years 1996, 1997 and 1998 consisted of 52 weeks. Each of the first three quarters of each fiscal year consists of 12 weeks and the fourth quarter consists of 16 or 17 weeks.

      We recognize revenue when we deliver our products to customers. Any discounts are recognized at the same time as a reduction of revenue. Our sales terms do not allow a right of return unless the product freshness date expires, in which case we will typically replace the product.

      Cost of sales is comprised of raw materials, which include concentrates, sweeteners, carbon dioxide and other ingredients; packaging, which is primarily cans and plastic bottles; and other direct costs, including labor and manufacturing overhead. Expenditures for concentrate and packaging constitute our largest individual raw material costs, representing approximately 43% and 47%, respectively, of our total raw material costs. We depend primarily on PepsiCo for our concentrates and we purchase our other raw materials from multiple suppliers.

      Selling, delivery and administrative expenses include labor and benefit costs, depreciation of facilities and equipment and advertising and marketing expenses. These expenses also include significant non-cash charges for amortization of franchise rights, goodwill and other intangible assets.

      Bottler Incentives. PepsiCo and other brand owners, at their sole discretion, provide us with various forms of marketing support. This marketing support is intended to cover a variety of programs and initiatives, including direct marketplace support, capital equipment funding and shared media and advertising support. Direct marketplace support is primarily funding by PepsiCo and other brand owners of sales discounts and similar programs and is recorded as an adjustment to net revenues. Capital equipment funding is designed to support the purchase and placement of marketing equipment and is recorded within selling, delivery and administrative expenses. Shared media and advertising support is recorded as a reduction to advertising and marketing expense within selling, delivery and administrative expenses.

      The total amount of bottler incentives received from PepsiCo and other brand owners in the form of marketing support amounted to $421 million, $463 million and $536 million for 1996, 1997 and 1998, respectively. Of these amounts, $238 million, $235 million and $247 million for 1996, 1997 and 1998, respectively, were recorded in net revenues, and the remainder was recorded in selling, delivery and administrative expenses. The amount of our bottler incentives received from PepsiCo was more than 90% of our bottler incentives in each of the three years, with the balance received from the other brand owners. We negotiate the level of funding with PepsiCo and other brand owners as part of our annual planning process.

      In February 1999 PepsiCo announced an increase of approximately 5% in the U.S. price of its concentrate. The cost of this price increase will be offset in substantial part with increases in the 1999 level of marketing support and funding from PepsiCo. We spent $1,013 million, $1,077 million and $1,222 million on concentrate in 1996, 1997 and 1998, respectively.

      Because of economic conditions in Russia, PepsiCo has stated its intention to provide approximately $35 million of funding for our Russian operations in 1999. This amount is based on our current operating plan for Russia and may change if conditions change in Russia. PepsiCo may also provide comparable levels of funding in subsequent years. PepsiCo has contributed $37 million, $39 million and $61 million in funding for Russia in each of the years 1996, 1997 and 1998, respectively.

      While we expect that PepsiCo and other brand owners will continue to provide us with significant marketing support and funding, they have no obligation to continue to provide funding at current levels.

      Effect of Seasonality. Our business is seasonal. You should read the risk factor entitled "Bad weather in our peak season could result in lower sales" contained in "Risk Factors" for an explanation of the effects and risks of the seasonality of our business.

      Recent Acquisitions. In 1998 and 1999, we made several acquisitions which increased our ownership of the PepsiCo system in the U.S. from approximately 51% to 53% and in Canada from approximately 64% to 78%. In 1998, we acquired the remaining interest in our Russian joint venture. Our unaudited Pro Forma Condensed Combined Statement of Operations for 1998 reflects these transactions as though they had been made on the first day of fiscal 1998.

      Variability of Results in International Markets. Operating results in our international markets vary considerably based on economic and industry development. In Spain and Greece, which contribute approximately 7% of net revenues and 8% of volume and provide positive cash flow, there is low inflation, economic stability and a carbonated soft drink industry that has been in existence for some time.

      In recent years, we have invested in Russia to build infrastructure and to fund start-up manufacturing and distribution costs. Approximately 1% of our net revenues in fiscal 1997 and 2% in 1998 were attributable to our operations in Russia. During such periods, operating losses, before the 1998 unusual charges, amounted to $48 million and $80 million, respectively. Cash requirements for investing activities and to fund operations were $71 million and $156 million in 1997 and 1998, respectively. Cash for investing activities was used to build our existing infrastructure and fund our purchase of a 25% interest in a Russian bottler in 1997, and our purchase of the remaining interest in that bottler in 1998.

      The economic turmoil in Russia which accompanied the August 1998 devaluation of the ruble had an adverse impact on our operations. Consequently in our fourth quarter we experienced a significant drop in demand, resulting in lower net revenues and increased operating losses. Additionally, since net revenues in Russia are denominated in rubles, while a substantial portion of our costs and expenses are denominated in U.S. dollars, operating margins were further eroded. In response to these conditions, we have reduced our cost structure primarily through closing facilities, renegotiating manufacturing contracts and reducing the number of employees. We have also evaluated the resulting impairment of our long-lived assets, triggered by the reduction in utilization of assets caused by the lower demand, the adverse change in the business climate and the expected continuation of operating losses and cash deficits in that market. This has resulted in a fourth quarter charge of $212 million comprised of an asset impairment charge of $194 million and costs to restructure our operations of $18 million. The impairment charge reduced the net book value of the assets to their estimated fair market value, based on values paid for similar assets in that marketplace. In 1999, the reduction in depreciation and amortization expense as a result of the asset impairment charge will be $18 million.

      For the foreseeable future, we anticipate that our Russian operations will incur losses and require significant amounts of cash to fund operations. However, capital requirements will be minimal because our existing infrastructure is adequate for current operations. We plan to review our Russian operations on a regular basis and to consider changes in our distribution systems and other operations as circumstances dictate.

Impact of Early Vesting of PepsiCo Options

      In connection with the consummation of the initial public offering, substantially all non-vested PepsiCo stock options held by PBG employees vested. As a result, PBG will incur a non-cash compensation charge in the second quarter of 1999 equal to the difference between the market price of PepsiCo capital stock and the exercise price of these options at the vesting date. We currently estimate this non-cash charge to be approximately $50 million.

Use of EBITDA

      As a separate entity, we have a capital structure and financial policies that are more appropriate for a bottling company, allowing us to make better capital allocation and investment decisions. We are able to shift our performance emphasis to growth in EBITDA. We believe this shift in emphasis is appropriate given our higher levels of indebtedness and significant non-cash depreciation and amortization charges resulting from our capital investments and acquisitions. Our discretionary use of funds depicted by EBITDA may be limited by working capital, debt service, tax payment and capital expenditure requirements, and by restrictions related to legal requirements, commitments and uncertainties. You should refer to the section entitled "Selected Combined Financial and Operating Data" for a definition of EBITDA.

Results of Operations

      The following discussion and analysis of our results of operations, financial condition and cash flows should be read along with the Financial Statements and the accompanying notes appearing elsewhere in this prospectus.

      The table below sets forth, for the periods indicated, Combined Statements of Operations data as a percentage of net revenues.


                                                         Fiscal Year
                                                 --------------------------
                                                  1996      1997      1998
                                                 ------    ------    ------
Net revenues..................................   100.0%    100.0%    100.0%
Cost of sales.................................    58.2      58.1      59.4
                                                 -----     -----     -----
Gross profit..................................    41.8      41.9      40.6
Selling, delivery and administrative expenses.    36.2      36.8      36.7
Unusual impairment and other charges..........      --        --       3.1
                                                 -----     -----     -----
Operating income..............................     5.6%      5.1%      0.8%
                                                 =====     =====     =====


The table below sets forth volume growth, excluding the impact of acquisitions, by brand for the periods indicated.


                           % Growth      1997 Brand     % Growth      1998 Brand
                         1997 vs. 1996   Portfolio    1998 vs. 1997    Portfolio
                         -------------   ----------   -------------   ----------
Pepsi-Cola Trademark....        0%          58%              4%           57%
Mountain Dew............       11           14               8            14
Dr Pepper...............        7            6               3             6
7UP.....................        2            3              (2)            3
Lipton Brisk............       17            3              17             3
Mug.....................       10            2              19             2
Aquafina................       85            1              63             2
All Other...............        8           13               6            13
                               --          ---              --           ---
 Total..................        4%         100%              5%          100%
                               ==          ===              ==           ===


Fiscal 1998 Compared to Fiscal 1997

                           1997        1998       $ Change        % Change
Amounts in millions       ------      ------     ----------      ----------
-------------------
Reported
Net revenues.........     $6,592      $7,041         $449            6.8%
Operating income.....        335          55         (280)         (83.6)
EBITDA...............        774         721          (53)          (6.8)
Ongoing*
Net revenues.........     $6,592      $7,041         $449            6.8%
Operating income.....        335         277          (58)         (17.3)
EBITDA...............        774         721          (53)          (6.8)


------------
* Operating income excludes $222 million of unusual impairment and other charges in 1998. See Note 3 to the Combined Financial Statements.

      The table below sets forth volume and net revenue growth by specified geographic region, excluding the impact of acquisitions and foreign currency fluctuations by assuming constant foreign exchange rates for the years presented.

                               Contribution                    Contribution
                                 to Total                        to Total
                     Volume       Volume       Net Revenue      Net Revenue
                     Growth       Growth          Growth          Growth
                    --------   -------------   -----------     ------------

U.S. and Canada....      5%          89%             5%              91%
Spain..............      6            8              7                9
Greece.............      2            0              7                2
Russia.............     21            3            (11)              (2)
                        --          ---             --              ---
 Total.............      5%         100%             5%             100%
                        ==          ===             ==              ===


      Worldwide case volume, based upon physical cases sold regardless of the volume contained in these cases, grew 7% with our combined U.S. and Canadian markets increasing 6% and international increasing 18%. International volume growth was led by Russia which increased 21%, excluding the impact of acquisitions, and Spain which increased 6%. Excluding the impact of acquisitions, volume increased 5% in our combined U.S. and Canadian markets, 6% in our international markets and 5% overall. Volume growth was led by cola products which were up 4%, led by the U.S. introduction of PEPSI ONE in the fourth quarter of 1998, which contributed one percentage point of total growth. MOUNTAIN DEW increased 8% and expanded distribution increased AQUAFINA volume by 63%.

      Worldwide net revenue growth of 6.8% was fueled by strong volume gains and acquisitions of bottlers in the U.S., Canada and Russia. Net revenues grew 5%, excluding the impact of acquisitions and foreign currency fluctuations. Volume gains contributed five percentage points of net revenue growth. Unfavorable foreign currency fluctuations in Canada, Spain and Greece reduced net revenue growth by one percentage point, while bottler acquisitions contributed three percentage points to net revenue growth. Pricing was essentially flat in 1998 as compared to 1997 as a greater percentage of higher priced "single-serve" packages sold was offset by lower "take-home" package pricing in the combined U.S. and Canadian markets and promotional pricing relating to the U.S. introduction of PEPSI ONE in the fourth quarter of 1998.

      Ongoing operating income declined $58 million or 17.3% compared to 1997. Higher raw material costs in the U.S. and Canada, increases in selling and delivery expenses associated with significant investments in cold drink equipment consisting primarily of vending machines and coolers, and higher losses in Russia more than offset strong worldwide volume growth.

      o Cost of sales as a percentage of net revenues increased from 58.1% in 1997 to 59.4% in 1998. This increase was primarily a result of margin declines in the take-home market and increases in concentrate costs. A greater percentage of revenues in the higher margin cold drink channel was insufficient to offset those margin declines.

      o Selling, delivery and administrative expenses increased $158 million or 6.5% in 1998. Selling and delivery expenses grew at a rate faster than volume while our other administrative costs grew less than 1% in 1998. Our costs associated with selling and delivery grew faster than volume largely because we continued our program of heavy investment in vending machines and coolers, consistent with our long-term strategy to increase our presence in the cold drink segment of the industry in the U.S. and Canada. Spending on vending machines and coolers at customer locations in the combined U.S. and Canadian markets was approximately 20% higher in 1998 as compared to 1997, driving increases in the costs associated with placing, depreciating and servicing these assets.

      o Operating losses in Russia were $80 million in 1998 compared to $48 million in 1997. Volume increased 21% over 1997. However, net revenues, excluding the impact of acquisitions, declined 11% in U.S. dollars due to the devaluation and the reduction in pricing resulting from the economic downturn. Our operating margins were further adversely affected since a substantial portion of our expenses are denominated in U.S. dollars. In addition, in February 1998 we acquired the remaining 75% interest in a Russian bottling joint venture that held the Pepsi franchise for part of that country. Our 1998 results reflect the full consolidation of this operation. Approximately 40% of our operating losses in Russia were the result of the additional 75% interest in this Russian bottling joint venture.

      In the fourth quarter of 1998, we recorded $222 million of charges relating to the following:

      o A charge of $212 million for asset impairment of $194 million and other charges of $18 million related to our Russian operations.

      o A charge of $10 million for employee related costs, mainly relocation and severance, resulting from the separation of Pepsi-Cola bottling and concentrate organizations to more effectively service retail customers in light of the expected conversion of PBG to public ownership.

      EBITDA declined $53 million or 6.8% in 1998 compared to 1997. This decline in EBITDA was lower than the decline in ongoing operating income due primarily to a significant increase in depreciation expense resulting from our investments in cold drink equipment, a non-cash expense not included in EBITDA.

      Foreign Currency Exchange Gains/Losses

      Foreign currency exchange losses increased $28 million from a gain of $2 million in 1997 to a loss of $26 million in 1998. The devaluation of the Russian ruble in 1998 drove $21 million of this increase.

      Interest Expense, net

      Interest expense decreased $1 million in 1998 compared to 1997, reflecting higher interest income in Spain offset by an increase in PepsiCo's average borrowing rate from 6.2% to 6.4%.

      Income Tax Expense

      Our effective tax rate in 1998 was a benefit of 24.0% compared to an expense of 48.7% in 1997. In 1998, we settled a dispute with the Internal Revenue Service regarding the deductibility of the amortization of acquired franchise rights resulting in a $46 million tax benefit in the fourth quarter. Also in 1998, our effective tax rate was increased due to the Russia impairment and other unusual charges for which we did not recognize a tax benefit. Excluding these items, our effective tax rate in 1998 would have been an expense of 0.9%, on income before income taxes of $20 million, driven by an increase in the mix of international income taxed at lower rates.


Amounts in millions            1996       1997      $ Change     % Change
-------------------           ------     ------     --------     --------
Net revenues.............     $6,603     $6,592        $(11)       (0.2)%
Operating income.........        367        335         (32)       (8.7)
EBITDA...................        792        774         (18)       (2.3)

      The table set forth below shows volume and net revenue growth by specified geographic region, excluding the impact of acquisitions and foreign currency fluctuations by assuming constant foreign exchange rates for the years presented.

                                                                        Contribution to
                                      Contribution to                        Total
                                        Total Volume     Net Revenue      Net Revenue
                     Volume Growth         Growth           Growth           Growth
                     -------------    ---------------    -----------    ---------------
U.S. and Canada.....        4%               111%             2%               116%
Spain...............       (2)                (5)            (2)                (9)
Greece..............       (4)                (2)            (4)                (4)
Russia..............      (18)                (4)            (4)                (3)
                           --                ---              -                ---
 Total..............        4%               100%             1%               100%


      Worldwide case volume, based upon physical cases sold regardless of the volume contained in the cases, grew 3% reflecting 4% growth in our combined U.S. and Canadian markets offset by an 8% decline in our international markets. Our international volume, excluding our St. Petersburg, Russia operations which we sold in 1997, was 4% lower than in the prior year, led by Russia which was down 18% and Spain which was down 2%. Excluding the impact of divestitures, worldwide volume grew 4%. The growth was driven by 11% volume growth in MOUNTAIN DEW, a 17% increase in LIPTON BRISK and a 10% increase in MUG. In addition, expanded distribution drove AQUAFINA volume up 85%, while the growth of cola products was flat.

      Worldwide net revenues in 1997 declined by 0.2% compared to 1996. Excluding the impact of the sale of our St. Petersburg, Russia operations and foreign currency fluctuations, net revenues grew 1%. Volume gains contributed four percentage points of net revenue growth. Pricing declines resulting from the competitive pricing environment in the U.S. and Canada offset volume growth by approximately two percentage points. In addition, the combined effect of unfavorable foreign currency fluctuations, primarily in Spain, and the sale of our St. Petersburg, Russia operations also reduced net revenue growth by two percentage points.

      Operating income in 1997 declined $32 million or 8.7% as compared to 1996. Results were impacted by significant competitive pricing pressures in our U.S. and Canadian markets and lower international volumes. These items more than offset the positive U.S. and Canadian volume growth and lower raw material costs in the majority of our markets.

      o Cost of sales as a percentage of net revenues improved from 58.2% in 1996 to 58.1% in 1997. Significant declines in aluminum, plastic bottles and sweetener costs in 1997 were greater than the effect of the decline in pricing on net revenues.

      o Selling, delivery and administrative expenses increased $33 million or 1.4% in 1997, somewhat slower than volume growth. Beginning in 1997, we began a multi-year investment in vending machines and coolers to increase our U.S. and Canadian presence in the cold drink channel. However, financial support received from PepsiCo for this initiative more than offset the incremental costs for placement and servicing of this equipment.

      EBITDA in 1997 declined $18 million or 2.3% as compared to 1996. This decline was lower than the decline in operating income due to increases in depreciation expense associated with our cold drink investment strategy.

      Foreign Currency Exchange Gains/Losses

      Foreign currency exchange losses decreased $6 million from a loss of $4 million in 1996 to a gain of $2 million in 1997 driven primarily by favorable exchange rate movements in Spain.

      Interest Expense, net

      In 1997, net interest expense decreased $3 million or 1.3% due primarily to external debt reductions in our international markets.

      Income Tax Expense

      Our effective tax rate in 1997 was 48.7% compared to 64.5% in 1996. The change was due primarily to no longer accruing for a disputed claim with the Internal Revenue Service regarding deductibility of the amortization of acquired franchise rights because we made substantial progress towards a satisfactory resolution of the dispute. The other significant factor was a change in the tax structure of some of our international operations, which enabled us to recognize a tax benefit on operating losses.

      First Quarter 1999 Compared to First Quarter 1998

      Management believes that constant territory performance results are better indicators of operating trends and performance, particularly in light of our stated intention of acquiring additional bottling territories and of industry practice. Accordingly, on a going forward basis our discussion and analysis will focus on constant territory operating results, which are achieved by adjusting 1999 results to exclude 1999 acquisitions and 1998 results to include the results of 1998 acquisitions, as if they had occurred on the first day of fiscal year 1998. Constant territory operating results also exclude foreign currency fluctuations by assuming constant foreign exchange rates for the periods presented. The results for the 12 week periods ended March 21, 1998 and March 20, 1999 are presented both on an as reported and constant territory basis.

      Overview

      EBITDA, which is computed as operating income plus the sum of depreciation and amortization, is a key indicator that management and the industry use to evaluate our operating performance. On a reported basis, first quarter EBITDA was $150 million, a 7% increase over the comparable period in 1998. On a constant territory basis, EBITDA grew 5% which was ahead of our expectations for the first quarter indicating that we are on track to deliver our anticipated growth of 8-10% for full year 1999.

      In line with our strategy to be a key consolidator of PepsiCo's bottling system, 1999 results are impacted by the 1998 acquisitions of Gray Beverages, Inc. in Canada, Pepsi-Cola Allied Bottlers, Inc. in New York and Connecticut and Pepsi International Bottlers, LLC in Russia. In addition, in February 1999, PBG acquired Jeff Bottling Company, Inc. in New York and in March 1999 PBG acquired Pepsi-Cola General Bottlers of Princeton, Inc. and Pepsi-Cola General Bottlers of Virginia, Inc., whose territories are in Virginia and West Virginia.

      EBITDA


                                                                    Constant
                                                         Reported   Territory
                                                          Change     Change
                                                         --------   ---------
      Growth...........................................     7%          5%


      On a constant territory basis, the growth in EBITDA reflects a 4% growth in North America volume, a modest increase in revenue per physical case, favorable raw material costs and reduced operating losses in Russia. These positive factors were partially offset by a one-time $6 million cash cost incurred to eliminate PBG's previous practice of collecting deposits on plastic shells used to carry our product to market.

      Volume

                                                                    Constant
                                                         Reported   Territory
                                                          Change     Change
                                                         --------   ---------
   North America.......................................      9%         4%
   Outside North America...............................     (3%)      (13%)
   Total...............................................      8%         3%

      Our worldwide physical case volume grew 8% on a reported basis and 3% on a constant territory basis. In North America, which includes the U.S. and Canada, constant territory volume increased 4% driven by solid growth in both the take home and cold drink channels of our business. Trademark Pepsi brands, driven by Pepsi One, contributed one point of growth while Mountain Dew and other flavored carbonated soft drinks contributed two points and Aquafina, Lipton and other alternative beverages contributed one point. Outside North America our volumes decreased 13% on a constant territory basis driven by the economic turmoil in Russia which began last August with the devaluation of the ruble.

      Net Revenues

      Net revenues for the quarter were $1,452 million, an 8% increase over the prior year. On a constant territory basis net revenues grew 4%. This increase was driven by strong North America volume growth and an approximate 1% increase in revenue per physical case driven largely by improved pricing and changes in channel and package mix in our North American business.

      Cost of Sales

      Cost of sales as a percentage of net revenues improved by one-half point on a reported basis and one point on a constant territory basis to 57.5%. This improvement was driven by lower packaging costs partially offset by the February increase in North America concentrate prices.

      Selling, delivery and administrative expenses

      Selling, delivery and administrative expenses as a percentage of net revenues grew seven tenths of a point to 39.6% on a constant territory basis. This primarily reflects increased selling and delivery costs resulting from an increase in our North American sales force and our continued program of heavy investment in vending machines and coolers, consistent with our long-term strategy to increase our presence in the cold drink segment of the industry in North America. These increases were partially funded through reduced general and administrative costs from effective leveraging of our North America cost structure and reduced operating costs in Russia as our cost structure benefited from our fourth quarter 1998 restructuring actions. In addition, 1999 expense also included a $6 million one-time cash cost for shell deposits.

      Interest expense, net

      Interest expense decreased by $6 million to $46 million due to a lower weighted average interest rate, which went from 6.4% in the prior year to 5.9% in the current year.

      Provision for Income Taxes

      PBG's full year forecasted tax rate for 1999 is 40% and this rate has been applied to first quarter results. This rate corresponds to an effective tax rate of 53.5% in 1998. The decrease of 13.5 points is primarily due to the reduced impact of fixed non-deductible permanent expenses on higher anticipated pretax income in 1999.

Liquidity and Capital Resources

      Liquidity Prior to and Upon Our Separation from PepsiCo and the Initial Public Offering of our Common Stock

      Prior to and upon our separation from PepsiCo and the initial public offering, our capital investments and acquisitions were financed by cash flow from operations and advances from PepsiCo. Under PepsiCo's centralized cash management system, PepsiCo deposited sufficient cash in our bank accounts to meet our daily obligations, and withdrew excess funds from those accounts. These transactions are included in advances from PepsiCo in our Combined Balance Sheets, Combined Statements of Cash Flows, Condensed Combined Balance Sheets and Condensed Combined Statements of Cash flows.

      Financing Transactions

      On February 9, 1999, Bottling LLC assumed $1 billion of 53/8% Senior Notes due 2004 and $1.3 billion of 55/8% Senior Notes due 2009. These Bottling LLC Notes are irrevocably and unconditionally guaranteed on a senior, unsecured basis by PepsiCo. The net proceeds from the sale of the Bottling LLC Notes were distributed by Bottling LLC to a subsidiary of PepsiCo.

      On February 25, 1999, PepsiCo sold $750 million of its Series A Senior Notes due 2000. PepsiCo's obligations under the Series A notes were assumed by us and became our unsecured senior obligations. The proceeds from the sale of the March 8, 1999 old notes were used to repay these obligations.

      On March 5, 1999, we issued $2.5 billion Series B Senior Notes due 2000. These notes were irrevocably and unconditionally guaranteed on a senior, unsecured basis by Bottling LLC. A substantial portion of the net proceeds from the sale of the Series B notes was applied against our intercompany obligations, which include advances from PepsiCo, and the balance was used to pay a portion of the purchase price of bottling businesses acquired and to be acquired by us. The amounts applied exceeded the recorded amounts of advances from PepsiCo based on amounts at December 26, 1998 by $682 million because the amounts applied are based, in part, on the fair value of certain assets transferred to us in connection with our formation and the formation of Bottling LLC, which exceeded the book carrying value. The excess amount of proceeds applied to advances from PepsiCo was treated for financial reporting purposes as a reduction of additional paid-in capital. All of the net proceeds of the initial public offering, together with available cash, were used to repay the $2.5 billion Series B notes.

      On March 8, 1999, we issued the old notes. These notes were irrevocably and unconditionally guaranteed on a senior, unsecured basis by Bottling LLC. The net proceeds from the sale of the old notes were used to repay the Series A notes described above, to repay intercompany obligations to PepsiCo and to pay a portion of the purchase price of bottling businesses to be acquired by us which are reflected in our unaudited 1998 Pro Forma Condensed Combined Financial Statements and the accompanying notes included elsewhere in the prospectus.

      On March 30, 1999, we offered 100,000,000 shares of our common stock for sale to the public in an underwritten initial public offering. Proceeds from the offering, after expenses, were $2.2 billion, all of which was used to repay the $2.5 billion Series B notes.

      After giving effect to the foregoing financing transactions, we had outstanding $1 billion of long-term indebtedness, guaranteed by Bottling LLC, and Bottling LLC had outstanding $2.3 billion of long-term indebtedness guaranteed by PepsiCo.

      In April 1999, PBG entered into a $500 million commercial paper program that is supported by a credit facility. The credit facility consists of two $250 million components, one of which is one year in duration and the other of which is five years in duration.

      The debt levels reflected in our historical combined financial statements are based upon the debt we have outstanding. However, in the future, our level of debt will change depending on our liquidity needs and capital expenditure requirements, as well as our cash flow.

      Based upon current and anticipated levels of operations, we believe that our cash on hand and cash flow from operations, combined with borrowings available under the bank facility, will be sufficient to enable us to meet our current and anticipated cash operating requirements, capital expenditures and working capital needs for the foreseeable future. However, actual capital requirements may change, particularly as a result of any acquisition which we may make. Our ability to meet current and anticipated operating requirements will depend upon our future performance, which, in turn, will be subject to general economic and competitive conditions and to financial, business and other factors, some of which may be beyond our control.

      Capital Expenditures

      We have incurred and will require capital for ongoing infrastructure, including investment in developing markets and acquisitions.

      o Our business requires substantial infrastructure investments to maintain our existing level of operations and to fund investments targeted at growing our business. Capital infrastructure expenditures totaled $418 million, $472 million and $507 million during 1996, 1997 and 1998, respectively. We believe that capital infrastructure spending will continue to be significant, driven by our increased investment in the cold drink channel. We anticipate investing approximately $2 billion in infrastructure over the next three years.

      o We intend to pursue acquisitions of independent PepsiCo bottlers in the U.S. and Canada, particularly in territories contiguous to our own, and expect that PepsiCo will help us identify these bottlers. These acquisitions will enable us to provide better service to our large retail customers as well as to reduce costs through economies of scale. We also plan to evaluate international acquisition opportunities as they become available.

      Cumulative Translation Adjustment

      The cumulative translation adjustment account increased unfavorably by $35 million in 1998 as compared to 1997 due to erosion in the value of the Canadian dollar against the U.S. dollar, partially offset by a strengthening of the Spanish peseta. In 1997, the cumulative translation adjustment increased unfavorably by $82 million as compared to 1996 due primarily to declines in the value of the Spanish peseta and Canadian dollar against the U.S. dollar.

      Translation gains and losses arising from the re-measurement into U.S. dollars of the net monetary assets of our Russian operations are reflected as foreign exchange gains and losses in the Combined Statements of Operations and Condensed Combined Statements of Operations since Russia is considered a highly inflationary economy for accounting purposes.

Cash Flows

      Fiscal 1998 Compared to Fiscal 1997

      Net cash provided by operations in 1998 improved to $625 million from $548 million in 1997 due primarily to the favorable effect of a three year insurance prepayment to a PepsiCo affiliate in 1997 and our continued focus on working capital management.

      Net cash used for investments was $1,046 million in 1998 compared to $564 million in 1997. In 1998, $546 million was utilized for the acquisition of bottlers in the U.S., Canada and Russia compared to $3 million in 1997. In addition, we continued to invest heavily in cold drink equipment in the U.S. and Canada.

      The net cash used for investments in 1998 was financed through normal operating activities, advances from PepsiCo and proceeds from short-term borrowings. The total net cash provided by financing activities in 1998 was $370 million.

      Fiscal 1997 Compared to Fiscal 1996

      Net cash provided by operations in 1997 increased to $548 million from $451 million in 1996. This improvement was driven by a focus on working capital management, partially offset by prepayment of insurance to an affiliate of PepsiCo.

      Net cash used for investments was $564 million in 1997, as compared to $376 million in 1996. In 1997, we began an initiative to significantly increase the amount of cold drink equipment in the combined U.S. and Canadian markets. Also contributing to this increase were additional investments made in the Russian joint venture and increased payments for non-current and other assets.

      In 1997, we received $161 million in advances from PepsiCo. This financing was primarily used to repay short and long-term borrowings and make capital investments. Our remaining capital needs were funded by normal operating activities.

      First Quarter 1999 Compared to First Quarter 1998

      Net cash provided by operating activities increased 26% to $63 million reflecting favorable working capital cash flows resulting from the timing of cash payments on current liabilities.

      Net cash used by investments decreased from $227 million in the first quarter of 1998 to $183 million over the same period in 1999 mainly related to the timing of acquisitions, which were $36 million, or 26%, lower in the first quarter of 1999. However, capital expenditures increased by $5 million, or 6%, driven by a 17% increase in North America as we continue to invest heavily in cold drink equipment and an 89% reduction in spending outside North America mainly in Russia where our existing infrastructure is adequate for current operations.

      Net cash provided by financing decreased by $75 million to $99 million for the first quarter 1999 mainly due to 1998 borrowings in Russia related to the purchase of Pepsi International Bottlers LLC, which was paid down in the first quarter of 1999.

Quantitative and Qualitative Disclosures about Market Risk

      We are exposed to various market risks including commodity prices, interest rates on our debt and foreign exchange rates.

      Commodity Price Risk

      We are subject to market risks with respect to commodities because our ability to recover increased costs through higher pricing may be limited by the competitive environment in which we operate.

      We use futures contracts and options on futures in the normal course of business to hedge anticipated purchases of certain raw materials used in our manufacturing operations. There were no outstanding contracts at December 27, 1997. The table below presents information on contracts outstanding at December 26, 1998 for aluminum purchases. All of these contracts mature in 1999.

                                                  Futures
                                                 Contracts         Options
                                                 ---------         -------
                                                  (dollars in millions)
    Volume (thousands of metric tons).....           13              38
    Carrying amount.......................         $ --             $ 1
    Fair value amount.....................         $ (1)            $ 1
    Notional amount.......................         $ 17             $53


      Interest Rate Risk

      Historically, we have had no material interest rate risk associated with debt used to finance our operations due to limited third party borrowings. We intend to manage our interest rate exposure using both financial derivative instruments and a mix of fixed and floating interest rate debt.

      Foreign Currency Exchange Rate Risk

      Operating in international markets involves exposure to movements in currency exchange rates. Currency exchange rate movements typically also affect economic growth, inflation, interest rates, government actions and other factors. These changes can cause us to adjust our financing and operating strategies. The discussion below of changes in currency exchange rates does not incorporate these other economic factors. For example, the sensitivity analysis presented in the foreign exchange discussion below does not take into account the possibility that rates can move in opposite directions and that gains from one category may or may not be offset by losses from another category.

      Operations outside the U.S. constitute approximately 16% of our net revenues. As currency exchange rates change, translation of the statements of operations of our international businesses into U.S. dollars affects year-over-year comparability. We have not hedged translation risks because cash flows from international operations have generally been reinvested locally, nor historically have we entered into hedges to minimize the volatility of reported earnings. We estimate that a 10% change in foreign exchange rates would affect reported operating income by less than $25 million.

      Foreign exchange gains and losses reflect transaction and translation gains and losses arising from the remeasurement into U.S. dollars of the net monetary assets of businesses in highly inflationary countries. Russia is considered a highly inflationary economy for accounting purposes and all foreign exchange gains and losses are included in our Combined Statements of Operations.

      On January 1, 1999, eleven member countries of the European Union established fixed conversion rates between their existing, or legacy, currencies and one common currency, the Euro. The Euro trades on currency exchanges and may be used in business transactions. Conversion to the Euro eliminated currency exchange rate risk between member countries. Beginning in January 2002, new Euro-denominated bills and coins will be issued, and legacy currencies will be withdrawn from circulation.

      Spain is one of the member countries that instituted the Euro and we have established plans to address the issues raised by the Euro currency conversion. These issues include, among others, the need to adapt computer and financial systems, business processes and equipment such as vending machines, to accommodate Euro-denominated transactions and the impact of one common currency on cross-border pricing. Since financial systems and processes currently accommodate multiple currencies, we do not expect the system and equipment conversion costs to be material. Due to numerous uncertainties, we cannot reasonably estimate the long-term effects one common currency may have on pricing, costs and the resulting impact, if any, on financial condition or results of operations.

Year 2000

      Many computerized systems and microprocessors that are embedded in a variety of products used by PBG have the potential for operational problems if they lack the ability to handle the transition to the Year 2000. We have established teams to identify and correct Year 2000 issues. We have engaged International Business Machines ("IBM") to help set testing strategy and complete some of the offsite remediation. Information technology systems with non-compliant code are expected to be modified or replaced with systems that are Year 2000 compliant. Similar actions are being taken with respect to systems embedded in manufacturing and other facilities. The teams are also charged with investigating the Year 2000 readiness of suppliers, customers and other third parties and with developing contingency plans where necessary.

      Key information technology systems have been inventoried and assessed for compliance, and detailed plans are in place for required system modifications or replacements. Remediation and testing activities are well underway with approximately 91% of the systems already compliant. This percentage is expected to increase to 97% in the second quarter of 1999 and 100% in the third quarter of 1999. Inventories and assessments of systems embedded in manufacturing and other facilities are in progress and are expected to be complete by year-end; remediation began in the fourth quarter of 1998 with a mid-year 1999 target completion date. Independent consultants are monitoring progress against remediation programs and performing tests at certain key locations. In addition, senior management and the board of directors are also monitoring the progress of the remediation programs.

      Our most significant exposure arises from our dependence on high volume transaction processing systems, particularly for production scheduling, inventory cost accounting, purchasing, customer billing and collection, and payroll. We anticipate that any corrective actions to these applications will be completed by the end of the second quarter of 1999.

      We have contacted the key suppliers that are critical to our production processes. There are approximately 150 key suppliers, all of whom responded to our initial request for information about their remediation plans. We are now in the process of visiting the 60 suppliers we have identified as presenting the greatest risk and we have already visited 37 of them. These suppliers have been selected either because of our dependence on them or because of concerns regarding their remediation plans. To date we have not identified any key suppliers who will not be Year 2000 compliant. We will, however, develop contingency plans for the non-compliance of key suppliers. We have also contacted significant customers and PepsiCo joint venture partners who manufacture certain Lipton and Starbucks products that we sell and have begun to survey their Year 2000 remediation programs. Risk assessment and contingency plans, where necessary, will be finalized in the second quarter of 1999.

      Costs directly related to Year 2000 issues are estimated to be $56 million, of which $3 million was spent in the first quarter of 1999, $26 million and $7 million in full year 1998 and 1997, respectively. We have redeployed approximately 160 employees to support this work, as well as engaged over 100 independent contractors. Approximately one-half of the total estimated spending represents costs to modify existing systems, which includes the inventory, assessment, remediation, and testing and rollout phases. The remaining dollars represent spending for the development, testing and rollout of new systems to replace older, non-compliant applications. This estimate assumes that we will not incur any costs on behalf of our suppliers, customers or other third parties. These costs will not necessarily increase our normal level of spending on information technology, due to the deferral of other projects to enable us to focus on Year 2000 remediation.

      Contingency plans for Year 2000 related interruptions are being developed and will include, but not be limited to, the development of emergency backup and recovery procedures, remediation of existing systems parallel with installation of new systems, replacement of electronic applications with manual processes, identification of alternative suppliers and an increase in raw material and finished goods inventory levels. All plans are expected to be completed by the end of the second quarter of 1999.

      In light of the foregoing, we do not currently anticipate that we will experience a significant disruption to our business as a result of the Year 2000 issue. Our most likely potential risk is a temporary inability of suppliers to provide supplies of raw materials or customers to pay on a timely basis. We typically experience below average sales in January due to the seasonality of our business. In addition, we are not dependent on any single supplier location or PBG location for a critical commodity or product. Consequently we believe that in a worst case scenario any supply disruption can be minimized by drawing down inventories or increasing production at unaffected plants with some increase in distribution costs. We are testing electronic billing and payment systems during 1999 as part of our overall Year 2000 strategy and will work with customers that experience disruptions that might impact payment to us.

      Our Year 2000 efforts are ongoing and our overall plan, as well as the consideration of contingency plans, will continue to evolve as new information becomes available. While we anticipate no major interruption to our business activities, there is still uncertainty about the broader scope of the Year 2000 issue as it may affect us and third parties, including suppliers and customers. For example, lack of readiness by electrical and water utilities and other providers of general infrastructure such as rail transportation, could, in some geographic areas, pose significant impediments to our ability to carry on normal operations in the area affected. Accordingly, while we believe our actions in this regard should have the effect of lessening Year 2000 risks, we are unable to estimate such risks or to estimate the ultimate Year 2000 risks on our operations.

Recently Issued Accounting Pronouncements

      In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value.

      We are currently reviewing contracts with suppliers and others in order to determine whether there are terms in those contracts that represent embedded derivative instruments that, under SFAS 133, require separate accounting treatment. We have not yet completed that review. Historically, we did not utilize foreign currency or interest rate derivative financial instruments because we had no material interest rate risk due to our limited third party borrowings and did not hedge our foreign currency translation risk. We may utilize certain derivative financial instruments subsequent to the offering and, under SFAS 133, those instruments would be required to be recorded in the balance sheet at their fair value at the date of adoption. Since our review of our contracts is not complete and we have not yet made a determination of the nature and extent of our future use of derivative financial instruments, we are not yet able to make a determination of the impact of the adoption of SFAS 133 on our financial position and results of operations.

                                 BUSINESS OF PBG

      PBG is the world's largest manufacturer, seller and distributor of Pepsi-Cola beverages, accounting for 55% of the Pepsi-Cola beverages sold in the United States and Canada and 32% worldwide. Pepsi-Cola beverages sold by us include PEPSI-COLA, DIET PEPSI, MOUNTAIN DEW, LIPTON BRISK, LIPTON'S ICED TEA, 7UP outside the U.S., PEPSI MAX, PEPSI ONE, SLICE, MUG, AQUAFINA, STARBUCKS FRAPPUCCINO and MIRINDA. In some of our territories, we also have the right to manufacture, sell and distribute soft drink products of other companies, including DR PEPPER and 7UP in the U.S. Approximately 92% of our volume is sold in the United States and Canada and the remaining 8% is sold in Spain, Greece and Russia.

The Liquid Refreshment Beverage Industry

      Overview

      We believe we are well positioned to capitalize on industry trends in the liquid refreshment beverage industry. Liquid refreshment beverage annual retail sales in 1997 were more than $73 billion in the United States and Canada, and included the carbonated soft drink market, as well as markets for non-carbonated beverages sold in bottles and cans, such as waters, shelf-stable juices and juice drinks, sports drinks and tea and coffee drinks. PBG participates in a number of different markets in the liquid refreshment beverage industry.

      The following table sets forth the category mix by volume for the U.S.:

     1997 Category Mix by Volume--U.S. Liquid Refreshment Beverage Industry

          Carbonated Soft Drinks..........................   70%
          Bottled Water...................................   16
          Shelf-stable Juices and Juice Drinks............    8
          Sports Drinks...................................    3
          Ready-to-drink Tea and Coffee...................    3

      Source: Beverage World

      The owners of beverage brands either manufacture and sell products themselves or appoint bottlers to sell, distribute and, in some cases, manufacture these products pursuant to licenses. Brand owners, such as PepsiCo, generally own both the beverage trademarks and the secret formulas for the concentrates, which they also manufacture and sell to their licensed bottlers. Brand owners also develop new products and packaging for use by their bottlers. Brand owners develop national marketing, promotion and advertising programs to support their brands and brand image, and lead and coordinate selling efforts with respect to national fountain, supermarket and mass merchandising accounts. They also provide local marketing support to their bottlers.

      Bottlers, such as PBG, are generally responsible for manufacturing, selling and distributing their products under the brand names they license from brand owners in their exclusive territories. For carbonated soft drink products, the bottler combines soft drink concentrate with sweeteners and carbonated water and packages this mixture in bottles or cans. Bottlers may also have licenses to manufacture syrup for sale to fountain accounts. Under these licenses, bottlers combine soft drink concentrate with sweeteners to manufacture syrup for delivery to fountain customers. For noncarbonated beverages, the bottler either manufactures and packages such products or purchases such products in finished form and sells them through its distribution system.

      The primary distribution channels for the retail sale of products in the beverage industry are supermarkets, mass merchandisers, vending machines, convenience and gas stores, fountain, such as restaurants or cafeterias, and other, which includes small groceries, drug stores and educational institutions. Channel mix refers to the relative size of the various distribution channels through which beverage products are sold. The largest channel in the United States and Canada is supermarkets but the fastest growing channels have been mass merchandisers, fountain and convenience and gas stores.

      The following table sets forth the carbonated soft drink channel mix by volume in the U.S.:

                   1998 U.S. Carbonated Soft Drink Channel Mix

          Supermarkets and Other Retail...................   44%
          Fountain and Restaurants........................   25
          Convenience and Gas Stores......................   11
          Vending.........................................   11
          Mass Merchandisers..............................    9

      Source: Beverage Marketing Corporation

      Depending upon the size of the bottler and the particular market, a bottler delivers products through these channels using either a direct delivery system or a warehouse system. In a direct delivery system, a bottler delivers its product to a store, stocks the store's shelves and orders additional product when needed by the store. In a warehouse system, the bottler delivers beverages to a warehouse, and then the retailer or a third party delivers the product to a store. In its exclusive territories, each bottler is responsible for selling products and providing timely service to its existing customers and identifying and obtaining new customers. Bottlers are also responsible for local advertising and marketing, as well as the execution in their territories of national and regional selling programs instituted by brand owners. The bottling business is capital intensive. Manufacturing operations require specialized high-speed equipment, and distribution requires extensive placement of cold drink, vending and fountain equipment as well as investment in trucks and warehouse facilities.

      There are three soft drink bottling networks in the United States and
Canada:

          (1) the PepsiCo system, which includes PBG, Whitman Corporation and other independent PepsiCo bottlers;

          (2) the Coca-Cola system, which includes Coca-Cola Enterprises and Coca-Cola Bottling Co. Consolidated, as well as other independent Coca-Cola bottlers; and

          (3) the smaller independent bottlers of brands not associated with either PepsiCo or Coca-Cola.

      Trends in the Liquid Refreshment Beverage Industry

      We believe that the following are the significant trends in the industry:

      o   Growth in beverage sales

               Liquid refreshment beverage sales have grown in recent years and this growth is expected to continue. From 1992 to 1997, average annual case sales of liquid refreshment beverages in the U.S. increased 6%, using a standard measure of cases containing the equivalent of 24 eight-ounce bottles. Carbonated soft drink sales increased 4% and non-carbonated soft drink sales increased 20% per annum over the same period. The volume contained in each physical case of product may differ because our products come in different package sizes.


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      o   Changes in consumer lifestyle

               The emergence of an "on-the-go" lifestyle in developed countries has resulted in increased dining out and demand for ready-to-drink beverages instead of drinks prepared at home. In addition, consumers are demanding packages that are easy to carry, close and reuse and that are available at convenient locations. As a result, convenience, packaging and product innovation have become important factors in consumers' purchasing decisions. To capitalize on this trend, bottlers and brand owners are:

          o making products easier to purchase and more readily available for consumption by expanding points of access, especially for cold single-serve products;
          o  creating innovative packaging; and
          o  developing new products.

               The market for cold drinks sold for immediate consumption is one of the fastest growing segments in the liquid refreshment beverage industry in the United States and Canada. Since a key to making a sale is having products close at hand, pursuing sales opportunities requires the placement of equipment that keeps products cold, including vending machines, glass door coolers and fountain dispensers, in a location where the consumer is likely to purchase a drink. As a result, bottlers, especially PBG and Coca-Cola Enterprises, are investing significant capital to increase the number of cold drink vending machines and coolers in the marketplace. Locations include restaurants, convenience and gas stores, schools and businesses and supermarkets and video stores. From 1995 through 1997, the number of vending machines in the U.S. marketplace increased more than 35%.

               Innovations in packaging have also addressed consumers' desire for convenience. Over the last 30 years, a variety of new sizes, shapes and configurations of packaging has been introduced. For instance, use of the 20-ounce plastic bottle has become increasingly popular because of its larger size and resealable cap, which allows for better portability in a single-serve package.

               In the past five years, the number of new product introductions in the liquid refreshment beverage industry has increased to satisfy consumers' desire for a wider choice of flavors and products. New products have included bottled teas, waters, juices, new age drinks and sports drinks, as well as new carbonated soft drinks. From 1992 to 1997, the volume of non-carbonated beverages in the U.S. has grown more than 80%, from approximately 700 million cases to 1.3 billion cases, using a standard measure of cases containing the equivalent of 24 eight-ounce bottles.

      o   Consolidation of bottlers

               The bottling industry has experienced significant consolidation in recent years. The reasons for this consolidation are the need to generate economies of scale and cost savings and the need to better sell to and service large regional and national accounts, such as supermarkets, restaurants and mass merchandisers, which have themselves been consolidating. Consolidation has also been driven by the estate planning needs of family-owned independent bottlers and competitive pressures to invest in manufacturing, distribution and information systems. We believe that these factors will result in continued consolidation of the bottling industry.

      o   Increase in international opportunities

               Per capita carbonated soft drink beverage consumption varies considerably around the world. In 1998, U.S. per capita consumption was 878 eight-ounce servings. International per capita consumption is dramatically lower than in the United States and Canada. However, in many international markets consumption is growing rapidly. The following table sets forth 1997 per capita consumption of carbonated soft drinks in selected countries:


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              Carbonated Soft Drink Consumption Per Capita in 1997

                                                     8 oz. Servings
                Country                                Per Year
                -------                              --------------
                U.S.*                                      859
                Mexico                                     495
                Canada*                                    460
                United Kingdom                             336
                Greece*                                    281
                Spain*                                     227
                Poland                                     141
                Russia*                                     65
                China                                       17

         * Countries in which we operate

      Generally, in international markets the variety of soft drink products is not as broad and the distribution channels are less developed than in the United States and Canada. In many markets outside the United States and Canada, soft drinks are established products but many opportunities for volume growth remain through basic improvements in distribution infrastructure, packaging innovation, the introduction of cold drink equipment and, in developed countries, modern large store merchandising and promotional techniques.

      Given the relatively low per capita consumption levels of carbonated soft drinks outside the United States and Canada, bottlers in international markets are increasingly focused on opportunities to grow through expansion of their distribution channels and product and packaging innovation. We believe that the greatest potential for volume growth lies in several less-developed markets, including Eastern Europe, Russia, China and India. In these markets, bottlers are attempting to take advantage of increases in consumers' disposable income, shifts in consumers' tastes to soft drinks and, in certain countries, the development of the local economy and its retail trade and infrastructure. Significant investments are being made in these markets by PepsiCo and others to develop basic infrastructure and build brand awareness.

Strategy to Achieve Our Goals

      Our strategy is intended to capitalize on the key trends in the beverage industry as well as our strengths, which include our broad portfolio of global brands supported by PepsiCo's marketing programs, an extensive range of products, an effective distribution system, scale in operations and purchasing and an experienced management team. In addition, our strategy focuses on improving our competitive position in areas where we have lagged our largest competitor in recent years. These areas are: the amount of investment in the cold drink business; the pace of consolidation of the U.S. and Canadian bottling system; and the improvement in market share outside the United States and Canada.

      We have designed our strategy to enable us to achieve our goals of growing EBITDA, earning a return on our investments in excess of our cost of capital and increasing our market share. The key elements of our strategy include:

      o   Increase cold drink availability

               We intend to continue to invest significantly in placements of vending machines and coolers to increase cold drink availability in the marketplace. The market for cold drinks sold from vending machines and coolers for immediate consumption is one of the fastest growing and most profitable segments within the liquid refreshment beverage industry in the United States and Canada because of the emergence of an on-the-


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          go lifestyle and the consumer's desire for convenience. This market is particularly attractive for us because the gross margins for product sold through cold drink equipment are significantly higher than those from sales of products for consumption at home. In the U.S., beverages sold cold constituted approximately 31% of our volume and 43% of our net sales in fiscal 1998. Since the key to making the sale is having our products close at hand, pursuing this sales opportunity requires the placement of equipment that keeps our product cold, including vending machines, glass door coolers and fountain dispensers, in a location where consumers live, work or play. Because consumers frequently desire to take the product with them, we have installed vending machines that can dispense the larger single-serve 20-ounce plastic bottles, which can be resealed and easily carried. In 1997, we began to increase significantly our placement of cold drink equipment, doubling the spending for new pieces of equipment placed in the market as compared to the prior year. In 1998, we added almost 300 employees in positions designed to service the equipment in the market. In 1997 and 1998, we placed approximately 175,000 new pieces of equipment into the market. We expect to continue this rapid pace of investment over the next several years.

      o   Pursue acquisitions in the United States and Canada

               We expect to play a key role in the consolidation of PepsiCo's United States and Canadian bottling system. We intend to pursue acquisitions of independent PepsiCo bottlers in the United States and Canada, particularly in territories contiguous to our own, and expect that PepsiCo will help us identify and acquire these bottlers. For example, in 1999, we acquired a small bottler in Watertown, New York and we have a preliminary understanding to acquire another small bottler in Fairfield, Connecticut. In the United States and Canada, we own 55% of the PepsiCo bottling system in terms of 1998 case sales using a standard measure of cases containing the equivalent of 24 eight-ounce bottles. More than 100 bottlers own the remaining 45%. Under the Pepsi beverage agreements, we may acquire independent PepsiCo bottlers in a significant portion of the remaining 45% of the United States and Canada, subject to PepsiCo's approval. These acquisitions will enable us to provide better service to our large retail customers as well as to reduce costs through economies of scale.

      o   Increase productivity

               We are undertaking a number of initiatives to reduce costs by improving productivity and becoming more efficient in our operations. Over the last two years, in the United States and Canada, we have been engaged in a manufacturing and warehousing productivity program designed to maximize the capacity and efficiency of our production and warehousing labor and assets. As a result of this program, our manufacturing line efficiency increased 13%, resulting in lower annual operating costs and in capital investment savings. We expect to complete the first phase of this program by the end of 1999, and have already begun planning for a second phase, which we believe will generate additional labor and asset productivity gains by further improving our product supply chain management, from buying raw materials to stocking retailers' shelves.

      o   Expand business with our key retail customers

               In addition to adding points of access for cold drinks, we intend to grow our business with key retail customers. Our principal method will be to improve our retail presence through increased promotional frequency and in-store product inventory--on the shelf, on display and in the cooler--while remaining price competitive. In 1998, we reorganized our field sales teams to provide dedicated focus on large retail customers, small retail customers and on-premise or cold drink accounts. We believe this step will enable us to provide significantly better customer service and will stimulate growth.

               We believe our "category management" selling technique and "Power of One" approach to marketing provide us with a competitive advantage in retail chains. Our category management selling approach involves recommending to our retailers merchandising strategies and retail space allocation policies for a portfolio of beverage categories, as opposed to a specific brand. These policies maximize the strength and profitability


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



          of the entire beverage category for the retailer, not just a particular brand. Given the strength of the products we distribute in channels where the consumer is free to choose any brand, we believe the category management approach aligns our objectives with those of the retailer and constitutes a competitive advantage.

               In the last two years, we have expanded our joint selling and promotional efforts with PepsiCo's snack division, Frito-Lay, a concept we call "Power of One." This includes take-home promotional and display programs in supermarkets as well as single serve promotions in convenience and gas stores, such as combo pricing for a snack and beverage. The synergies of soft drinks and salty snacks and Frito-Lay's strength in the salty snack category make this combination a competitive advantage.

      o   Capitalize on distribution and brand strengths

               We intend to take advantage of opportunities to increase our penetration in our exclusive territories and capitalize on the strength of PepsiCo's brand portfolio, which are some of the world's best recognized trademarks. For instance, MOUNTAIN DEW has been the fastest growing major soft drink brand in the U.S. over the last ten years and is now the fourth largest carbonated soft drink brand, after Coca-Cola, PEPSI-COLA and Diet Coke, sold in the U.S., using a standard measure of cases containing the equivalent of 24 eight-ounce bottles. It is larger than Sprite and more than twice the size of 7UP. Nevertheless, there remain many markets and distribution channels where MOUNTAIN DEW is under-represented. In addition, we intend to build upon the initial success of PEPSI ONE, our new one calorie cola which was introduced across the United States in October 1998. Although AQUAFINA only reached national distribution in 1998, it is already the number two bottled water in convenience and gas stores and number six in supermarkets. AQUAFINA presents significant opportunities for sales expansion because the bottled water segment is highly fragmented and growing rapidly. Our non-carbonated beverage portfolio, in addition to AQUAFINA, includes the number one ready-to-drink packaged tea, LIPTON, and the only national ready-to-drink coffee beverage, STARBUCKS FRAPPUCCINO. Taken together, our broad product portfolio provides an advantage in selling to many customers.

               In the U.S. in 1998, the Pepsi-Cola beverages we sell had a 31% share of the carbonated soft drink market as compared to the brands of Coca-Cola, which had a 45% share. However, excluding fountain sales, where the consumer typically does not have a choice due to exclusive agreements, the market share difference narrowed significantly, with Pepsi-Cola beverages having 26% and Coca-Cola brands having 28%, according to our estimates. In convenience and gas stores, where retail pricing, packaging and presentation are generally similar among brands, and therefore consumers are free to choose based on brand preference and taste, Pepsi-Cola beverages had the leading share, with 41%, as compared to 36% for Coca-Cola brands.

      o   Grow our international business

               Internationally, low per capita consumption levels present opportunities for volume growth. We will implement distribution and marketing initiatives tailored to each of our international markets in order to take advantage of these opportunities. We intend to improve our operating and financial performance in Spain and Greece. Spain and Greece currently have per capita consumption of carbonated soft drinks of about 230 and 280 eight-ounce servings per year, respectively, less than one-third the U.S. per capita consumption. With low inflation, economic stability and a well-established carbonated soft drink industry, Spain and Greece offer many opportunities with respect to channel development and product and package innovation. Since a significant and growing portion of the volume is sold through traditional supermarkets and over-sized supermarkets, known as hypermarkets, there is opportunity to grow sales with modern merchandising and promotional programs focused on specific target audiences.

               We intend to improve our results in Russia, where infrastructure investments and the recent economic crisis have resulted in losses. In Russia, which is the world's seventh most populous nation, per capita consumption of carbonated soft drinks is only about 65 eight-ounce servings per year, less than 10% of the


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



          U.S. per capita consumption. For per capita consumption growth to occur in Russia, our products need to be affordable for a large part of the population. Accordingly, we have taken steps to streamline our Russian operations and control costs in order to lower prices. Although the current economic and social situation in Russia presents significant challenges, we believe we have the expertise to take advantage of the longer-term opportunities Russia presents. We also plan to evaluate international acquisition opportunities as they become available.


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



PBG's Liquid Refreshment Beverage Products and Packaging

      Our portfolio of beverage products includes some of the best recognized trademarks in the world. While the majority of our volume is derived from brands licensed from PepsiCo and PepsiCo joint ventures, we also sell and distribute brands licensed from others. Our principal beverage brands are set forth below:


                            United States and Canada
-------------------------------------------------------------------------------
                                    Brands Licensed
       Brands Licensed               from PepsiCo             Brands Licensed
         from PepsiCo               Joint Ventures              from Others
----------------------------   --------------------------   -------------------
Pepsi-Cola                     Lipton Brisk                 7UP(2)
Diet Pepsi                     Lipton's Iced Tea            Diet 7UP(2)
Mountain Dew                   Starbucks Frappuccino(2)     Dr Pepper
Diet Mountain Dew                                           Hawaiian Punch(2)
Caffeine Free Pepsi                                         Schweppes
Caffeine Free Diet Pepsi                                    Ocean Spray
7UP(1)
7UP Light(1)
Pepsi One(2)
Pepsi Max(3)
Wild Cherry Pepsi(2)
Slice(2)
Mug
Aquafina
All Sport


            Spain                        Greece                   Russia
----------------------------   --------------------------   -------------------
                          Brands Licensed from PepsiCo
-------------------------------------------------------------------------------
Pepsi-Cola                     Pepsi-Cola                   Pepsi-Cola
Pepsi-Cola Light               Pepsi-Cola Light             7UP
Pepsi Max                      Pepsi Max                    7UP Light
7UP                            7UP                          Mirinda (flavors)
7UP Light                      7UPLight                     KAS (flavors
KAS (juices, flavors and       IVI (waters and flavors)        and mixers)
  mixers)
Radical Fruit


------------
     (1) The 7UP brand is owned by PepsiCo in Canada and by Cadbury Schweppes in the U.S.

     (2)  U.S. only

     (3)  Canada only

      Pepsi-Cola beverages have an approximately 31% share of the United States carbonated soft drink market. International market share measurements are less precise and change rapidly, particularly in developing markets. However, Pepsi-Cola beverages sold by us occupy a significant market position in their category in each of our international markets giving us critical mass in these markets. PEPSI-COLA consistently wins taste tests versus its primary competitor and has the leading market share in convenience and gas stores. Our three largest brands in terms of volume are PEPSI-COLA, DIET PEPSI and MOUNTAIN DEW, which together account for 75% of our volume in the U.S. as shown in the table below:


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


                             1998 PBG U.S. Brand Mix

          Pepsi...........................................      42%
          Mountain Dew....................................      17
          Diet Pepsi......................................      16
          Other...........................................      25


      Our beverages are available in different package types, including two liter, one liter and 20-ounce bottles, and multi-packs of 6, 12, and 24 cans. Syrup is also sold in larger packages for fountain use. In our international markets, more than 75% of our volume is sold in cans or in non-returnable plastic bottles, using a standard measure of cases containing the equivalent of 24 eight-ounce bottles. Cans are the dominant package in the U.S., however, use of the resealable 20-ounce bottle has grown rapidly in the convenience and gas store channel where it is now 26% of physical cases sold in bottles and cans.

PBG's Exclusive Operating Territories

      We have the exclusive right to manufacture, sell and distribute Pepsi-Cola beverages in all or a portion of 41 states, the District of Columbia, eight Canadian provinces, Spain, Greece and Russia.

      In the U.S., where we bottle about 53% of total Pepsi-Cola beverages sold, our strongest regions include the northern New England states, the Mid-Atlantic states, Michigan and certain Southwestern states, as well as parts of northern and central California. We sold approximately 80% of the volume of all Pepsi-Cola beverages sold in Canada. Our strongest regions in Canada are Quebec and the Maritime Provinces, where we have a market share of approximately 40%.

      We focus on growing in local markets because there can be substantial differences with respect to share position, trade structure, channel mix and package mix not only between our international and combined U.S. and Canadian markets but also within the U.S. and Canadian market itself. For example, our share of the supermarket channel of carbonated soft drink beverages ranges from a low of 12% in Houston to 48% in Pittsburgh. In most markets, our share ranges from 25% to 35%.

Sales, Marketing and Distribution of PBG's Liquid Refreshment Beverage Products

      Our sales and marketing approach varies by region and channel to respond to the unique local competitive environment. For us, the fastest growing channels are mass merchandisers, convenience and gas stores and vending. Developing a sales and marketing plan that manages channel mix and package mix is critical to our success. The following table shows the relative importance of our U.S. and Canadian distribution channels by volume of physical cases:

            PBG U.S. and Canada 1998 Physical Case Volume Channel Mix

          Supermarkets and Other Retail...................      64%
          Convenience and Gas Stores......................      12
          Vending.........................................      10
          Mass Merchandisers..............................       8
          Fountain and Restaurants........................       6

      In the United States and Canada, the channels with larger stores can accommodate a number of beverage suppliers and, therefore, marketing efforts tend to focus on increasing the amount of shelf space and the number of displays in any given outlet. In locations where our products are purchased for immediate consumption, marketing efforts are aimed


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not only at securing the account but also on providing equipment that facilitates the sale of cold product, such as vending machines, glass door coolers and fountain equipment.

      An important aspect of our sales and marketing strategy involves working closely with PepsiCo to ensure that the mix of new products and packages it is developing meets the needs of customers in our particular markets. Product introductions such as PEPSI ONE, a one calorie cola launched in the fourth quarter of 1998, and AQUAFINA, PepsiCo's water brand, which achieved national distribution in 1998, further strengthen our portfolio of products. Package mix is an important consideration in the development of our marketing plans. Although some packages are more expensive to produce, in certain channels those packages may have a higher and more stable selling price. For example, packaged product that is sold cold for immediate consumption generally has better margins than product sold to take home.

      On a local level, we market our products with a number of specific programs and promotions, including sweepstakes, product tie-ins, associations with entertainment or athletic events, and joint marketing programs with local retailers. In addition, we have programs with local schools, universities and businesses through which we support certain programs or pay sponsorship fees in exchange for vending and fountain rights. We also implement local advertising campaigns on a cooperative basis with PepsiCo and work with PepsiCo on local media plans and signage promotions.

      In the United States and Canada, we distribute directly to a majority of customers in our licensed territories through a distribution system without using warehouse middlemen. Our approximately 10,000 member sales force is key to our selling efforts because its members interact continually with our customers to promote and sell our products. The members of our sales force deliver products on company-owned trucks directly to our retail customers. They then arrange the product on the shelves, build any displays previously agreed upon with the retailer and take the next delivery order. To ensure they have selling incentive, a large part of our route salesmen's compensation is made up of commissions based on revenues. Although route salesmen are responsible for selling to their customers, in certain markets and channels we use a pre-sell system, where we call accounts in advance to determine how much product to deliver and whether we will provide any additional displays. We are in the process of expanding this system because it is efficient and cost effective for many accounts. In our efforts to obtain new accounts we use 700 retail sales representatives who are responsible for calling on prospective new accounts, developing relationships, selling accounts and interacting with such accounts on an ongoing basis.

      In the United States and Canada, this direct delivery system is used for all packaged goods and some fountain accounts. We deliver fountain syrup to local customers in large containers rather than in packaged form. We have the exclusive right to sell and deliver fountain syrup to local customers in our territories. We have 400 managers who are responsible for calling on prospective fountain accounts, developing relationships, selling accounts and interacting with accounts on an ongoing basis. We also serve as PepsiCo's exclusive delivery agent in our territories for PepsiCo national fountain account customers that request direct delivery. We are also the exclusive equipment service agent for all of PepsiCo's national account customers in our territories.

      We believe our distribution system is highly effective. For example, we introduced PEPSI ONE in October 1998 and within four weeks achieved more than 80% distribution in the convenience and gas store, mass merchandise and supermarket channels in our exclusive territories in the United States.

      In international markets, we use both our direct distribution system and third party distributors or wholesalers. In the early stages of market development, it is more common to use third party distributors. As the market grows and reaches critical mass, there is generally a move toward direct distribution systems.

      In the less developed international markets, small format retail outlets play a larger role. However, with the emergence of larger, more sophisticated retailers in Spain and Greece, the marketing focus is increasingly similar to that of the United States and Canada.


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



Raw Materials and Processes Used in the Manufacturing of PBG's Products

      Expenditures for concentrate and packaging constitute our largest individual raw material costs, representing approximately 43% and 47%, respectively, of our total raw material costs.

      We buy various soft drink concentrates from PepsiCo and other soft drink companies whose products we bottle, and mix them in our plants with other ingredients, including carbon dioxide and sweeteners. Artificial sweeteners are included in the concentrates we purchase for diet soft drinks. The product is then bottled in a variety of containers ranging from 12-ounce cans to two liter plastic bottles to various glass packages, depending on market requirements.

      In addition to concentrates, we purchase sweeteners, glass and plastic bottles, cans, closures, syrup containers, other packaging materials and carbon dioxide. We generally purchase our raw materials, other than concentrates, from multiple suppliers. The Pepsi beverage agreements provide that, with respect to the soft drink products of PepsiCo, all authorized containers, closures, cases, cartons and other packages and labels may be purchased only from manufacturers approved by PepsiCo.

      We manufacture soft drink products using state-of-the-art processes that produce high quality finished products. The first step of the manufacturing process is to combine concentrate with sweeteners and other ingredients. Cans or bottles are then conveyed to a filling area, where syrups from the mixing tanks are combined with purified water. The liquid is then carbonated and filled at speeds frequently in excess of 1,200 cans per minute. Sealed cans and bottles are imprinted with date codes that permit us to monitor and replace inventory to provide fresh products.

Information Technology Used in PBG's Operations

      Information technology systems are critical to our ability to manage our business. Every day in the U.S. more than 7,000 trucks, on average, are dispatched to make deliveries to our customers. Our information technology systems enable us to coordinate this activity, from production scheduling and raw material ordering to truck routing and loading and customer delivery and invoicing.

      We depend upon standardized systems that can be maintained centrally but are available for decision making by our front line employees. We believe this is the most effective strategy to optimize our significant investment in information technology. We also believe that several recent initiatives have significantly contributed to our ability to service customers, reduce costs and improve efficiency.

      o Handheld sales computers. Handheld computers are used by all of our route salesmen in the United States and Canada and have been upgraded to provide customer sales trends, pricing and promotional information.

      o Customer service center. Customer support activities in the U.S. such as telephone selling, billing and collection have been centralized in one location to best utilize investments in technology, people and process.

      o Customer equipment tracking system. With the significant investment in cold drink equipment, our customer equipment tracking system enables us to track equipment and coordinate service needs in the U.S., minimizing lost sales and equipment down-time.

Competition

      The carbonated soft drink market and the non-carbonated beverage market are highly competitive. Our competitors in these markets include bottlers and distributors of nationally advertised and marketed products, bottlers and distributors of regionally advertised and marketed products, as well as bottlers of private label soft drinks sold in chain stores. We estimate that in 1997 the carbonated soft drink products of PepsiCo represented 31% of total carbonated soft drink sales in the United States. We estimate that in each U.S. territory in which we operate, between 65% and 85% of soft drink sales from supermarkets, drug stores and mass merchandisers are accounted for by us and our major


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competitor--Coca-Cola Enterprises or the local Coca-Cola bottler. We compete primarily on the basis of advertising to create brand awareness, price and price promotions, retail space management, customer service, consumer points of access, new products, packaging innovations and distribution methods. We believe that brand recognition is a primary factor affecting our competitive position.

Employees of PBG

      As of December 1998, we employed approximately 36,900 full-time workers, of whom approximately 33,000 were employed in the United States and Canada and approximately 11,500 of whom were union members. We consider relations with our employees to be good and have not experienced significant interruptions of operations due to labor disagreements.

      We have 159 contracts with our union employees worldwide, which expire at various times over the next five years. There are contracts covering approximately 2,350 employees that [were renewed or] are up for renewal in 1999.

PBG's Properties

      We operate 72 soft drink production facilities, eight of which are solely production facilities and 64 of which are combination production/distribution facilities. We also operate 319 distribution facilities. We believe that our bottling, canning and syrup filling lines and our distribution facilities are sufficient to meet present needs.

      We also own or lease and operate more than 16,500 vehicles, including delivery trucks, delivery and transport tractors and trailers and other trucks and vans used in the sale and distribution of our soft drink products. We also own or lease approximately 1.0 million soft drink dispensing and vending machines.

      In addition, we sublease our headquarters in Somers, New York from PepsiCo.

      We believe that our properties are in good operating condition and are adequate to serve our current operational needs.

Legal Proceedings Relating to PBG

      From time to time we are a party to various litigation matters incidental to the conduct of our business. There is no pending or threatened legal proceeding to which we are a party that, in the opinion of management, is likely to have a material adverse effect on our future financial results.

Governmental Regulation Applicable to PBG

      Our operations and properties are subject to regulation by various federal, state and local governmental entities and agencies as well as foreign government entities. As a producer of food products, we are subject to production, packaging, quality, labeling and distribution standards in each of the countries where we have operations, including, in the United States, those of the federal Food, Drug and Cosmetic Act. The operations of our production and distribution facilities are subject to various federal, state and local environmental laws and workplace regulations. These laws and regulations include, in the United States, the Occupational Safety and Health Act, the Unfair Labor Standards Act, the Clean Air Act, the Clean Water Act and laws relating to the maintenance of fuel storage tanks. We believe that our current legal and environmental compliance programs adequately address such concerns and that we are in substantial compliance with applicable laws and regulations. We do not anticipate making any material expenditures in connection with environmental remediation and compliance. However, compliance with, or any violation of, current and future laws or regulations could require material expenditures by us or otherwise have a material adverse effect on our business, financial condition and results of operations.

      Bottle and Can Legislation

      In all but a few of our United States and Canadian markets, we offer our bottle and can beverage products in nonreturnable containers. Legislation has been enacted in certain states and Canadian provinces where we operate that generally prohibits the sale of certain beverages unless a deposit is charged for the container. These include Connecticut, Delaware, Maine, Massachusetts, Michigan, New York, Oregon, California, British Columbia, Alberta, Saskatchewan, Manitoba, New Brunswick, Nova Scotia and Quebec.

      Maine, Massachusetts and Michigan have statutes that require us to pay all or a portion of unclaimed container deposits to the state and California imposes a levy on beverage containers to fund a waste recovery system.

      In addition to the Canadian deposit legislation described above, Ontario, Canada currently has a regulation requiring that 30% of all soft drinks sold in Ontario be bottled in refillable containers. This regulation is currently being reviewed by the Ministry of the Environment.

      The European Commission has issued a packaging and packing waste directive which is in the process of being incorporated into the national legislation of the member states. This will result in targets being set for the recovery and recycling of household, commercial and industrial packaging waste and impose substantial responsibilities upon bottlers and retailers for implementation.

      We are not aware of similar material legislation being proposed or enacted in any other areas served by us. We are unable to predict, however, whether such legislation will be enacted or what impact its enactment would have on our business, financial condition or results of operations.

      Soft Drink Excise Tax Legislation

      Specific soft drink excise taxes have been in place in certain states for several years. The states in which we operate that currently impose such a tax are West Virginia, Arkansas, North Carolina, South Carolina, Tennessee and, with respect to fountain syrup only, Washington. Although soft drink excise tax legislation is currently in place in North Carolina and South Carolina, new legislation has been enacted that phases out such taxes by the end of the year 2000 in North Carolina and 2002 in South Carolina.

      Value-added taxes on soft drinks vary in our territories located in Canada, Spain, Greece and Russia, but are consistent with the value-added tax rate for other consumer products.

      We are not aware of any material soft drink taxes that have been enacted in any other market served by us. We are unable to predict, however, whether such legislation will be enacted or what impact its enactment would have on our business, financial condition or results of operations.

      Trade Regulation Relating to the Liquid Refreshment Beverage Industry

      As a manufacturer, seller and distributor of bottled and canned soft drink products of PepsiCo and other soft drink manufacturers in exclusive territories in the United States and internationally, we are subject to antitrust laws. Under the Soft Drink Interbrand Competition Act, soft drink bottlers operating in the United States, such as us, may have an exclusive right to manufacture, distribute and sell a soft drink product in a geographic territory if the soft drink product is in substantial and effective competition with other products of the same class in the same market or markets. We believe that there is such substantial and effective competition in each of the exclusive geographic territories in which we operate.

      Our operations in Spain and Greece are subject to the antitrust laws of the European Union, Spain and Greece. As a result of antitrust laws in the European Union, the beverage agreements applicable in Spain, unlike the Pepsi beverage agreements relating to our U.S. operations, do not prohibit the transshipment of Pepsi-Cola beverages into our exclusive territories in response to unsolicited orders. Our operations in Russia are subject to the trade practices laws of Russia.

      California Carcinogen and Reproductive Toxin Legislation

      A California law requires that any person who exposes another to a carcinogen or a reproductive toxin must provide a warning to that effect. Because the law does not define quantitative thresholds below which a warning is not required, virtually all manufacturers of food products are confronted with the possibility of having to provide warnings due to the presence of trace amounts of defined substances. Regulations implementing the law exempt manufacturers from providing the required warning if it can be demonstrated that the defined substances occur naturally in the product or are present in municipal water used to manufacture the product. We have assessed the impact of the law and its implementing regulations on our beverage products and have concluded that none of our products currently require a warning under the law. We cannot predict whether or to what extent food industry efforts to minimize the law's impact on food products will succeed. We also cannot predict what impact, either in terms of direct costs or diminished sales, imposition of the law may have.

                                   MANAGEMENT

Executive Officers and Directors of PBG

      The following table sets forth certain information regarding our executive officers, senior management and directors, as of [June] 1999:


                 Name                     Age                     Position
                 ----                     ---                     --------
Directors and Executive Officers:
Craig E. Weatherup.....................    53    Chairman of the Board, Chief Executive Officer and
                                                 Director
Craig D. Jung..........................    45    Chief Operating Officer
John T. Cahill.........................    41    Executive Vice President, Chief Financial Officer and
                                                 Director
Pamela C. McGuire......................    51    Senior Vice President, General Counsel and Secretary
Margaret D. Moore......................    51    Senior Vice President and Treasurer
Peter A. Bridgman......................    46    Senior Vice President and Controller
Senior Management:
Donald W. Blair........................    40    Senior Vice President, Finance
Kevin L. Cox...........................    35    Senior Vice President and Chief Personnel Officer
Eric J. Foss...........................    40    Senior Vice President, Sales and Field Marketing
Gary K. Wandschneider..................    46    Senior Vice President, Operations

Directors of PBG

      Our certificate of incorporation provides that the number of directors may be altered from time to time by a resolution adopted by our board of directors. However, the number of directors may not be less than two nor more than fifteen.

      The following individuals are directors of PBG. They will hold office until the first annual meeting of our stockholders, which is expected to be held in 2000.

      Craig E. Weatherup, 53, is the Chairman of our board and our Chief Executive Officer, and has served as a director of PepsiCo since 1996. Mr. Weatherup intends to resign as a director of PepsiCo on the date the offering is completed. Prior to becoming our Chairman and Chief Executive Officer, he served as Chairman and Chief Executive Officer of the Pepsi-Cola Company since July 1996. He was appointed President of the Pepsi-Cola Company in 1988, President and Chief Executive Officer of Pepsi-Cola North America in 1991, and served as PepsiCo's President in 1996. Mr. Weatherup is also a director of Federated Department Stores, Inc. and Starbucks Corporation.

      John T. Cahill, 41, is our Executive Vice President and Chief Financial Officer. He held the same position at the Pepsi-Cola Company from March until November 1998. Prior to that, Mr. Cahill was Senior Vice President and Treasurer of PepsiCo, having been appointed to that position in April 1997. Mr. Cahill joined PepsiCo in 1989, became Senior Vice President, Finance and Chief Financial Officer for KFC Corporation, a former subsidiary of PepsiCo, in 1993, and in 1996 he became Senior Vice President and Chief Financial Officer of Pepsi-Cola North America.

      Linda G. Alvarado, 46, is the President of Alvarado Construction, Inc., a general contracting firm specializing in commercial, industrial, environmental and heavy engineering projects. Ms. Alvarado assumed her present position in 1976. She is also a director of Pitney Bowes, Inc., Cyprus Amax Minerals Company, Engelhard Corp. and U.S. West, Inc.

      Barry H. Beracha, 57, has been the Chairman of the Board and Chief Executive Officer of The Earthgrains Company since 1993. Earthgrains was formerly part of Anheuser-Busch Companies, where Mr. Beracha served from 1967 to 1996. From 1979 to 1993, he held the position of Chairman of the Board of Anheuser-Busch Recycling

Corporation. From 1976 to 1995, Mr. Beracha was also Chairman of the Board of Metal Container Corporation. Mr. Beracha is also a director of St. Louis University.

      Thomas H. Kean, 63, has been the President of Drew University since 1990 and was the Governor of the State of New Jersey from 1982 to 1990. Mr. Kean is also a director of Amerada Hess Corporation, Aramark Corporation, Bell Atlantic, Fiduciary Trust Company International and United Healthcare Corporation. He is also Chairman of Carnegie Corporation of New York.

      Thomas W. Jones, 49, is the Co-Chairman and Chief Executive Officer of SSB Citi Asset Management Group, a position he assumed in October 1998. Previously Mr. Jones was Chairman and Chief Executive Officer of Salomon Smith Barney Asset Management. From 1989 to 1993, Mr. Jones was Chief Financial Officer of the Teachers Insurance and Annuity Association-College Retirement Equities Fund, where he also served as President and Chief Operating Officer from 1993 to 1997, and Vice Chairman from 1995 to 1997. He is also a director of Federal Home Loan Mortgage Corporation and Thomas & Betts.

      Susan Kronick, 47, is Chairman and Chief Executive Officer of Burdines, a division of Federated Department Stores, a position she has held since June 1997. From 1993 to 1997, Ms. Kronick served as President of Federated's Rich's/Lazarus/Goldsmith's division. She spent the previous 20 years at Bloomingdale's, where her last position was as Senior Executive Vice President and Director of Stores. Ms. Kronick is also a director of Union Planters National Bank and Bank of Miami.

      Robert F. Sharpe, Jr., 47, is Senior Vice President, Public Affairs, General Counsel and Secretary of PepsiCo. He joined PepsiCo in January 1998 as Senior Vice President, General Counsel and Secretary. Mr. Sharpe was Senior Vice President and General Counsel of RJR Nabisco Holdings Corp. from 1996 until 1998. He was previously Vice President, Tyco International Ltd. from 1994 to 1996 and Vice President, Assistant General Counsel and Secretary of RJR Nabisco Holdings Corp. and RJR Nabisco, Inc. from 1989 to 1994.

      Karl M. von der Heyden, 62, is a Director and Vice Chairman of the Board of PepsiCo, a position he has held since September 1996. He also served as Chief Financial Officer of PepsiCo until March 1998. Mr. von der Heyden was Co-Chairman and Chief Executive Officer of RJR Nabisco from March through May 1993 and Chief Financial Officer from 1989 to 1993. He served as President and Chief Executive Officer of Metallgesellschaft Corp. from 1993 to 1994, Mr. von der Heyden is also a director of Federated Department Stores, Inc. and Zeneca Group PLC.

Board Compensation and Benefits

      Employee directors do not receive additional compensation for serving on our board of directors. Non-employee directors are compensated entirely in options to purchase our common stock and received an initial grant of options to purchase approximately $225,000 of common stock at the initial public offering price of $23 per share. Options were and will be granted at fair market value at the grant date and be exercisable for ten years. Directors may annually convert their stock options into our common stock at a ratio of three options for each share of common stock. If a director converts all of his or her stock option grant, he or she would receive $75,000 of our common stock. Directors may also defer payment of their stock grant. The deferrals are in our common stock equivalents. Non-employee directors also received a one-time $25,000 grant of our common stock at the initial public offering price, which shares may not be sold until a director retires or resigns from our board of directors. Directors do not receive retirement, health or life insurance benefits.

Committees of the Board

      Our board has established an audit committee, an executive development and compensation committee, a nominating committee and an affiliated transactions committee. The members are all non-employee directors.

      Audit/Affiliated Transactions Committee Responsibilities. Our audit/affiliated transactions committee:

      o recommends to the board the selection, retention or termination of our independent auditors;

      o approves the level of non-audit services provided by the independent auditors;

      o   reviews the scope and results of the work of our internal auditors;

      o   reviews the scope and approves the estimated cost of the annual audit;

      o reviews the annual financial statements and the results of the audit with management and the independent auditors;

      o reviews with management and the independent auditors the adequacy of our internal accounting controls;

      o reviews with management and the independent auditors the significant recommendations made by the auditors with respect to changes in accounting procedures and internal accounting controls;

      o reviews and approves any transaction between us and PepsiCo, or any entity in which PepsiCo has a 20% or greater ownership interest, where the transaction is other than in the ordinary course of business and has a value of more than $10 million; and

      o reports to the board on its review and makes such recommendations as it deems appropriate.

      Executive Development and Compensation Committee Responsibilities. Our executive development and compensation committee:

      o administers our Long-Term Incentive Plan, Executive Incentive Compensation Plan and related programs;

      o approves, or refers to the board of directors for approval, changes in such plans and the compensation programs to which they relate; and

      o reviews and approves the compensation and development of our senior executives.

      Nominating Committee Responsibilities.  The nominating committee:

      o   identifies candidates for future board membership;

      o develops criteria for selection of candidates for election as directors;

      o proposes to the board a slate of directors for election by the stockholders at each annual meeting; and

      o proposes to the board candidates to fill board vacancies as they occur.

Executive Officers of PBG

      In addition to Messrs. Weatherup and Cahill, the following persons are executive officers of PBG:

      Craig D. Jung, 45, is our Chief Operating Officer. After joining PepsiCo more than 12 years ago, Mr. Jung worked in a variety of domestic and international operating assignments at Frito-Lay. He was named a Vice President of Sales at Frito-Lay in 1992, and became President of Hostess Frito-Lay in Canada in 1994. He joined Pepsi-Cola International as the Business Unit General Manager for South America in 1996, and was named President of the Pepsi-Cola Bottling Co. in 1997.

      Pamela C. McGuire, 51, is our Senior Vice President, General Counsel and Secretary. Ms. McGuire has had more than twenty years experience in the beverage business, serving as Vice President and Division Counsel of Pepsi-Cola since 1989, and, in March 1998, she was named Vice President and Associate General Counsel of the Pepsi-Cola Company.

      Margaret D. Moore, 51, is our Senior Vice President and Treasurer. In addition to serving in PepsiCo's Treasury, Planning and Human Resources Departments from 1973 to 1986, Ms. Moore has been PepsiCo's Vice President, Investor Relations, since 1987. Ms. Moore is also a director of Michael Foods, Inc.

      Peter A. Bridgman, 46, is our Senior Vice President and Controller. Mr. Bridgman had been Vice President and Controller of the Pepsi-Cola Company since 1992, and had previously been Controller and Finance Director at Pepsi-Cola International.

Senior Management of PBG

      Donald W. Blair, 40, is our Senior Vice President of Finance. Mr. Blair was Pepsi-Cola International's Vice President of Finance from 1993 until 1996, when he joined Pizza Hut, Inc., a former subsidiary of PepsiCo, as Vice President, Planning. In 1997, he became Chief Financial Officer of the Pepsi-Cola Bottling Company.

      Kevin L. Cox, 35, is our Senior Vice President and Chief Personnel Officer. Mr. Cox has served as Director, Organizational Capability and Sales Development in the Pepsi-Cola Company from 1994 to 1995, and as Vice President, Organizational Capability from 1996 to 1997. Prior to assuming his present position, he was Senior Vice President, Human Resources, Pepsi-Cola Bottling Co.

      Eric J. Foss, 40, is our Senior Vice President of Sales and Field Marketing. From 1994 to 1996 Mr. Foss was General Manager of Pepsi-Cola North America's Great West Business Unit. Prior to assuming his present position, he was General Manager for the Central Europe Region for Pepsi-Cola International. Mr. Foss joined Pepsi-Cola in 1982, and has held a variety of other field and headquarters-based sales, marketing and general management positions.

      Gary K. Wandschneider, 46, is our Senior Vice President, Operations, a position he held with the Pepsi-Cola Company since 1997. He also served as Vice President, Manufacturing and Logistics from 1995 to 1997, and, in 1994, as a General Manager of two of Pepsi-Cola's business units.

Stock Ownership of Directors and Executive Officers of PBG

      Certain officers, including the executive officers named in the Summary Compensation Table below, will be granted options to purchase shares of our common stock. No director or executive officer will own in excess of 1% of our common stock.

Executive Compensation

      The following table sets forth information concerning the compensation paid to our Chief Executive Officer and our four other most highly compensated executive officers during our fiscal year ended December 26, 1998.


                                              Summary Compensation Table

                            1998 Annual Compensation                   1998 Long-Term Compensation
                       -----------------------------------     -------------------------------------------
                                                                 Awards         Payouts
                                                               ----------     ------------
                                                                PepsiCo
                                                               Securities      Long-Term
                                              Other Annual     Underlying      Incentive       All Other
                       Salary      Bonus      Compensation      Options       Plan Payouts    Compensation
Name and Principal      ($)         ($)           ($)             (#)             ($)            ($)(1)
Position               ------      -----      ------------     ----------     ------------    ------------
Craig E. Weatherup
 Chairman and
 Chief Executive
 Officer..........    $792,307    $844,000     $131,182 (2)    156,486 (3)          --         $11,698 (4)
Craig D. Jung
 Chief Operating
 Officer..........     307,731     144,220        7,065         53,625 (3)          --             --
John T. Cahill
 Executive Vice
 President and
 Chief Financial
 Officer..........     357,577     237,500        7,065         51,490 (3)          --             --


                                       67



                            1998 Annual Compensation           1998 Long-Term Compensation
                       -----------------------------------     ---------------------------
                                                                 Awards         Payouts
                                                               ----------     ------------
                                                                PepsiCo
                                                               Securities      Long-Term
                                              Other Annual     Underlying      Incentive       All Other
                       Salary      Bonus      Compensation      Options       Plan Payouts    Compensation
Name and Principal      ($)         ($)           ($)             (#)             ($)            ($)(1)
Position               ------      -----      ------------     ----------     ------------    ------------
Margaret D. Moore
 Senior Vice
 President and
 Treasurer........     264,708     136,450        6,224         31,428 (3)            --           --
Pamela C. McGuire
 Senior Vice
 President,
 General Counsel
 and Secretary....     217,408      93,680        4,949         17,066 (3)            --           --





------------
(1)  We pay a portion of the annual cost of life insurance policies on the lives of certain of our key employees. These amounts are included here. If a covered employee dies while employed by us, we are reimbursed for our payments from the proceeds of the policy.

(2) This amount includes $107,153 from the use of corporate transportation in 1998.

(3) All such options vested and became exercisable at the date of the initial public offering.

(4) Of this amount, $2,086 is for life insurance, as discussed in note (1) above, and $9,612 is preferential earnings on income deferred by Mr.
     Weatherup since 1986. In order to earn a preferential return, Mr. Weatherup elected a risk feature under which, if he terminated his employment, he would forfeit all his deferred income.


Stock Option Grants in Last Fiscal Year

      The following table sets forth information concerning grants of stock options made to the named executive officers during our fiscal year ended December 26, 1998. All grants relate to PepsiCo capital stock.

                                      PepsiCo Option Grants in Last Fiscal Year
                                                                                                Potential Realizable Value at
                                                                                                Assumed Annual Rates of Stock
                                                    Individual Grants                        Price Appreciation for Option Term
                           --------------------------------------------------------------    ----------------------------------
                              Number of         % of Total
                             Securities          Options
                             Underlying         Granted to       Exercise or
                           Options Granted     Employees in      Base Price    Expiration
Name                          (#)(1)          Fiscal Year(2)      ($/Share)       Date           5%($)(3)            10%($)(3)
----                       ---------------    --------------     -----------   ----------     ------------          -----------
Craig E. Weatherup.........    156,486            0.507             $36.50       1/31/08        $3,592,082          $9,103,041
Craig D. Jung..............     53,625            0.174              36.50       1/31/08         1,230,943           3,179,452
John T. Cahill.............     51,490            0.167              36.50       1/31/08         1,181,935           2,995,256
Margaret D. Moore..........     31,428            0.102              36.50       1/31/08           721,419           1,828,217
Pamela C. McGuire..........     17,066            0.055              36.50       1/31/08           391,744             992,757


------------
(1)  These options vested and became exercisable on the date of the initial public offering.

(2) Includes approximately 14,700,000 options granted to employees under PepsiCo's SharePower Stock Option Plan.


(3) The 5% and 10% rates of appreciation were set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of PepsiCo's capital stock. If PepsiCo's capital stock does not increase in value, then the option grants described in the table will be valueless.

      In addition to the option grants to executive officers named in the table above, each of these officers may receive an additional option grant or cash payment based upon achievement of PepsiCo performance objectives. The payments and option grants, if any, would be made on or about February 1, 2001. The obligations to make these grants was assumed by us at the date of the initial public offering, and we intend to set new performance targets based on our performance.

PepsiCo Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

      The following table sets forth information concerning option exercises with respect to PepsiCo capital stock by our executive officers named in the table above during our fiscal year ended December 26, 1998.

             Aggregated PepsiCo Option Exercises in Last Fiscal Year


                                                             Number of Securities
                                                            Underlying Unexercised        Value of Unexercised In-the-
                                                               Options at FY-End          Money Options at FY-End (1)
                                                         ----------------------------    ------------------------------
                          Shares
                       Acquired on
Name                   Exercise (#)    Value Realized    Exercisable    Unexercisable    Exercisable      Unexercisable
----                   ------------    --------------    -----------    -------------    -----------      -------------
Craig E. Weatherup....    565,057        $18,521,040      1,236,238      1,945,326(2)    $31,842,379       $35,860,759
Craig D. Jung.........        --                 --         114,958        162,311(3)      2,666,813         1,403,184
John T. Cahill........        --                 --         209,523        153,858(3)      5,242,681         1,416,124
Margaret D. Moore.....     26,751            770,488        131,119         87,730(3)      3,085,501           864,181
Pamela C. McGuire.....     26,917            770,657        125,799         58,364(3)      3,219,509           610,244

------------
(1)  The closing price of PepsiCo capital stock on December 24, 1998, the last trading day prior to PepsiCo's fiscal year end, was $40.4375 per share.

(2) 453,901 of these options were canceled and the remainder became exercisable on the date the initial public offering was completed.

(3) All of these options became exercisable on the date the initial public offering was completed.

Pension Plans

      Many of our salaried employees have been participants in PepsiCo's Salaried Employees Retirement Plan. We have adopted a PBG Salaried Employees Retirement Plan and a PBG Pension Equalization Plan on terms substantially similar to the comparable PepsiCo plans.

      Under the PBG plan, when an executive retires at the normal retirement age of 65, the approximate annual benefits payable after January 1, 1999 for the following pay classifications and years of service are:


                                      Years of Service
                          ----------------------------------------
         Remuneration         30             35             40
         ------------     ----------     ----------     ----------
          $   250,000     $  120,740     $  132,530     $  145,030
              500,000        245,740        270,030        295,030
              750,000        370,740        407,530        445,030
            1,000,000        495,740        545,030        595,030
            1,250,000        620,740        682,530        745,030

                                      Years of Service
                          ----------------------------------------
         Remuneration         30             35             40
         ------------     ----------     ----------     ----------
            1,500,000        745,740        820,030        895,030
            1,750,000        870,740        957,530      1,045,030
            2,000,000        995,740      1,095,030      1,195,030
            2,250,000      1,120,740      1,232,530      1,345,030
            2,500,000      1,245,740      1,370,030      1,495,030

      The pay covered by the pension plans noted above is based on the salary and bonus shown in the Summary Compensation Table above for each of the named executive officers. The years of credited service as of January 1, 1999 for the named executive officers are as follows: 24 years for Mr. Weatherup; 13 years for Mr. Jung; 9 years for Mr. Cahill; 25 years for Ms. Moore; and 21 years for Ms. McGuire.

New Stock-Based and Incentive Plans of PBG

   PBG 1999 Long-Term Incentive Plan

      Generally. Prior to the initial public offering, the PBG 1999 Long-Term Incentive Plan was approved by our board of directors and by PepsiCo as our sole stockholder at the time. The PBG 1999 Long-Term Incentive Plan provides for the grant of various types of long-term incentive awards to key employees. These awards may include non-qualified options to purchase shares of our common stock, performance units, incentive stock options, stock appreciation rights and restricted stock grants. The term of the PBG 1999 Long-Term Incentive Plan is two years.

      Administration. The PBG 1999 Long-Term Incentive Plan vests broad powers in the executive development and compensation committee of our board of directors to administer and interpret the PBG 1999 Long-Term Incentive Plan. The committee's powers include authority to select persons to be granted awards, to determine terms and conditions of awards, including the type, size and term of awards, to determine the time when awards will be granted and any conditions for receiving awards, to establish objectives and conditions for earning awards, and to determine whether such conditions have been met. The committee also has authority to determine whether payment of an award will be made at the end of an award period, or at the time of exercise, or deferred, and to determine whether payment of an award should be reduced or eliminated. The PBG 1999 Long-Term Incentive Plan grants powers to the executive development and compensation committee to amend and terminate the PBG 1999 Long-Term Incentive Plan.

      Eligibility. Key employees of PBG and its divisions, subsidiaries and affiliates have been or will be granted awards under the PBG 1999 Long-Term Incentive Plan. The executive development and compensation committee may also grant awards to employees of a joint venture or other business in which we have a substantial investment, and may make awards to non-executive employees who are in a position to contribute to our success.

   Stock Option Grants as of the Initial Public Offering

      As of the initial public offering, the executive development and compensation committee of our board of directors made the following stock option grants to our executive officers named in the tables above:

                                                                                       Potential Realizable Value at Assumed
                                                                                            Annual Rates of Stock Price
                                             Individual Grants                              Appreciation for Option Term
                      -------------------------------------------------------------     -----------------------------------
                         Number of        % of Total
                        Securities          Options
                        Underlying        Granted to     Exercise or
                      Options Granted    Employees in    Base Price      Expiration
Name                      (#)(1)          Fiscal year     ($/sh)(2)         Date             5%(3)                10%(3)
----                  ---------------    ------------    -----------     ----------     -------------          ------------
Craig E. Weatherup...    1,086,956            8.9%         $23.00           (1)          $15,722,366            $39,843,562
Craig D. Jung........      264,130            2.2           23.00           (1)            3,820,535              9,681,985
John T. Cahill.......      264,130            2.2           23.00           (1)            3,820,535              9,681,985



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


                                                                                          Potential Realizable Value at Assumed
                                                                                               Annual Rates of Stock Price
                                             Individual Grants                                 Appreciation for Option Term
                      ----------------------------------------------------------------     -----------------------------------
                         Number of        % of Total
                        Securities          Options
                        Underlying        Granted to        Exercise or
                      Options Granted    Employees in       Base Price      Expiration
Name                      (#)(1)          Fiscal year        ($/sh)(2)         Date             5%(3)                10%(3)
----                  ---------------    ------------       -----------     ----------     -------------          ------------
Margaret D. Moore....      117,394            1.0              23.00           (1)            1,698,015              4,303,105
Pamela C. McGuire....      143,478            1.2              23.00           (1)            2,075,352              5,259,350


------------
(1) These options were granted as of the date the initial public offering was completed and consist of non-qualified stock options. Except for the options granted to Mr. Weatherup, these options will become exercisable three years after the completion of the initial public offering. One-third of Mr. Weatherup's options become exercisable one year after the initial public offering date, one-third become exercisable two years after the initial public offering date, and the remaining one-third become exercisable three years after the initial public offering date. All of these options expire ten years after the initial public offering date.

(2)  Based upon the public initial public offering price of $23.00 per share.

(3) The 5% and 10% rates of appreciation were set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of our common stock. If our common stock does not increase in value, than the option grants described in the table will be valueless.

   PBG 1999 Executive Incentive Compensation Plan

      Generally. Prior to the initial public offering, PBG's 1999 Executive Incentive Compensation Plan was approved by our board of directors and by PepsiCo as our sole stockholder at the time. The PBG 1999 Executive Incentive Compensation Plan provides for our executives to be granted annual cash incentive awards. The term of the plan is expected to be ten years.

      Administration. The PBG 1999 Executive Incentive Compensation Plan vests broad powers in the executive development and compensation committee to administer and interpret the PBG 1999 Executive Incentive Compensation Plan. The committee's powers include authority to select the persons to be granted awards, to determine the time when awards will be granted, and to determine and certify whether objectives and conditions for earning awards have been met. The committee also has authority to determine whether payment of an award will be made at the end of an award period or deferred, and to determine whether an award or payment of an award should be reduced or eliminated. The PBG 1999 Executive Incentive Compensation Plan grants broad powers to the executive development and compensation committee to amend and terminate the Plan.

   Other Stock Ownership Programs

      Ownership Guidelines. We have adopted stock ownership guidelines for all of our senior executives. The guidelines provide that, within five years of the initial public offering:

      o our Chief Executive Officer will own shares of our common stock with a value of at least five times his annual salary;

      o our Chief Operating and Chief Financial Officers will own shares with a value of at least three times their respective annual salaries; and

      o our other officers will own shares with a value at least equal to their respective annual salaries.

      Messrs. Weatherup and Cahill and Ms. Moore each have PepsiCo deferred income which was transferred to PBG as of the initial public offering. They have elected to transfer approximately $4,000,000, $1,000,000 and $250,000,


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



respectively, from their deferral investments into a PBG phantom stock investment as of the initial public offering. This transfer will satisfy all or substantially all of their respective PBG stock ownership requirements.

      Founder's Grant. At the time of the initial public offering, the executive development and compensation committee made a one-time grant to each of our full-time employees below the middle-management level of options to purchase 100 shares of our common stock. These options had an exercise price equal to the initial public offering price of $23 per share; will vest in three years; and will be exercisable for ten years after the date of grant.


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



               RELATIONSHIP WITH PEPSICO AND CERTAIN TRANSACTIONS

      In 1998 and prior years, there have been significant transactions between us and PepsiCo involving purchases of concentrate from PepsiCo, the provision of marketing and other support by PepsiCo, as well as the provision to us of administrative and other services by PepsiCo. See Note 15 to the notes to Combined Financial Statements. For purposes of governing certain on-going relationships between us and PepsiCo, we have entered into, or continued in effect, various agreements and relationships, including those described below. The agreements described below were negotiated in the context of our separation from PepsiCo and therefore are not the result of arm's-length negotiations between independent parties. There can be no assurance, therefore, that these agreements, or the transactions which they provide for will be on terms as favorable to us as could have been obtained from unaffiliated third parties.

      Some of the agreements summarized below are included as exhibits to the registration statement of which this prospectus is a part, and the following summaries are qualified completely by reference to such exhibits which are incorporated in this prospectus by reference.

Relationship with PepsiCo after the Offering

      Stock Ownership and Participation in Management. PepsiCo has 43.5% of the combined voting power of all classes of our voting stock. We have been advised that PepsiCo has no present intention of disposing of any of the shares of our capital stock that it owns. As a major stockholder of PBG, PepsiCo is able to significantly influence the outcome of all matters requiring stockholder action. Of the persons currently on our board, two are executive officers of PepsiCo, two are executive officers of PBG and the remainder are independent.

      Corporate Opportunities. Our certificate of incorporation provides that PepsiCo has no duty to refrain from engaging in the same or similar activities as we do. Our certificate also provides that PepsiCo need not communicate to us, may pursue or acquire for itself, or may direct to another person, a corporate opportunity, without liability to us or our stockholders.

      Description of Bottling Agreements. We have recently entered into a number of bottling agreements with PepsiCo. These bottling agreements consist of:

      (1) the master bottling agreement for cola beverages bearing the "PEPSI-COLA" and "PEPSI" trademark, including DIET PEPSI and PEPSI ONE in the United States;

      (2) bottling and distribution agreements for non-cola products in the United States;

      (3) a master fountain syrup agreement for fountain syrup in the United States; and

      (4) agreements similar to the master bottling agreement and the non-cola bottling agreements for each specific country, including Canada, Spain, Greece and Russia, as well as a fountain syrup agreement similar to the master syrup agreement for Canada.

      The master bottling agreement, the master syrup agreement, the non-cola bottling agreements and the country specific bottling agreements are referred to in this prospectus as the Pepsi beverage agreements.

      Set forth below is a description of the Pepsi beverage agreements and other bottling agreements to which we are a party.

      Terms of the Master Bottling Agreement. The master bottling agreement under which we manufacture, package, sell and distribute the cola beverages bearing the PEPSI-COLA and PEPSI trademarks was entered into in March 1999. The master bottling agreement gives us the exclusive right to distribute cola beverages for sale in specified territories in authorized containers of the nature currently used by us. The master bottling agreement provides that we will


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



purchase our entire requirements of concentrates for the cola beverages from PepsiCo at prices, and on terms and conditions, determined from time to time by PepsiCo. The prices at which we purchase concentrate under the master bottling agreement and the level of advertising and marketing support provided by PepsiCo may vary materially from the levels provided historically. PepsiCo may determine from time to time what types of containers to authorize for use by us. PepsiCo has no rights under the master bottling agreement with respect to the prices at which we sell our products.

      Under the master bottling agreement we are obligated to:

      (1) maintain such plant and equipment, staff, and distribution and vending facilities that are capable of manufacturing, packaging and distributing the cola beverages in sufficient quantities to fully meet the demand for these beverages in our territories;

      (2) undertake adequate quality control measures prescribed by PepsiCo;

      (3) push vigorously the sale of the cola beverages in our territories;

      (4) increase and fully meet the demand for the cola beverages in our territories;

      (5) use all approved means and spend such funds on advertising and other forms of marketing beverages as may be reasonably required to meet the objective; and

      (6) maintain such financial capacity as may be reasonably necessary to assure performance under the master bottling agreement by us.

      The master bottling agreement requires us to meet annually with PepsiCo to discuss plans for the ensuing year and the following two years. At such meetings, we are obligated to present plans that set out in reasonable detail our marketing plan, including the introduction of any new beverage product or any change in the geographic area in which existing beverage products are distributed, management plan and advertising plan with respect to the cola beverages for the year. We must also present a financial plan showing that we have the financial capacity to perform our duties and obligations under the master bottling agreement for that year, as well as sales, marketing, advertising and capital expenditure plans for the two years following such year. PepsiCo has the right to approve such plans, which approval shall not be unreasonably withheld.

      If we carry out our annual plan in all material respects, we will be deemed to have satisfied our obligations to push vigorously the sale of the cola beverages and to increase and fully meet the demand for the cola beverages in our territories and to maintain the financial capacity required under the master bottling agreement. Failure to present a plan or carry out approved plans in all material respects would constitute an event of default that, if not cured within 120 days of notice of the failure, would give PepsiCo the right to terminate the master bottling agreement.

      If we present a plan that PepsiCo does not approve, such failure shall constitute a primary consideration for determining whether we have satisfied our obligations to maintain our financial capacity and to push vigorously the sale of the cola beverages and to increase and fully meet the demand for the cola beverages in our territories.

      If we fail to carry out our annual plan in all material respects in any segment of our territory, whether defined geographically or by type of market or outlet, and if such failure is not cured within six months of notice of the failure, PepsiCo may reduce the territory covered by the master bottling agreement by eliminating the territory, market or outlet with respect to which such failure has occurred.

      PepsiCo has no obligation to participate with us in advertising and marketing spending, but it may contribute to such expenditures and undertake independent advertising and marketing activities, as well as cooperative advertising and sales promotion programs that would require our cooperation and support. Although PepsiCo has advised us that


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



it intends to continue to provide cooperative advertising funds, it is not obligated to do so under the master bottling agreement.

      The master bottling agreement provides that PepsiCo may in its sole discretion reformulate any of the cola beverages or discontinue them, with some limitations, so long as all cola beverages are not discontinued. PepsiCo may also introduce new beverages under the PEPSI-COLA trademarks or any modification thereof. If that occurs, we will be obligated to manufacture, package, distribute and sell such new beverages with the same obligations as then exist with respect to other cola beverages. We are prohibited from producing or handling cola products, other than those of PepsiCo, or products or packages that imitate, infringe or cause confusion with the products, containers or trademarks of PepsiCo. The master bottling agreement also imposes requirements with respect to the use of PepsiCo's trademarks, authorized containers, packaging and labeling.

      If we acquire control, directly or indirectly, of any bottler of cola beverages, we must cause the acquired bottler to amend its bottling appointments for the cola beverages to conform to the terms of the master bottling agreement.

      Under the master bottling agreement, PepsiCo has agreed not to withhold approval for any acquisition of rights to manufacture and sell PEPSI trademarked cola beverages within a specific area--currently representing approximately 14% of PepsiCo's U.S. bottling system in terms of volume--if we have successfully negotiated the acquisition and, in PepsiCo's reasonable judgment, satisfactorily performed our obligations under the master bottling agreement. We have agreed not to acquire or attempt to acquire any rights to manufacture and sell PEPSI trademarked cola beverages outside of that specific area without PepsiCo's prior written approval.

      The master bottling agreement is perpetual, but may be terminated by PepsiCo in the event of our default. Events of default include:

      (1) our insolvency, bankruptcy, dissolution, receivership or the like;

      (2) any disposition of any voting securities of one of our bottling subsidiaries or substantially all of our bottling assets without the consent of PepsiCo;

      (3) our entry into any business other than the business of manufacturing, selling or distributing non-alcoholic beverages or any business which is directly related and incidental to such beverage business; and

      (4) any material breach under the contract that remains uncured for 120 days after notice by PepsiCo.

      An event of default will also occur if any person or affiliated group acquires any contract, option, conversion privilege, or other right to acquire, directly or indirectly, beneficial ownership of more than 15% of any class or series of our voting securities without the consent of PepsiCo. If the master bottling agreement is terminated, PepsiCo also has the right to terminate its other bottling agreements with us.

      We are prohibited from assigning, transferring or pledging the master bottling agreement, or any interest therein, whether voluntarily, or by operation of law, including by merger or liquidation, without the prior consent of PepsiCo.

      The master bottling agreement was entered into by us in the context of our separation from PepsiCo and, therefore, its provisions were not the result of arm's-length negotiations. Consequently, the agreement contains provisions that are less favorable to us than the exclusive bottling appointments for cola beverages currently in effect for independent bottlers in the United States.

      Terms of the Non-Cola Bottling Agreements. The beverage products covered by the non-cola bottling agreements are beverages licensed to us by PepsiCo, consisting of MOUNTAIN DEW, DIET MOUNTAIN DEW, SLICE, MUG root beer and cream soda and ALL SPORT. The non-cola bottling agreements contain provisions that are similar to those contained in the master bottling agreement with respect to pricing, territorial restrictions, authorized containers, planning, quality


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



control, transfer restrictions, term, and related matters. Our non-cola bottling agreements will terminate if PepsiCo terminates our master bottling agreement. The exclusivity provisions contained in the non-cola bottling agreements would prevent us from manufacturing, selling or distributing beverage products which imitate, infringe upon, or cause confusion with, the beverage products covered by the non-cola bottling agreements. PepsiCo may also elect to discontinue the manufacture, sale or distribution of a non-cola beverage and terminate the applicable non-cola bottling agreement upon six months notice to us.

      We also have an agreement with PepsiCo granting us the exclusive right to distribute AQUAFINA in our territories. We have the right to manufacture AQUAFINA in certain locations depending on the availability of appropriate equipment. The distribution agreement contains provisions generally similar to those in the master bottling agreement as to use of trademarks, trade names, approved containers and labels and causes for termination. However, the distribution agreement does not prevent us from distributing other bottled waters. The distribution agreement is for a limited term. Upon expiration of this term, PepsiCo may issue a perpetual license depending on whether we meet volume, distribution and marketing objectives described in the distribution license.

      Terms of the Master Syrup Agreement. The master syrup agreement grants us the exclusive right to manufacture, sell and distribute fountain syrup to local customers in our territories. The master syrup agreement also grants us the right to act as a manufacturing and delivery agent for national accounts within our territories that specifically request direct delivery, without using a middleman. In addition, we are granted a right of first refusal to act as the manufacturer for fountain syrup to be delivered to national accounts that elect delivery through independent distributors. Under the master syrup agreement, we will have the exclusive right to service fountain equipment for all of the national account customers within our territories. The master syrup agreement provides that the determination of whether an account is local or national is in the sole discretion of PepsiCo.

      The master syrup agreement contains provisions that are similar to those contained in the master bottling agreement with respect to pricing, territorial restrictions with respect to local customers and national customers electing direct-to-store delivery only, planning, quality control, transfer restrictions and related matters. The master syrup agreement has an initial term of five years and is automatically renewable for additional five year periods unless PepsiCo terminates it for cause. PepsiCo has the right to terminate the master syrup agreement without cause at the conclusion of the initial five year period or at any time during a renewal term upon twenty-four months notice. In the event PepsiCo terminates the master syrup agreement without cause, PepsiCo is required to pay us the fair market value of our rights under such agreement.

      Our master syrup agreement will terminate if PepsiCo terminates our master bottling agreement.

      Terms of Other U.S. Bottling Agreements. The bottling agreements between us and other licensors of beverage products, including Cadbury Schweppes plc-- for DR PEPPER, 7UP, SCHWEPPEs and CANADA DRY, the Pepsi/Lipton Tea Partnership-- for LIPTON BRISK and LIPTON'S ICED TEa and the North American Coffee Partnership--for STARBUCKS FRAPPUCCINO, contain provisions generally similar to those in the master bottling agreement as to use of trademarks, trade names, approved containers and labels, sales of imitations, and causes for termination. Some of these beverage agreements have limited terms and, in most instances, prohibit us from dealing in similar beverage products.

      Terms of the Country Specific Bottling Agreements. The country specific bottling agreements contain provisions similar to those contained in the master bottling agreement and the non-cola bottling agreements and, in Canada, the master syrup agreement with respect to authorized containers, planning, quality control, transfer restrictions, causes for termination and related matters. These bottling agreements differ from the master bottling agreement because, except for Canada, they include both fountain syrup and non-fountain beverages. These bottling agreements also differ from the master bottling agreement with respect to term and contain certain provisions that have been modified to reflect the laws and regulations of the applicable country. For example, the bottling agreements in Spain do not contain a restriction on the sale and shipment of Pepsi-Cola beverages into our territory by others in response to unsolicited orders.


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



Description of Other Agreements with PepsiCo

      We have entered into other agreements with PepsiCo, governing the relationships between us and PepsiCo, and providing for the allocation of tax and other liabilities and obligations relating to periods prior to and after the initial public offering. We currently estimate that the fees that we will pay PepsiCo during fiscal 1999 under the agreements described below will be approximately $100 million in the aggregate. In addition, we anticipate that we will pay approximately $7 million in 1999 to PepsiCo for the sublease of our headquarters in Somers, New York.

      Terms of the Shared Services Agreement. We have entered into a shared services agreement with PepsiCo providing for various services to be provided by PepsiCo to us, and the fees and payment terms for each service. The shared services agreement provides that we will have the benefit of PepsiCo's scale and efficiencies in areas such as the procurement of raw materials, processing of accounts payable and credit and collection, certain tax and treasury services and information technology maintenance and systems development. In addition, we provide certain employee benefits services to PepsiCo.

      Terms of the Tax Separation Agreement. We have entered into a tax separation agreement with PepsiCo, on our own behalf and on behalf of our respective consolidated tax groups, that reflects each party's rights and obligations with respect to payments and refunds of taxes attributable to periods beginning prior to and including the initial public offering date and taxes resulting from transactions effected in connection with the initial public offering. The tax separation agreement also expresses each party's intention with respect to certain of our tax attributes after the initial public offering. The tax separation agreement provides for payments between the two companies for certain tax adjustments made after the offering that cover pre-offering tax liabilities. Other provisions cover the handling of audits, settlements, stock options, elections, accounting methods and return filing in cases where both companies have an interest in the results of these activities.

      Terms of the Employee Programs Agreement. We have entered into an employee programs agreement with PepsiCo, which allocates assets, liabilities and responsibilities between the two parties with respect to employee compensation and benefit plans and programs and other related matters.

      Terms of the Separation Agreement. We have entered into a separation agreement with PepsiCo which provides for books, records and personnel which we and PepsiCo make available to each other. The separation agreement also provides for the assumption by us of liabilities relating to our bottling businesses and indemnification of PepsiCo with respect to such liabilities, other than the $2.3 billion of debt of Bottling LLC that has been unconditionally guaranteed by PepsiCo.

      Under the terms of the separation agreement, we have agreed to use our best efforts to release, terminate or replace, prior to August 1, 1999, all letters of credit, guarantees, other than the guarantee of the $2.3 billion of debt issued by Bottling LLC, and contingent liabilities relating to our bottling businesses for which PepsiCo is liable. After August 1, 1999, PepsiCo may remain liable for some of the letters of credit, guarantees and contingent liabilities which were not terminated or replaced and from which PepsiCo was not released prior to that date. Under the separation agreement, after August 1, 1999 we will pay a fee to PepsiCo with respect to any such letters of credit, guarantees, other than the guarantee of Bottling LLC's $2.3 billion of debt and contingent liabilities, until such time as they are released, terminated or replaced by our guarantee, a qualified letter of credit or cash collateral provided by us or on our behalf. We will be required to indemnify PepsiCo with respect to such letters of credit, guarantees, other than the guarantee of Bottling LLC's $2.3 billion of debt and contingent liabilities.

      Terms of the Registration Rights Agreement. We have entered into a registration rights agreement with PepsiCo which allows PepsiCo to require us to register shares of our common stock owned by PepsiCo and to include such shares in any registration of common stock made by us in the future. We have agreed to cooperate fully in connection with any such registration and with any offering made under the registration rights agreement and to pay all costs and expenses, other than underwriting discounts and commissions, related to shares sold by PepsiCo in connection with any such registration.


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



      PepsiCo's Agreement to Combine Bottling Businesses with Whitman. In May 1999, PepsiCo combined certain of PepsiCo's bottling businesses and assets in the Midwestern United States and Central Europe with those of Whitman Corporation in a newly created Whitman entity. Whitman assumed liabilities associated with the U.S. operations of PepsiCo being transferred to it and acquired certain of PepsiCo's operations in Central Europe for cash. PepsiCo received $300 million in net proceeds plus 35% of the common stock in the newly created Whitman entity. Whitman agreed to undertake a stock repurchase program that is anticipated to raise PepsiCo's stake in the new Whitman to approximately 40%.

      The new Whitman operates under bottling agreements with PepsiCo, containing terms which are similar to the Pepsi beverage agreements, including that:

      (1) Whitman will not acquire or attempt to acquire the right to manufacture or sell Pepsi-Cola trademark beverages outside of a specified area without PepsiCo's prior written consent; and

      (2) an acquisition in the specified territory would be subject to PepsiCo's approval.

      Because of the territorial restrictions on acquisitions in our master bottling agreement and the Whitman bottling agreements, PBG and Whitman will generally not be competing for acquisitions of Pepsi-Cola bottling territories in the United States unless PepsiCo consents. The new Whitman could also acquire international bottling territories which are of interest to us, with PepsiCo's consent.

      PepsiCo has agreed not to increase its ownership of the new Whitman's equity securities beyond 49%, except with the approval of the new Whitman board of directors or under the terms of an offer made to all new Whitman shareholders.

      Whitman also transferred to us bottling operations in Virginia, West Virginia and St. Petersburg, Russia. This transfer was not subject to approval by Whitman shareholders.


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                   DESCRIPTION OF THE NOTES AND THE GUARANTEES

General

      The new notes will be issued by PBG pursuant to an indenture, among PBG, as issuer, Bottling LLC, as guarantor (the "Guarantor"), and The Chase Manhattan Bank, as trustee (the "Trustee"). The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The new notes are subject to all such terms, and holders of the new notes are referred to the indenture and the TIA for a statement thereof. The following summary of select provisions of the indenture does not purport to be complete and is qualified in its entirety by reference to the indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions."

      The new notes will be in fully registered form and will be represented initially by one or more global notes (the "Global Notes"). The Global Notes will be deposited with a custodian of and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its participants. See "-- Book-Entry, Delivery and Form."

Ranking

      The new notes will be general unsecured obligations of PBG and will rank pari passu with all other existing and future unsecured and unsubordinated indebtedness of PBG. The new notes are not secured by any assets of PBG. Accordingly, the new notes will be effectively subordinated to any secured obligations of PBG to the extent of the value of the assets securing such obligations. As of the date hereof, PBG does not have any material secured long-term debt obligations.

      PBG is primarily a holding company with limited direct operations and assets other than its interest in Bottling LLC. Consequently, PBG is dependent upon the cash flow of its subsidiaries, including Bottling LLC, to meet its obligations, including its obligations under the new notes. As a result, the new notes will be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of PBG's subsidiaries (except for Bottling
LLC) with respect to the cash flow and assets of those subsidiaries. At the date hereof, PBG's subsidiaries had approximately $2.3 billion of indebtedness.

      The indenture does not contain any provision that will restrict PBG or Bottling LLC from entering into one or more additional indentures providing for the issuance of debt securities or warrants, or from incurring, assuming, or becoming liable with respect to any indebtedness or other obligation, whether secured or unsecured, or from paying dividends or making other distributions on its capital stock, or from purchasing or redeeming its capital stock. The indenture does not contain any financial ratios or specified levels of net worth or liquidity to which PBG or Bottling LLC must adhere. In addition, the indenture does not contain any provision that would require that PBG repurchase, redeem, or otherwise modify the terms of any of the new notes upon a change in control or other event involving PBG that may adversely affect the creditworthiness of PBG or the value of the new notes.

Guarantees

      Bottling LLC will unconditionally and irrevocably guarantee on an unsecured basis, to each holder and to the Trustee and its successors and assignees (i) the full and punctual payment of principal and interest on the new notes when due, whether at maturity, by acceleration, by redemption or otherwise and all other monetary obligations of PBG under the indenture and the new notes and (ii) in the case of any extension of time of payment or renewal of any new notes or any of such other monetary obligation, that the same will be promptly paid in full when due or performed in accordance with the terms of such extension or renewal.


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      The guarantees rank equally with all other senior unsecured obligations of
Bottling LLC. At the date hereof, other than obligations related to the old notes, Bottling LLC has approximately $2.3 billion of indebtedness.

      The obligations of Bottling LLC are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of Bottling LLC, will result in the obligations of Bottling LLC under the guarantees not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. If the guarantees were challenged by a creditor of Bottling LLC, it is possible that the amount for which Bottling LLC would be liable would be limited (or the rights of holders of the new notes under the guarantees would be subject to avoidance or subordination) by application of fraudulent conveyance or equitable subordination principles.

      Bottling LLC may consolidate with or merge into or sell its assets to PBG without limitation, or with other persons upon the terms and conditions set forth in the indenture.

Principal, Maturity and Interest

      The new notes will be general unsecured obligations of PBG, limited in aggregate principal amount to $1,000,000,000 and will mature at par on March 1, 2029 (the "Maturity Date"). Each new note will bear interest at 7% per annum of the principal amount then outstanding from the original issuance date of the new notes, payable semi-annually in arrears on each March 1, and September 1, beginning September 1, 1999.

      The interest rate on the new notes is subject to increase in certain circumstances if the registration statement of which this prospectus is a part is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under "Exchange Offer."

      Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. Principal, premium, if any, and interest on the new notes will be payable at the office or agency of PBG maintained for such purpose within the City and State of New York or, at the option of PBG, payment of interest on the new notes may be made by check mailed to the holders of the new notes at their respective addresses set forth in the register of holders of new notes. A holder of $10,000,000 or more in aggregate principal amount of new notes will be entitled to receive payments of interest, other than interest due at maturity or any date of redemption or repayment, by wire transfer of immediately available funds, provided, that the Trustee receives from such holder a written request with appropriate wire transfer instructions no later than 15 calendar days prior to the applicable interest payment date. Until otherwise designated by PBG, PBG's office or agency in New York will be the office of the Trustee maintained for such purpose. The new notes will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The Trustee initially will be Paying Agent and Registrar under the indenture, and PBG may act as Paying Agent or Registrar under the indenture.

      Notwithstanding the foregoing paragraph, payments of principal, premium, if any, and interest, with respect to new notes represented by a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of PBG, the Trustee, or any Paying Agent for the new notes will have any responsibility or liability for any aspect of the records relating to, or for payments made on account of, beneficial ownership interests in a Global Note, or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

      PBG expects that, immediately upon receipt of any payment of principal, premium, or interest with respect to the new notes represented by a Global Note, DTC will credit each participant's account with the amount of such payment that is proportionate to its respective ownership interest in the principal amount of such Global Note (as shown on the records of DTC). Payments by participants to persons who hold beneficial interests in such Global Note through such participants will be the responsibility of such participants.


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Redemption

      PBG will not be required to make mandatory redemption or sinking fund payments prior to maturity of the new notes.

      The new notes will be redeemable, in whole or in part, at any time at the option of PBG, at a redemption price equal to the greater of (i) 100% of the principal amount of the new notes being redeemed or (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the new notes being redeemed from the redemption date to the Maturity Date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate (as defined below) plus 25 basis points plus, for (i) or (ii) above, whichever is applicable, accrued and unpaid interest on such new notes to the date of redemption.

      The new notes will be subject to redemption upon not less than 30 days', but not more than 60 days' prior notice mailed to each holder of new notes to be redeemed at its registered address by first-class mail. If less than all the new notes are to be redeemed at any time, selection of new notes for redemption will be made by the Trustee by such method as the Trustee shall deem fair and appropriate; provided any new notes redeemed in part shall be in multiples of $1,000. If any new note is to be redeemed in part only, the notice of redemption that relates to such new note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original new note. On and after the redemption date, interest will cease to accrue on new notes or portions thereof called for redemption unless PBG defaults in the payment thereof.

      "Treasury Rate" means, with respect to any redemption date for the new notes (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the applicable Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

      "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the new notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such new notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with PBG.

      "Comparable Treasury Price" means with respect to any redemption date for the new notes (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

      "Reference Treasury Dealer" means, each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Salomon Smith Barney Inc. and one other primary U.S. Government securities dealer in New York City (each, a "Primary Treasury Dealer") appointed by the Trustee in consultation with PBG; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, PBG shall substitute therefor another Primary Treasury Dealer.


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      "Reference Treasury Dealer Quotations" means, with respect to each
Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

      Except as set forth above, the new notes will not be redeemable by PBG prior to maturity.

Certain Covenants

      The indenture contains covenants including, among others, the following:

      Limitation on Liens. The indenture contains a covenant that neither PBG nor any Restricted Subsidiary of PBG will incur, suffer to exist or guarantee any Debt, secured by a mortgage, pledge or lien (a "Lien") on any Principal Property or on any shares of stock of any Restricted Subsidiary of PBG unless PBG or such first mentioned Restricted Subsidiary secures or causes such Restricted Subsidiary to secure all the outstanding notes or the guarantees, as the case may be (and any other Debt of PBG or such Restricted Subsidiary, at the option of PBG or such Restricted Subsidiary, as the case may be, not subordinate to the notes or the guarantees, as the case may be), equally and ratably with (or prior to) such secured Debt, for as long as such secured Debt shall be so secured. This restriction will not, however, apply to Debt secured by: (i) Liens existing prior to the issuance of the old and new notes; (ii) Liens on property of or shares of stock of or Debt of any corporation existing at the time such corporation becomes a Restricted Subsidiary of PBG; (iii) Liens on property or shares of stock existing at the time of acquisition (including acquisition through merger or consolidation); (iv) any Lien securing indebtedness incurred to finance all or any part of the purchase price or cost of construction or property (or additions, substantial repairs, alterations or substantial improvements thereto), provided that such Lien and the indebtedness secured thereby are incurred within 365 days of the later of acquisition or completion of construction (or addition, repair, alteration or improvement) and full operation thereof; (v) Liens in favor of PBG or any Restricted Subsidiaries of PBG; (vi) Liens in favor of, or required by contracts with, governmental entities; and (vii) any extension, renewal, or refunding referred to in any of the preceding clauses (i) through (vi), provided that in the case of a Lien permitted under clause (i), (ii), (iii), (iv) or (v) the Debt secured is not increased nor the Lien extended to any additional assets.

      Notwithstanding the foregoing, PBG or any Restricted Subsidiaries of PBG may incur, suffer to exist or guarantee any Debt secured by a Lien on any Principal Property or on any shares of stock of any Restricted Subsidiary of PBG if, after giving effect thereto, the aggregate amount of Exempted Debt does not exceed 15% of Consolidated Net Tangible Assets.

      Limitation on Sale-Leaseback Transactions. (a) PBG will not, and will not permit, any of its Restricted Subsidiaries to, sell or transfer, directly or indirectly, except to PBG or a Restricted Subsidiary of PBG, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of all or part of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided that, notwithstanding the foregoing, PBG or any of its Restricted Subsidiaries may sell a Principal Property and lease it back for a longer period (i) if PBG or such Restricted Subsidiary would be entitled, pursuant to the covenant described under "--Limitations on Liens" to create a Lien on the property to be leased securing Debt in an amount equal to the Attributable Debt with respect to the sale and lease-back transaction without equally and ratably securing the outstanding notes or (ii) if (A) PBG promptly informs the Trustee of such transactions, (B) the net proceeds of such transactions are at least equal to the fair value (as determined by a Board Resolution) of such property and (C) PBG causes an amount equal to the net proceeds of the sale to be applied to the retirement (whether by redemption, cancellation after open-market purchases, or otherwise), within 365 days after receipt of such proceeds, of Funded Debt having an outstanding principal amount equal to such net proceeds or (ii) to the purchase or acquisition (or in the case of property, the construction) of property or assets used in the business of PBG or any Restricted Subsidiary of PBG, within 365 days after receipt of such proceeds.


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      (b) Notwithstanding the foregoing paragraph (a), PBG or any Restricted
Subsidiary of PBG may enter into sale and lease-back transactions in addition to those permitted by the foregoing paragraph (a), and without any obligation to retire any outstanding Funded Debt or to purchase property or assets, provided that at the time of entering into such sale and lease-back transactions and after giving effect thereto, Exempted Debt does not exceed 15% of Consolidated Net Tangible Assets.

      Consolidation, Merger, Conveyance or Transfer. The indenture provides that PBG and Bottling LLC may consolidate or merge with or into, or transfer or lease all or substantially all of its assets to, any corporation that is organized and validly existing under the laws of any domestic jurisdiction, and may permit any such corporation to consolidate with or merge into PBG or Bottling LLC or convey, transfer, or lease all or substantially all of its assets to PBG or Bottling LLC, provided, (i) that either PBG or Bottling LLC will be the surviving corporation or, if not, that the successor corporation will expressly assume by a supplemental indenture the due and punctual payment of the principal, premium, if any, and interest on the new notes and the performance of every covenant of the indenture to be performed or observed by PBG or Bottling LLC, (ii) PBG, Bottling LLC or such successor corporation will not, immediately after such merger, consolidation, sale, conveyance or lease be in default in the performance of any such obligations, and (iii) PBG shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with the indenture. In the event of any such consolidation, merger, conveyance, transfer or lease, any such successor corporation will succeed to and be substituted for the issuer or guarantor, as the case may be, as issuer or guarantor, as the case may be, on the new notes with the same effect as if it had been named in the indenture as the issuer or as guarantor, as the case may be.

      Reports to Holders. PBG and Bottling LLC shall comply with the provisions of Section 314(a) and 314(c) of the TIA.

      PBG and Bottling LLC have each agreed that so long as it is not subject to
Section 13 or 15(d) of the Exchange Act, upon the request of a holder of the new notes, it will promptly furnish or cause the Trustee to furnish to such holder or to a prospective purchaser of a new note designated by such holder, as the case may be, the information required to be delivered by it pursuant to Rule 144A (d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the new notes.

      There are no other restrictive covenants contained in the Indenture.

Events of Default and Remedies

      The indenture provides that each of the following events constitutes an Event of Default (each, an "Event of Default"):

          (i) failure to make any payment of principal when due (whether at maturity, upon redemption or otherwise) on the new notes;

          (ii) failure to make any payment of interest when due on the new notes, which failure is not cured within 30 days;

          (iii) failure of PBG or Bottling LLC to observe or perform any of its other respective covenants or warranties under the indenture for the benefit of the holders of the new notes, which failure is not cured within 90 days after notice is given as specified in the indenture;

          (iv) certain events of bankruptcy, insolvency, or reorganization of PBG or any Material Domestic Subsidiary of PBG;

          (v) the maturity of any Debt of PBG or any Material Domestic Subsidiary of PBG having a then outstanding principal amount in excess of $50 million shall have been accelerated by any holder or holders thereof


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      or any trustee or agent acting on behalf of such holder or holders, in accordance with the provisions of any contract evidencing, providing for the creation of or concerning such Debt or failure to pay at the stated maturity (and the expiration of any grace period) any Debt of PBG or any Material Domestic Subsidiary of PBG having a then outstanding principal amount in excess of $50 million; and

          (vi) the guarantee of the new notes ceases to be in full force and effect or the Guarantor denies or disaffirms its obligations under the guarantee of the new notes, except as a result of a transaction permitted under the provisions described in "--Certain Covenants--Consolidation, Merger, Conveyance or Transfer."

      If any Event of Default (other than an Event of Default specified in clause (iv) in the above paragraph) occurs and is continuing, then either the Trustee or the holders of no less than 25% in aggregate principal amount of the outstanding notes may declare the principal of all outstanding notes, and the interest, if any, accrued thereon, to be immediately due and payable. If an Event of Default relating to certain acts of bankruptcy, insolvency or reorganization of PBG or any Material Domestic Subsidiary of PBG occurs, the principal amount and accrued interest, if any, on all the notes as of the date of such Event of Default will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or the holders of the notes. However, declarations of default may be rescinded and past defaults may be waived by the holders of a majority in principal amount of the outstanding notes, with certain exceptions, as described below.

      The indenture requires the Trustee to give to the holders of the new notes notice of all uncured defaults known to the Trustee within 90 days after such default occurs (the term "default" used here to include the Events of Default summarized above, exclusive of any grace period or requirement that notice of default be given), provided, however, that except in the case of a default in the payment of principal or interest, if any, on the outstanding notes, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the outstanding notes.

      No holder of any notes may institute any action under the indenture unless and until (i) such holder has given the Trustee written notice of an Event of Default, (ii) the holders of not less than 25% in aggregate principal amount of the outstanding notes have requested the Trustee to institute proceedings in respect of such Event of Default, (iii) such holder or holders has or have offered the Trustee such reasonable indemnity as the Trustee may require, (iv) the Trustee has failed to institute an action for 60 days thereafter, and (v) no inconsistent direction has been given to the Trustee during such 60-day period by the holders of not less than 25% in aggregate principal amount of the outstanding notes.

      The holders of a majority in aggregate principal amount of the outstanding notes will have the right, subject to certain limitations, to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the notes. The indenture provides that if an Event of Default shall have occurred and be continuing, the Trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent person in the conduct of his or her own affairs. The indenture further provides that the Trustee will not be required to expend or risk its own funds, or otherwise incur any financial liability in the performance of any of its duties under the indenture, unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured.

      The holders of not less than a majority in principal amount of the outstanding notes may, on behalf of the holders of all notes, waive any past default with respect to the notes, except a default not theretofore cured, (i) in the payment of principal or interest of any notes, or (ii) in respect of a covenant or provision in the indenture that cannot be modified without the consent of the holder of each outstanding note.

      PBG and Bottling LLC are each required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate signed by certain officers of PBG or Bottling LLC, as the case may be, stating whether such officers have obtained knowledge of any Event of Default with respect to PBG or Bottling LLC, as the case may be.


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Defeasance and Discharge of Covenants

      The indenture will be discharged with respect to the new notes and will cease to be of further effect as to all notes when

          (1) either

                 (a) all notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by PBG and thereafter repaid to PBG or discharged from such trust) have been delivered to the Trustee canceled or for cancellation; or

                 (b) all notes not theretofore delivered to the Trustee canceled or for cancellation

                        (i) have become due and payable, or

                       (ii) will become due and payable within one year, or

                      (iii) are to be called for redemption under arrangements
                satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of PBG,

     and in any of the cases described in (i), (ii) or (iii), above, PBG has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount of money in U.S. dollars, sufficient non-callable U.S. Government Obligations the principal and interest on which when due, will be sufficient, or a combination thereof, sufficient to pay and discharge the entire indebtedness on such notes with respect to principal and accrued and unpaid interest to the date of such deposit (in the case of notes that have become due and payable), or to maturity or redemption, as the case may be;

          (2) PBG has paid or caused to be paid all sums payable by it with respect to the notes under the indenture;

          (3) no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the notes has occurred and be continuing with respect to such notes on the date of such deposit;

          (4) PBG has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent to satisfaction and discharge of this indenture with respect to the notes have been complied with, and, in the case of the Opinion of Counsel, stating

                        (i) such deposit and defeasance will not cause the holders of such notes to recognize income, gain or loss for Federal income tax purposes and such holders will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and

                       (ii) either that no requirement to register under the Investment Company Act of 1940, as amended, will arise as a result of the satisfaction and discharge of the indenture or that any such registration requirement has been complied with; and

          (5) such deposit and defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which PBG is a party.

      The indenture also provides that PBG, at its option


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



          (i) will be discharged from any and all obligations with respect to the new notes (except for certain obligations to replace any such new notes that have been stolen, lost, or mutilated, and to maintain paying agencies and hold moneys for payment in trust in respect to such new notes), or

          (ii) need not comply with certain covenants of the indenture with respect to the new notes (including those described in the preceding paragraphs captioned "--Certain Covenants"), in each case:

                        (a) if PBG has deposited or caused to be deposited irrevocably with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of holders of the new notes, U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such new notes with respect to principal and accrued and unpaid interest to the date of such deposit (in the case of new notes that have become due and payable), or to maturity or redemption, as the case may be,

                        (b) no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the new notes has occurred and be continuing with respect to such new notes on the date of such deposit,

                        (c) PBG has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent to defeasance and discharge of the indenture have been complied with, and, in the case of the Opinion of Counsel stating that

                        (x) such deposit and defeasance will not cause the
                holders of such new notes to recognize income, gain, or loss for Federal income tax purposes as a result of PBG's exercise of such option and such holders will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable Federal income tax law or related treasury regulations after the date of the indenture, and

                        (y) either that no requirement to register under the
                Investment Company Act of 1940, as amended, will arise as a result of the satisfaction and discharge of the indenture or that any such registration requirement has been complied with, and

                        (d) with respect to defeasance under clause (i) above 123 days shall have passed during which no Event of Default under
           (iv) as described under "--Events of Default and Remedies" has occurred.

Modification of the Indenture

      With certain exceptions, the holders of not less than a majority in aggregate principal amount of outstanding notes may, on behalf of the holders of all then outstanding notes, consent to a modification of the indenture affecting all such holders' rights thereunder and/or under the notes, provided, however, the right of any holder of any outstanding note to receive payment when due of any payment of principal or interest payable with respect to such note, or to institute suit for the enforcement of any such payment, will not be impaired or affected without the consent of each such holder.

      The indenture may be modified by PBG, Bottling LLC and the Trustee without the consent of any of the holders of the new notes to:

           (i) evidence the succession of another corporation to PBG or Bottling LLC,

          (ii) add to the covenants of PBG or Bottling LLC,


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



        (iii) surrender any right or power of PBG or Bottling LLC,

         (iv) cure any ambiguity or defect, correct or supplement any provision of the indenture which may be inconsistent with any other provisions of the indenture, provided that such action pursuant to this clause (iv) shall not adversely affect the interests of the holders of the new notes in any respect,

          (v) add any provisions expressly permitted by the TIA,

         (vi) evidence and provide for the acceptance of a successor trustee,

        (vii) to add to the rights of the holders, and

       (viii) establish additional Events of Default,

provided that no modification may be made with respect to the matters described in clauses (ii), (iii), (iv), (vi) or (viii) if it is reasonably determined that to do so would adversely affect the interests of the holders of any outstanding notes.

Concerning the Trustee

      The Chase Manhattan Bank, the Trustee under the indenture, is also the trustee under other indentures under which unsecured debt of PepsiCo, PBG and Bottling LLC is outstanding, has from time to time made loans to PepsiCo and may participate as a lender under the Bank Facility, and has performed other services for PepsiCo, PBG and Bottling LLC in the normal course of its business, including the establishment and management of investment accounts.

      The indenture will contain certain limitations on the rights of the Trustee, should it become a creditor of PBG or Bottling LLC, or both, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict or resign.

Governing Law

      The indenture and the new notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full description of all such terms, as well as any other capitalized terms used herein for which no definition is provided. For purposes of the indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Subsidiaries. For purposes of the following definitions and the indenture generally, all calculations and determinations shall be made in accordance with U.S. GAAP and shall be based upon the consolidated financial statements of PBG, prepared in accordance with U.S. GAAP, consistently applied.

      "Attributable Debt" for a lease means the aggregate of present values (discounted at a rate per annum equal to the average interest rate borne by the new notes determined on a weighted average basis and compounded semi-annually) of the obligations of PBG or any Restricted Subsidiary of PBG for net rental payments during the remaining term of such lease (including any period for which such lease has been extended or may at the option of the lessor, be extended). The term "net rental payments" under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments,


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



water rates or similar charges. Attributable Debt may be reduced by the present value of the rental obligations, calculated on the same basis, that any sublessee has for all or part of the leased property.

      "Board of Directors" means, with respect to any Person, (i) the board of directors of such Person or (ii) any duly authorized committee of that board.

      "Board Resolution" means, with respect to any Person, a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in New York are authorized or required by law, regulation, or executive order to be closed.

      "Consolidated Net Tangible Assets" means, with respect to PBG, the total amount of assets of PBG and its Subsidiaries minus (i) all applicable depreciation, amortization, and other valuation reserves, (ii) the amount of assets resulting from write-ups of capital assets (except write-ups in connection with accounting for acquisitions in accordance with U.S. GAAP), (iii) all current liabilities of PBG and its Subsidiaries (excluding any such liabilities that are intercompany items) and (iv) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the latest quarterly consolidated balance sheet of PBG and its Subsidiaries prepared in accordance with U.S. GAAP.

      "Debt" means any debt for borrowed money, capitalized lease obligations and purchase money obligations, or any guarantee of such debt, in any such case which would appear on the consolidated balance sheet of PBG as a liability.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "Exempted Debt" means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined: (i) Debt incurred after the date of the Indenture and secured by liens created or assumed or permitted to exist pursuant to the covenant as described under the second paragraph of "--Certain Covenants --Limitation on Liens," and (ii) Attributable Debt of PBG and its Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to the covenant as described under paragraph (b) of "--Certain Covenants--Limitation on Sale-Leaseback Transactions."

      "Funded Debt" means all Debt having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of PBG in respect thereof, beyond one year from its creation.

      "Material Domestic Subsidiary" means any Subsidiary which (i) is a "significant subsidiary" as that term in defined in Rule 1-02(w) of Regulation S-X under the Securities Act, and (ii) has its principal operations located within the 50 states of the United States of America, the District of Columbia or Puerto Rico.

      "Maturity Date" means March 1, 2029.

      "Officer" means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, the Executive Vice President, the Treasurer, and the Assistant Treasurer of such Person, or any other officer or officers of such Person pursuant to an applicable Board Resolution.

      "Officers' Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by any two Officers of such Person, that meets the applicable requirements of the indenture.

      "Opinion of Counsel" means, with respect to PBG or the Trustee, a written opinion of counsel to PBG or the Trustee, as the case may be, which counsel may be an employee of PBG or the Trustee, as the case may be.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government, or any agency or political subdivision thereof.

      "Principal" of any Debt (including the notes) means the principal amount of such Debt plus the premium, if any, on such Debt.

      "Principal Property" means, with respect to PBG, any single manufacturing or processing plant, office building, or warehouse owned or leased by PBG or a Subsidiary of PBG, in each case, located in the fifty states of the United States, the District of Columbia or Puerto Rico other than a plant, warehouse, office building, or portion thereof which, in the opinion of PBG's Board of Directors evidenced by a Board Resolution, is not of material importance to the business conducted by PBG and its Subsidiaries as an entirety.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "Restricted Subsidiary" means (x) any Subsidiary (i) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the fifty states of the United States of America, the District of Columbia or Puerto Rico and (ii) which owns or leases any Principal Property and (y) any guarantor of the Notes.

      "Subsidiary" of a specified Person means any at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by the specified Person or by one or more of its Subsidiaries, or both.

      "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as in force as of the date hereof; provided that, with respect to every supplemental indenture executed pursuant to this Indenture, the TIA shall be as then in effect.

      "U.S. GAAP" means accounting principles as are generally accepted in the United States of America at the date of any computation required or permitted under the indenture.

      "U.S. Government Obligations" means (i) securities that are direct obligations of the United States of America, the payment of which is unconditionally guaranteed by the full faith and credit of the United States of America and (ii) securities that are obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed by the full faith and credit of the United States of America, and also includes depository receipts issued by a bank or trust company as custodian with respect to any of the securities described in the preceding clauses (i) and (ii), and any payment of interest or principal payable under any of the securities described in the preceding clauses (i) and (ii) that is held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt, or from any amount received by the custodian in respect of such securities, or from any specific payment of interest or principal payable under the securities evidenced by such depository receipt.

      "Voting Stock" means, as applied to any Person, capital stock (or other interests, including partnership interests) of any class or classes (however designated), the outstanding shares of which have, by the terms thereof, ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such Person, other than stock having such power only by reason of the happening of a contingency.

Book-Entry, Delivery and Form

      General

      The new notes will be issued in the form of one or more fully registered Global Notes. The Global Notes will be deposited with a custodian of and registered in the name of a nominee of DTC.

      Upon issuance of the Global Notes, DTC or its nominee will credit, on its book-entry registration and transfer system, to the accounts of institutions that have accounts with DTC or its nominee ("participants") with the respective principal amounts of new notes exchanged by such participant (or by persons holding through such participant). Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to participants' interests) for such Global Notes, or by participants or persons that hold interests through participants (with respect to beneficial interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Notes.

      So long as DTC, or its nominee, is the registered holder of any Global Notes, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of such new notes for all purposes under the indenture and the new notes. Except as set forth below, owners of beneficial interests in Global Notes will not be entitled to have such Global Notes registered in their names, will not receive or be entitled to receive physical delivery in exchange therefor and will not be considered to be the owners or holders of such Global Notes for any purpose under the new notes or the indenture. PBG understands that under existing industry practice, in the event an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

      Any payment of principal, premium, if any, or interest due on the new notes on maturity or otherwise will be made available by PBG to the Trustee by such date. As soon as possible thereafter, the Trustee will make such payments to DTC or its nominee, as the case may be, as the registered owner of the Global Notes representing such new notes in accordance with existing arrangements between the Trustee and DTC.

      PBG expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Notes, will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC. PBG also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

      None of PBG, the Trustee, or any Paying Agent for the Global Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any of the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspects of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the Global Notes owning through such participants.

      As long as the new notes are represented by a Global Note, DTC's nominee will be the holder of the new notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the new notes. Notice by participants or by owners of beneficial interests in a Global Note held through such participants of the exercise of the option to elect repayment of beneficial interests in new notes represented by a Global Note must be transmitted to DTC in accordance with its procedures on a form required by DTC and provided to participants. In order to ensure that DTC's nominee will exercise on a timely basis a right to repayment with respect to a particular new note, the beneficial owner of such new note must instruct the broker or other participant to exercise a right to repayment. Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a new note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC. PBG will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

      Unless and until exchanged in whole or in part for new notes in definitive form in accordance with the terms of the new notes, the Global Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC of any such nominee to a successor of DTC or a nominee of each successor.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor PBG will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. PBG and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes.

      Definitive Notes

      The Global Notes shall be exchangeable for corresponding definitive notes (the "Definitive Notes") registered in the name of persons other than DTC or its nominee only if (A) DTC (i) notifies PBG that it is unwilling or unable to continue as depositary for any of the Global Notes or (ii) at any time ceases to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to the new notes or
(C) PBG executes and delivers to the Trustee, an order that the Global Notes shall be so exchangeable. Any Definitive Notes will be issued only in fully registered form, and shall be issued without coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Any Definitive Notes so issued will be registered in such names and in such denominations as DTC shall request.

      The Clearing System

      DTC has advised PBG as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with new notes received in exchange for old notes where the new notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

      We will not receive any proceeds from any sale of new notes by broker-dealers. Broker-dealers may sell from time to time new notes they receive for their own account pursuant to the exchange offer through:

      o   one or more transactions in the over-the-counter market;

      o   in negotiated transactions;

      o   through the writing of options on the new notes; or

      o   a combination of such methods of resale.

Such broker-dealers may sell at:

      o   market prices prevailing at the time of resale;

      o   prices related to such prevailing market prices; or

      o   negotiated prices.

      Any broker-dealer may resell directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker-dealer or the purchasers of the new notes. Any broker-dealer that resells new notes that it received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any underwriter's resale of new notes and any commission or concessions received by any underwriters may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act by acknowledging that it will deliver and by delivering a prospectus.

      For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests them in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

      Davis Polk & Wardwell will pass upon the validity of the new notes for us.

                                     EXPERTS

      Our combined financial statements and schedule as of December 27, 1997 and December 26, 1998, and for each of the three years in the period ended December 26, 1998, and Bottling LLC's financial statements for the same periods, included in this prospectus have been audited by KPMG LLP, independent auditors, as stated in their reports appearing in this prospectus and elsewhere in the registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the new notes offered for exchange under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the attached exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information about us and our common stock, refer to the registration statement and the attached exhibits and schedules, which may be inspected and copied at the principal office of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part of those documents may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Also, the Commission maintains a world Wide Web Site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

      We are required to comply with the informational requirements of the Securities and Exchange Act of 1934 and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Those reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and Web site of the Commission referred to above.

                      [This Page Intentionally Left Blank]

                         INDEX TO FINANCIAL STATEMENTS



                                                                                                        Page
                                                                                                        ----
Combined Financial Statements of PBG
Report of Independent Auditors...................................................................       F-3
Combined Statements of Operations--
 Fiscal years ended December 28, 1996, December 27, 1997 and December 26,
   1998..........................................................................................       F-4
Combined Statements of Cash Flows--
 Fiscal years ended December 28, 1996, December 27, 1997 and December 26,
   1998..........................................................................................       F-5
Combined Balance Sheets--
 December 27, 1997 and December 26, 1998.........................................................       F-6
Combined Statements of Accumulated Other Comprehensive Loss--
 Fiscal years ended December 28, 1996, December 27, 1997 and December 26,
   1998..........................................................................................       F-7
Notes to Combined Financial Statements...........................................................       F-8

Condensed Combined Financial Statements of PBG -- unaudited
Independent Accountant's Review Report...........................................................       F-26
Condensed Combined Statements of Operations -- 12 weeks ended March 21,
 1998 and March 20, 1999.........................................................................       F-27
Condensed Combined Statements of Cash Flows -- 12 weeks ended March 21,
 1998 and March 20, 1999.........................................................................       F-28
Condensed Combined Balance Sheets -- December 26, 1998, March 20, 1999 and
 Pro Forma March 20, 1999........................................................................       F-29
Notes to Condensed Combined Financial Statements.................................................       F-30

Pro Forma Condensed Combined Financial Statements of PBG -- unaudited ...........................       F-36
Pro Forma Condensed Combined Statement of Operations --
 Fiscal year ended December 26, 1998.............................................................       F-37
Pro Forma Condensed Combined Statement of Operations --
 12 weeks ended March 20, 1999...................................................................       F-38
Pro Forma Condensed Combined Balance Sheet--
 March 20, 1999..................................................................................       F-39
Notes to Unaudited Pro Forma Condensed Combined Financial Statements.............................       F-40

Combined Financial Statements of Bottling Group, LLC
Report of Independent Auditors...................................................................       F-41
Combined Statements of Operations-- Fiscal years ended December 28, 1996,
 December 27, 1997 and December 26, 1998.........................................................       F-42


                                      F-1

Combined Statements of Cash Flows-- Fiscal years ended December 28, 1996,
 December 27, 1997 and December 26, 1998.........................................................       F-43

Combined Balance Sheets-- December 27, 1997 and December 26, 1998................................       F-44
Combined Statements of Accumulated Other Comprehensive Loss-- Fiscal years
  ended December 28, 1996, December 27, 1997 and December 26, 1998...............................       F-45
Notes to Combined Financial Statements...........................................................       F-46

Condensed Combined Financial Statements of Bottling Group, LLC --
 unaudited
Condensed Combined Statements of Operations--
 12 weeks ended March 21, 1998 and March 20, 1999................................................       F-62
Condensed Combined Statements of Cash Flows --
 12 weeks ended March 21, 1998 and March 20, 1999................................................       F-63
Condensed Combined Balance Sheets --
 December 26, 1998 and March 20, 1999............................................................       F-64
Notes to Condensed Combined Financial Statements.................................................       F-65

                         THE PEPSI BOTTLING GROUP, INC.
                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholder
The Pepsi Bottling Group, Inc.


     We have audited the accompanying combined balance sheets of The Pepsi Bottling Group, Inc. as of December 27, 1997 and December 26, 1998 and the related combined statements of operations, cash flows and accumulated other comprehensive loss for each of the fiscal years in the three-year period ended December 26, 1998. These combined financial statements are the responsibility of management of The Pepsi Bottling Group, Inc. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Pepsi Bottling Group, Inc. as of December 27, 1997 and December 26, 1998, and the results of its operations and its cash flows for each of the fiscal years in the three-year period ended December 26, 1998, in conformity with generally accepted accounting principles.

New York, New York
March 8, 1999

                                            /s/ KPMG LLP

                         THE PEPSI BOTTLING GROUP, INC.
                       COMBINED STATEMENTS OF OPERATIONS
                       in millions, except per share data

                     Fiscal years ended December 28, 1996,
                    December 27, 1997 and December 26, 1998

                                                                       1996        1997         1998
                                                                      ------      -------      -------
Net Revenues....................................................      $6,603      $6,592       $7,041
Cost of sales...................................................       3,844       3,832        4,181
                                                                      ------      -------      -------
Gross Profit....................................................       2,759       2,760        2,860
Selling, delivery and administrative expenses...................       2,392       2,425        2,583
Unusual impairment and other charges............................         --          --           222
                                                                      ------      -------      -------
Operating Income................................................         367         335           55
Interest expense, net...........................................         225         222          221
Foreign currency loss (gain)....................................           4          (2)          26
                                                                      ------      -------      -------
Income (loss) before income taxes...............................         138         115         (192)
Income tax expense (benefit)....................................          89          56          (46)
                                                                      ------      -------      -------
Net Income (Loss)...............................................      $   49      $   59       $ (146)
                                                                      ======      ======       ======
Basic and Diluted Earnings (Loss) Per Share.....................      $ 0.89      $ 1.07       $(2.65)
Weighted Average Basic and Diluted Shares Outstanding...........          55          55           55




           See accompanying notes to Combined Financial Statements.

                         THE PEPSI BOTTLING GROUP, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                                  in millions

                     Fiscal years ended December 28, 1996,
                    December 27, 1997 and December 26, 1998

                                                                                       1996       1997        1998
                                                                                      -------    -------    ---------
Cash Flows--Operations
Net income (loss)..................................................................    $   49     $   59     $   (146)
Adjustments to reconcile net income (loss) to net cash provided by operations:
 Depreciation......................................................................       296        316          351
 Amortization......................................................................       129        123          121
 Non-cash impairment charge........................................................        --         --          194
 Non-cash portion of tax settlement................................................        --         --          (46)
 Deferred income taxes.............................................................         8         17           47
 Other non-cash charges and credits, net...........................................         1         12           88
 Changes in operating working capital, excluding effects of acquisitions and dispositions:
   Trade accounts receivable.......................................................       (87)        26           46
   Inventories.....................................................................        21         --          (25)
   Prepaid expenses, deferred income taxes and other current assets................        35        (54)           8
   Accounts payable and other current liabilities..................................        (5)        56           39
   Trade accounts payable to PepsiCo...............................................        (9)         7           --
   Income taxes payable............................................................        13        (14)         (52)
                                                                                      -------    -------    ---------
     Net change in operating working capital.......................................       (32)        21           16
                                                                                      -------    -------    ---------
Net Cash Provided by Operations....................................................       451        548          625
                                                                                      -------    -------    ---------
Cash Flows--Investments
Capital expenditures...............................................................      (418)      (472)        (507)
Acquisitions of bottlers and investments in affiliates.............................       (26)       (49)        (546)
Sales of bottling operations and property, plant and equipment.....................        55         23           31
Other, net.........................................................................        13        (66)         (24)
                                                                                      -------    -------    ---------
Net Cash Used for Investments......................................................      (376)      (564)      (1,046)
                                                                                      -------    -------    ---------
Cash Flows--Financing
Short-term borrowings--three months or less........................................        54        (90)          52
Proceeds from third party debt.....................................................         4          3           50
Payments of third party debt.......................................................        (7)       (11)         (72)
Increase (decrease) in advances from PepsiCo.......................................      (117)       161          340
                                                                                      -------    -------    ---------
Net Cash Provided by (Used for) Financing..........................................       (66)        63          370
                                                                                      -------    -------    ---------
Effect of Exchange Rate Changes on Cash and Cash Equivalents.......................       --          (1)           1
                                                                                      -------    -------    ---------
Net Increase (Decrease) in Cash and Cash Equivalents...............................         9         46          (50)
Cash and Cash Equivalents--Beginning of Year.......................................        31         40           86
                                                                                      -------    -------    ---------
Cash and Cash Equivalents--End of Year.............................................   $    40    $    86    $      36
                                                                                      =======    =======    =========
Supplemental Cash Flow Information
Non-Cash Investing and Financing Activities:
   PepsiCo capital stock issued in conjunction with acquisitions of bottlers.......   $    --    $    14    $      --
   Liabilities incurred and/or assumed in conjunction with acquisitions of
     bottlers......................................................................         2          3          161


           See accompanying notes to Combined Financial Statements.

                         THE PEPSI BOTTLING GROUP, INC.
                            COMBINED BALANCE SHEETS
                                  in millions
                    December 27, 1997 and December 26, 1998

                                                                                                               1998
                                                                                                            Pro Forma
                                                                                 1997          1998         (unaudited)
                                                                                -------       ------        ----------
                                                                                                          (See Note 19)
ASSETS
Current Assets
Cash and cash equivalents..................................................      $   86       $   36          $   36
Trade accounts receivable, less allowance of $45 and $46, in 1997 and
 1998, respectively........................................................         808          808             808
Inventories................................................................         257          296             296
Prepaid expenses, deferred income taxes and other current assets...........         185          178             178
                                                                                 ------       ------          ------
 Total Current Assets......................................................       1,336        1,318           1,318
Property, plant and equipment, net.........................................       1,918        2,055           2,055
Intangible assets, net.....................................................       3,679        3,806           3,806
Other assets...............................................................         255          143             183
                                                                                 ------       ------          ------
 Total Assets..............................................................      $7,188       $7,322          $7,362
                                                                                 ======       ======          ======
LIABILITIES AND ACCUMULATED OTHER
 COMPREHENSIVE LOSS
Current Liabilities
Accounts payable and other current liabilities.............................      $  811       $  881          $  881
Trade accounts payable to PepsiCo..........................................          23           23              23
Income taxes payable.......................................................         273            9               9
Short-term borrowings......................................................          40          112           2,500
                                                                                 ------       ------          ------
 Total Current Liabilities.................................................       1,147        1,025           3,413
                                                                                 ------       ------          ------
Allocation of PepsiCo long-term debt.......................................       3,300        3,300             --
Long-term debt due to third parties........................................          96           61           3,300
Other liabilities..........................................................         350          367             367
Deferred income taxes......................................................       1,076        1,202           1,202
Advances from PepsiCo......................................................       1,403        1,605            (682)
                                                                                 ------       ------          ------
 Total Liabilities.........................................................       7,372        7,560           7,600
                                                                                 ------       ------          ------
Accumulated other comprehensive loss.......................................        (184)        (238)           (238)
                                                                                 ------       ------          ------
 Total Liabilities and Accumulated Other Comprehensive Loss................      $7,188       $7,322          $7,362
                                                                                 ======       ======          ======



           See accompanying notes to Combined Financial Statements.

                         THE PEPSI BOTTLING GROUP, INC.
                             COMBINED STATEMENTS OF
                      ACCUMULATED OTHER COMPREHENSIVE LOSS

                                  in millions
            Fiscal years ended December 28, 1996, December 27, 1997
                             and December 26, 1998

                                                               Accumulated
                                                                  Other
                                            Comprehensive     Comprehensive
                                            Income/(Loss)          Loss
                                            -------------     -------------
Balance at December 30, 1995............                          $ (66)
 Comprehensive income:
   Net income...........................       $  49
   Currency translation adjustment......         (36)               (36)
                                               -----              -----
 Total comprehensive income.............       $  13
                                               =====
Balance at December 28, 1996............                           (102)
 Comprehensive loss:
   Net income...........................       $  59
   Currency translation adjustment......         (82)               (82)
                                               -----              -----
 Total comprehensive loss...............       $ (23)
                                               =====
Balance at December 27, 1997............                           (184)
 Comprehensive loss:
   Net loss.............................       $(146)
   Currency translation adjustment......         (35)               (35)
   Minimum pension liability adjustment.         (19)               (19)
                                               -----              -----
 Total comprehensive loss...............       $(200)
                                               =====
Balance at December 26, 1998............                          $(238)
                                                                  =====





            See accompanying notes to Combined Financial Statements.

                         THE PEPSI BOTTLING GROUP, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
               tabular dollars in millions, except per share data

Note 1--Basis of Presentation

     The Pepsi Bottling Group, Inc. consists of bottling operations located in the United States, Canada, Spain, Greece and Russia. Prior to its formation, PBG was an operating unit of PepsiCo, Inc. These bottling operations manufacture, sell and distribute Pepsi-Cola beverages including Pepsi-Cola, Diet Pepsi, Mountain Dew and other brands of carbonated soft drinks and other ready-to-drink beverages. Approximately 88% of PBG's 1998 net revenues were derived from the sale of Pepsi-Cola beverages.

     Following the initial public offering, PepsiCo will own 35.4% of PBG's outstanding common stock and 100% of PBG's outstanding Class B common stock, together representing 43.5% of the voting power of all classes of PBG's voting stock. PepsiCo will also own 7.1% of the equity of Bottling, LLC, PBG's principal operating subsidiary, giving PepsiCo economic ownership of 40.0% of PBG's combined operations.

     PBG was incorporated in Delaware in January 1999. Its amended certificate of incorporation provides for initial authorized capital of 300,000,000 shares of common stock, par value $.01 per share, 100,000 shares of Class B common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share. In connection with the transfer of bottling assets to it, PBG issued 389,805 shares of its common stock and 665 shares of its Class B common stock to PepsiCo and its subsidiaries. Pursuant to a stock split declared by PBG's board of directors and the conversion by PepsiCo and its subsidiaries of a portion of its Class B common stock immediately after the stock split, prior to the initial public offering PBG had 55,000,000 shares of its capital stock outstanding, consisting of 54,912,000 shares of common stock and 88,000 shares of its Class B common stock. The PBG board has authorized issuance of 100,000,000 shares of common stock in connection with the initial public offering.

     The two classes of capital stock are substantially identical, except for voting rights. Holders of common stock are entitled to one vote per share and holders of Class B common stock are entitled to 250 votes per share. Each share of Class B common stock held by PepsiCo is, at PepsiCo's option, convertible into one share of common stock. Holders of common stock and holders of Class B common stock shall share equally on a per share basis in any dividend distributions declared by PBG's board of directors. PBG has no current plan to issue any preferred stock.

     PBG and PepsiCo will enter into agreements providing for the separation of the companies and governing various relationships between PBG and PepsiCo, including a separation agreement, tax separation agreement, employee programs agreement, registration rights agreement and shared services agreement. In connection with the initial public offering, PBG expects to enter into a master bottling agreement, non-cola bottling agreements, master syrup agreement and country specific bottling agreements which govern the preparation, bottling and distribution of beverages in PBG's territories. The Pepsi beverage agreements permit PBG to use the concentrates purchased from PepsiCo to bottle and distribute a variety of beverages under certain authorized brand names, and to utilize, under certain conditions, trademarks of PepsiCo to promote such products.

     The accompanying Combined Financial Statements are presented on a carve-out basis and include the historical results of operations and assets and liabilities directly related to PBG and have been prepared from PepsiCo's historical accounting records.

     PBG was allocated $42 million of overhead costs related to PepsiCo's corporate administrative functions in 1996 and 1997 and $40 million in 1998. The allocation was based on a specific identification of PepsiCo's administrative costs attributable to PBG and, to the extent that such identification was not practicable, on the basis of PBG's revenues as a percentage of PepsiCo's revenues. The allocated costs are included in selling, delivery and administrative expenses in the Combined Statements of Operations. Management believes that such allocation methodology is reasonable. Subsequent to the initial public offering, PBG will be required to manage these functions and will be responsible for

                         THE PEPSI BOTTLING GROUP, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data the expenses associated with the operations of a public company. In addition, PBG expects to change from a non-compensatory, broad-based stock option program to an alternative program. While this alternative program has not been finalized or approved by the board of directors, management anticipates that the new plan could cost up to an additional $12 million per year.

     PBG's operations have been financed through its operating cash flows and advances from PepsiCo. PBG's interest expense includes an allocation of PepsiCo's interest expense based on PepsiCo's weighted average interest rate applied to a debt level of $3.3 billion. The $3.3 billion of debt has been determined by management to be an appropriate allocation in the historical financial statements related to PBG's operations because it is the amount of long-term debt expected to be outstanding as of the date the initial public offering is completed. PBG was allocated interest expense of $205 million in 1996 and 1997 and $210 million in 1998. This allocation reflects PepsiCo's weighted average interest rate of 6.2% in 1996 and 1997 and 6.4% in 1998.

     Income tax was calculated as if PBG had filed separate income tax returns. PBG's future effective tax rate will depend largely on its structure and tax strategies as a separate, independent company.

     Allocations of corporate overhead and interest costs have been deemed to have been paid by PBG to PepsiCo, in cash, in the period in which the cost was incurred. Amounts paid to third parties for interest were $18 million, $21 million and $20 million in 1996, 1997 and 1998, respectively. Amounts paid to third parties for income taxes were not significant in the years presented.

Note 2--Summary of Significant Accounting Policies

     The preparation of the Combined Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of net revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Basis of Combination The accounts of all wholly-owned subsidiaries of PBG are included in the accompanying Combined Financial Statements. Intercompany accounts and transactions have been eliminated in combination.

     Fiscal Year PBG's fiscal year ends on the last Saturday in December and, as a result, a fifty-third week is added every five or six years. Fiscal years 1996, 1997 and 1998 consisted of 52 weeks.

     Revenue Recognition PBG recognizes revenue when goods are delivered to customers. Sales terms do not allow a right of return unless product freshness dating has expired. At fiscal year-end 1996, 1997 and 1998, reserves for returned product were $2 million.

     Advertising and Marketing Costs PBG is involved in a variety of programs to promote its products. Advertising and marketing costs included in selling, delivery and administrative expenses are expensed in the year incurred. Advertising and marketing costs were $213 million, $210 million and $233 million in 1996, 1997 and 1998, respectively.

     Bottler Incentives PepsiCo and other brand owners, at their sole discretion, provide PBG with various forms of marketing support. This marketing support is intended to cover a variety of programs and initiatives, including direct marketplace support, capital equipment funding and shared media and advertising support. Based on the objective of the programs and initiatives, marketing support is recorded as an adjustment to net revenues or a reduction of selling, delivery and administrative expenses. Direct marketplace support is primarily funding by PepsiCo and other brand

                         THE PEPSI BOTTLING GROUP, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data owners of sales discounts and similar programs and is recorded as an adjustment to net revenues. Capital equipment funding is designed to support the purchase and placement of marketing equipment and is recorded within selling, delivery and administrative expenses. Shared media and advertising support is recorded as a reduction to advertising and marketing expense within selling, delivery and administrative expenses. There are no conditions or other requirements which could result in a repayment of marketing support received.

     The total amount of bottler incentives received from PepsiCo and other brand owners in the form of marketing support amounted to $421 million, $463 million, and $536 million for 1996, 1997 and 1998, respectively. Of these amounts, $238 million, $235 million, and $247 million for 1996, 1997 and 1998 were recorded in net revenues, and the remainder was recorded in selling, delivery and administrative expenses. The amount of bottler incentives received from PepsiCo was more than 90% of total bottler incentives in each of the three years, with the balance received from the other brand owners.

     Stock-Based Employee Compensation PBG measures stock-based compensation cost in accordance with Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees," and its related interpretations. Accordingly, compensation cost for PepsiCo stock option grants to PBG employees is measured as the excess of the quoted market price of PepsiCo's capital stock at the grant date over the amount the employee must pay for the stock. PepsiCo's policy is to grant stock options at fair value at the date of grant.

     Cash Equivalents Cash equivalents represent funds temporarily invested with original maturities not exceeding three months.

     Inventories Inventories are valued at the lower of cost computed on the first-in, first-out method or net realizable value.

     Property, Plant and Equipment Property, plant and equipment is stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets as follows: 20 to 33 years for buildings and improvements and 3 to 10 years for equipment.

     Intangible Assets Intangible assets, which are principally franchise rights and goodwill, arose from the allocations of purchase prices of businesses acquired. Franchise rights and goodwill are evaluated at the date of acquisition and amortized on a straight-line basis over their estimated useful lives which is in most cases between 20 to 40 years.

     Recoverability of Long-Lived Assets PBG reviews all long-lived assets, including intangible assets, when facts and circumstances indicate that the carrying value of the asset may not be recoverable.

     An impaired asset is written down to its estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

     Financial Instruments and Risk Management PBG uses futures contracts and options on futures to hedge against the risk of adverse movements in the price of certain commodities used in the manufacture of its products. In order to qualify for deferral hedge accounting of unrealized gains and losses, such instruments must be designated and effective as a hedge of an anticipatory transaction. Changes in the value of instruments that PBG uses to hedge commodity prices are highly correlated to the changes in the value of the purchased commodity. Management reviews the correlation and effectiveness of these financial instruments on a periodic basis. Financial instruments that do not

                         THE PEPSI BOTTLING GROUP, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data meet the criteria for hedge accounting treatment are marked-to-market with the resulting unrealized gain or loss recorded as other income and expense.

     Realized gains and losses that result from the early termination of financial instruments used for hedging purposes are deferred and are included in cost of sales when the anticipated transaction actually occurs.

     Premiums paid for the purchase of options on futures are recorded as a prepaid expense in the Combined Balance Sheets and are amortized as an adjustment to cost of sales over the duration of the option contract.

     Foreign Exchange Gains and Losses The balance sheets of PBG's foreign subsidiaries that do not operate in highly inflationary economies are translated at the exchange rates in effect at the balance sheet date while the statements of operations are translated at the average rates of exchange during the year. The resulting translation adjustments of PBG's foreign subsidiaries are recorded directly to accumulated other comprehensive loss. Foreign exchange gains and losses reflect transaction and translation gains and losses arising from the re-measurement into U.S. dollars of the net monetary assets of businesses in highly inflationary countries. Russia is considered a highly inflationary economy for accounting purposes and all foreign exchange gains and losses are included in the Combined Statements of Operations.

     New Accounting Standards In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard 130, "Reporting Comprehensive Income," which establishes standards for the reporting and display of net income and other gains and losses affecting stockholder's equity that are excluded from net income. The only components of comprehensive income or loss are net income, foreign currency translation and a minimum pension liability adjustment. These financial statements reflect the adoption of SFAS 130.

     In June 1997, the FASB issued Statement of Financial Accounting Standard 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers. SFAS 131 requires that the definition of operating segments align with the measurements used internally to assess performance. These financial statements reflect the adoption of SFAS 131.

     In February 1998, the FASB issued Statement of Financial Accounting Standard 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." SFAS 132 standardized the disclosures of pensions and other postretirement benefits into a combined disclosure but did not affect results of operations or financial position. These financial statements reflect the adoption of SFAS 132.

     In June 1998, the FASB issued Statement of Financial Accounting Standard 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts which are collectively referred to as derivatives, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. PBG is currently assessing the effects of adopting SFAS 133, and has not yet made a determination of the impact on its financial position or results of operations. SFAS 133 will be effective for PBG's first quarter of fiscal year 2000.

     Earnings Per Share Basic and diluted earnings per share attributed to PBG common stock were determined based on net income divided by the 55 million shares of common stock and Class B common stock outstanding prior to the initial public offering. For purposes of the earnings per share calculation, the shares outstanding prior to the initial public offering are treated as outstanding for all periods presented. There were no potentially dilutive securities outstanding during the periods presented.

                         THE PEPSI BOTTLING GROUP, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


Note 3--Unusual Impairment and Other Charges Affecting Comparability

                                                               1998
                                                              -----
Russia
 Asset impairment charges
   Buildings.............................................      $ 35
   Production equipment..................................        63
   Marketing, distribution and other assets..............        59
   Intangible assets.....................................        37
                                                               ----
                                                                194
 Restructuring costs
   Manufacturing contract renegotiations.................         5
   Employee severance....................................         6
   Facility closure......................................         7
                                                               ----
 Total Russia charges....................................       212
U.S. and Canada
 Employee related costs..................................        10
                                                               ----
Total Unusual Items......................................      $222
                                                               ====
 After tax...............................................      $218
                                                               ====


     The 1998 unusual impairment and other charges of $222 million are comprised of the following:

     o A fourth quarter charge of $212 million for asset impairment of $194 million and other charges of $18 million related to the restructuring of PBG's Russian bottling operations. The economic turmoil in Russia which accompanied the devaluation of the ruble in August 1998 had an adverse impact on these operations. Consequently in the fourth quarter PBG experienced a significant drop in demand, resulting in lower net revenues and increased operating losses. Additionally, since net revenues in Russia are denominated in rubles, whereas a substantial portion of costs and expenses are denominated in U.S. dollars, operating margins were further eroded. In response to these conditions, PBG has reduced its cost structure primarily through closing four of its 26 distribution facilities, renegotiating manufacturing contracts and reducing the number of employees, primarily in sales and operations, from approximately 4,500 to 2,000. PBG has also evaluated the resulting impairment of long-lived assets, triggered by the reduction in utilization of assets caused by the lower demand, the adverse change in the business climate and the expected continuation of operating losses and cash deficits in that market. The impairment charge reduced the net book value of the assets from $245 million to $51 million, their estimated fair market value based primarily on values recently paid for similar assets in that marketplace.

         Although PBG does not believe that additional charges will be required in Russia based on current conditions, additional charges could be required if there were significant further deterioration in economic conditions.

         At year end 1998, $14 million remained in other accrued liabilities relating to these actions, of which $7 million relates to lease termination costs on facilities, $4 million for manufacturing contract renegotiation and the balance for employee severance. PBG anticipates that most of these accrued liabilities will be paid by the end of the first quarter of 1999.

                         THE PEPSI BOTTLING GROUP, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


     o A fourth quarter charge of $10 million for employee related costs, mainly relocation and severance, resulted from the separation of Pepsi-Cola North America's concentrate and bottling organizations. This charge comprises $8 million for relocation and $2 million for the severance of approximately 60 sales, general management and other employees of which approximately 50 ceased employment prior to year end. At year end 1998, $9 million remained in other accrued liabilities relating to these actions. PBG anticipates that substantially all of these accrued liabilities will be paid by the end of the first quarter 1999.

     Income Tax Benefit PBG recognized an income tax benefit of $46 million in the fourth quarter of 1998 upon the settlement of a disputed claim with the Internal Revenue Service relating to the deductibility of the amortization of acquired franchise rights. The settlement also resulted in the reduction of goodwill and income taxes payable by $194 million.

Note 4--Inventories

                                                   1997      1998
                                                  ------    ------
Raw materials and supplies.................       $  104    $  120
Finished goods.............................          153       176
                                                  ------    ------
                                                  $  257    $  296
                                                  ======    ======

Note 5--Property, Plant and Equipment, net

                                                   1997      1998
                                                  ------    ------
Land.......................................       $  141    $  151
Buildings and improvements.................          699       813
Production and distribution equipment......        1,815     1,989
Marketing equipment........................        1,164     1,368
Other......................................          102        95
                                                  ------    ------
                                                   3,921     4,416
Accumulated depreciation...................       (2,003)   (2,361)
                                                  ------    ------
                                                  $1,918    $2,055
                                                  ======    ======

Note 6--Intangible Assets, net

                                                   1997      1998
                                                  ------    ------
Franchise rights and other identifiable
  intangibles.............................        $3,175    $3,460
Goodwill..................................         1,580     1,539
                                                  ------    ------
                                                   4,755     4,999
Accumulated amortization..................        (1,076)   (1,193)
                                                  ------    ------
                                                  $3,679    $3,806
                                                  ======    ======



     Identifiable intangible assets principally arise from the allocation of the purchase price of businesses acquired and consist primarily of territorial franchise rights. Amounts assigned to such identifiable intangibles were based on their estimated fair value at the date of acquisition. Goodwill represents the residual purchase price after allocation to all identifiable net assets.

                         THE PEPSI BOTTLING GROUP, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


Note 7--Accounts Payable and Other Current Liabilities

                                                              1997      1998
                                                             ------    ------
Accounts payable........................................     $  313    $  328
Accrued compensation and benefits.......................        151       174
Trade incentives........................................        148       163
Other current liabilities...............................        199       216
                                                             ------    ------
                                                             $  811    $  881
                                                             ======    ======

Note 8--Short-term Borrowings and Long-term Debt

                                                              1997      1998
                                                             ------    ------
Short-term borrowings
 Current maturities of long-term debt...................     $   29    $   48
 Borrowings under lines of credit.......................         11        64
                                                             ------    ------
                                                             $   40    $  112
                                                             ======    ======
Long-term debt due to third parties
 5.1% notes due 2003....................................     $   --    $   39
 17.5% notes due 1999...................................         35        35
 6.2% notes due 2000....................................         33        --
 Other loans due 1999-2012 with interest rates of 6%-12%..         27        28
                                                             ------    ------
                                                                 95       102
 Capital lease obligations..............................         30         7
                                                             ------    ------
                                                                125       109
 Less current maturities of long-term debt..............         29        48
                                                             ------    ------
                                                             $   96    $   61
                                                             ======    ======
Allocation of PepsiCo long-term debt....................     $3,300    $3,300


     Maturities of long-term debt as of December 26, 1998 are: 1999--$46 million, 2000--$1 million, 2001--$3 million, 2002--$4 million, 2003--$41 million and thereafter, $7 million.

     The $3.3 billion allocation of PepsiCo long-term debt has been determined by management to be an appropriate allocation in the financial statements related to PBG's operations. PBG's interest expense includes an allocation of PepsiCo's weighted average interest rate of 6.2% in 1996 and 1997 and 6.4% in 1998. The related allocated interest expense was $205 million in 1996 and 1997 and $210 million in 1998. See note 19 for refinancing subsequent to December 26, 1998.

     PBG has available short-term bank credit lines of approximately $81 million and $95 million at December 27, 1997 and December 26, 1998, respectively. These lines are denominated in various foreign currencies to support general operating needs in their respective countries. The weighted average interest rate of these lines of credit outstanding at December 27, 1997 and December 26, 1998 was 8.6% and 8.7%, respectively.

                         THE PEPSI BOTTLING GROUP, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


Note 9--Leases

     PBG has noncancellable commitments under both capital and long-term operating leases. Capital and operating lease commitments expire at various dates through 2021. Most leases require payment of related executory costs, which include property taxes, maintenance and insurance.

     Future minimum commitments under noncancellable leases are set forth below:

                                    Commitments
                               ----------------------
                               Capital      Operating
                               -------      ---------
1999......................     $    2        $    46
2000......................          2             41
2001......................          1             37
2002......................          1             33
2003......................          1             23
Later years...............          4            107
                               ------        -------
                               $   11        $   287
                               ======        =======


     At December 26, 1998, the present value of minimum payments under capital leases was $7 million after deducting $4 million representing imputed interest.

     Rental expense was $42 million, $35 million and $45 million for 1996, 1997 and 1998, respectively.

Note 10--Financial Instruments and Risk Management

     Commodity Prices PBG uses futures contracts and options on futures in the normal course of business to hedge anticipated purchases of certain raw materials used in PBG's manufacturing operations.

     Deferred gains and losses at year end 1997 and 1998, as well as gains and losses recognized as part of cost of sales in 1996, 1997 and 1998 were not significant. There were no outstanding commodity contracts at December 27, 1997. At December 26, 1998, commodity contracts involving notional amounts of $71 million were outstanding. These notional amounts do not represent amounts exchanged by the parties and thus are not a measure of PBG's exposure; rather, they are used as the basis to calculate the amounts due under the agreements.

     Interest Rate Risk Prior to the initial public offering, PBG had minimal external interest rate risk to manage. Subsequent to this offering, however, PBG intends to manage any significant interest rate exposure by using financial derivative instruments as part of a program to manage the overall cost of borrowing.

     Foreign Exchange Risk As currency exchange rates change, translation of the statements of operations of our international business into U.S. dollars affects year-over-year comparability. PBG has not historically hedged translation risks because cash flows from international operations have generally been reinvested locally, nor historically have we entered into hedges to minimize the volatility of reported earnings.

     Fair Value of Financial Instruments The carrying amount of PBG's financial instruments approximates fair value due to the short maturity of PBG's financial instruments and since interest rates approximate fair value for long-term debt. PBG does not use any financial instruments for trading or speculative purposes.

                         THE PEPSI BOTTLING GROUP, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


Note 11--Pension and Postretirement Benefit Plans

Pension Benefits

     U.S. employees of PBG participate in PepsiCo sponsored noncontributory defined benefit pension plans which cover substantially all full-time salaried employees, as well as certain hourly employees. Benefits generally are based on years of service and compensation or stated amounts for each year of service. All plans are funded and contributions are made in amounts not less than minimum statutory funding requirements nor more than the maximum amount that can be deducted for U.S. income tax purposes. Net pension expense for the defined benefit pension plans for PBG's foreign operations was not significant.

     It is intended that PBG will assume the existing defined benefit pension plan obligations for its employees as of the offering date and trust assets from the funded plans will be transferred based upon actuarial determinations in accordance with regulatory requirements.

Postretirement Benefits

     PepsiCo has historically provided postretirement health care benefits to eligible retired employees and their dependents, principally in the United States. Retirees who have 10 years of service and attain age 55 are eligible to participate in the postretirement benefit plans. The plans are not funded and since 1993 have included retiree cost sharing. It is intended that PBG will assume the related obligations from PepsiCo for PBG employees.

                                                           Pension
                                                    ----------------------
Components of net periodic benefit cost:            1996     1997     1998
---------------------------------------             ----     ----     ----
Service cost....................................    $ 17     $ 22     $ 24
Interest cost...................................      28       35       37
Expected return on plan assets..................     (34)     (41)     (45)
Amortization of transition asset................      (3)      (4)      (2)
Amortization of prior service amendments........       3        4        4
                                                    ----     ----     ----
Net periodic benefit cost.......................      11       16       18
Settlement loss.................................      --       --        1
                                                    ----     ----     ----
Net periodic benefit cost including settlements.    $ 11     $ 16     $ 19
                                                    ====     ====     ====

                                                       Postretirement
                                                    ----------------------
Components of net periodic benefit cost:            1996     1997     1998
---------------------------------------             ----     ----     ----
Service cost....................................    $  4     $  3     $  4
Interest cost...................................      15       15       12
Amortization of prior service amendments........      (5)      (5)      (5)
Amortization of net loss........................       2       --       --
                                                    ----     ----     ----
Net periodic benefit cost.......................    $ 16     $ 13     $ 11
                                                    ====     ====     ====

                         THE PEPSI BOTTLING GROUP, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


     Prior service costs are amortized on a straight-line basis over the average remaining service period of employees expected to receive benefits.

                                          Pension           Postretirement
                                       -------------       ----------------
Changes in the benefit obligation:     1997     1998       1997        1998
---------------------------------      ----     ----       ----        ----
Obligation at beginning of year.....   $485     $545       $180        $164
Service cost........................     22       24          3           4
Interest cost.......................     35       37         15          12
Plan amendments.....................      5        5         --          --
Actuarial (gain)/loss...............     24       78        (23)         19
Benefit payments....................    (26)     (36)       (11)        (12)
Settlement gain.....................     --       (5)        --          --
                                       ----     ----       ----        ----
Obligation at end of year...........   $545     $648       $164        $187
                                       ====     ====       ====        ====

                                           Pension           Postretirement
                                       -------------       ----------------
Changes in the fair value of assets:   1997     1998       1997        1998
-----------------------------------    ----     ----       ----        ----
Fair value at beginning of year.....   $480     $602       $ --        $ --
Actual return on plan assets........    134      (26)        --          --
Employer contributions..............     14        5         11          12
Benefit payments....................    (26)     (36)       (11)        (12)
Settlement gain.....................     --       (4)        --          --
                                       ----     ----       ----        ----
Fair value at end of year...........   $602     $541       $ --        $ --
                                       ====     ====       ====        ====


     Selected information for the plans with accumulated benefit obligations in excess of plan assets:

                                           Pension          Postretirement
                                       --------------      ----------------
                                       1997      1998      1997        1998
                                       ----     ------    ------      ------
Projected benefit obligation........   $(23)    $ (648)   $(164)      $(187)
Accumulated benefit obligation......     (7)      (575)    (164)       (187)
Fair value of plan assets...........     --        541      N/A         N/A


     Funded status as recognized on the Combined Balance Sheets:

                                           Pension          Postretirement
                                       --------------      ----------------
                                       1997      1998      1997        1998
                                       ----     ------    ------      ------
Funded status at end of year........   $ 57     $ (107)   $ (164)     $ (187)
Unrecognized prior service cost.....     34         34       (27)        (22)
Unrecognized (gain)/loss............    (65)        82         1          20
Unrecognized transition asset.......     (3)        (1)       --          --
                                       ----      -----     -----       -----
Net amounts recognized..............   $ 23      $   8     $(190)      $(189)
                                       ====      =====     =====       =====

                         THE PEPSI BOTTLING GROUP, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


Weighted-average assumptions at end of year:

                                                        Pension
                                             ------------------------------
                                             1996         1997         1998
                                             ----         ----         ----
Discount rate for benefit obligation...       7.7%         7.2%         6.8%
Expected return on plan assets.........      10.0         10.0         10.0
Rate of compensation increase..........       4.8          4.8          4.8


     The discount rate assumptions used to compute the postretirement benefit obligation at year-end were 7.4% in 1997 and 6.9% in 1998.

Components of Pension Assets

     The pension plan assets are principally stocks and bonds.

Health Care Cost Trend Rates

     An average increase of 6.7% in the cost of covered postretirement medical benefits is assumed for 1999 for employees who retired before cost sharing was introduced. This average increase is then projected to decline gradually to 5.5% in 2005 and thereafter.

     An average increase of 6.5% in the cost of covered postretirement medical benefits is assumed for 1999 for employees who retired after cost sharing was introduced. This average increase is then projected to decline gradually to zero in 2000 and thereafter.

     Assumed health care cost trend rates have a significant effect on the amounts reported for postretirement medical plans. A one percentage point change in assumed health care costs would have the following effects:

                                                                                      1%            1%
                                                                                   Increase      Decrease
                                                                                   --------      --------
Effect on total of 1998 service and interest cost components..................        $ 1           $(1)
Effect on the 1998 accumulated postretirement benefit obligation..............          8            (7)


Note 12--Employee Stock Option Plans

     At the initial public offering date, PBG expects to offer its full-time employees below the middle-management level a one-time founder's grant of options to purchase 100 shares of PBG stock. These options have an exercise price equal to the initial public offering price. Approximately 3.6 million shares of common stock have been reserved and will be issuable upon exercise of these options.

     In addition, PBG has adopted a long-term incentive plan for middle and senior management employees. Middle and senior management employees will receive an option grant that will vary according to salary and level within PBG. These options will have an exercise price equal to the initial public offering price. Approximately 8 million shares of common stock have been reserved and will be issuable upon exercise of these options.

     When employed by PepsiCo, PBG employees were granted stock options under PepsiCo's three long-term incentive plans: the SharePower Stock Option Plan; the Long-Term Incentive Plan; and the Stock Option Incentive Plan.

                         THE PEPSI BOTTLING GROUP, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


     o Prior to 1997, SharePower options were granted annually to essentially all full-time employees and become exercisable ratably over 5 years from the grant date and must be exercised within 10 years from the grant date. There were no SharePower options granted in 1997. All SharePower options granted in 1998 become exercisable in 3 years from the grant date and must be exercised within 10 years from the grant date.

     o Most LTIP options were granted every other year to senior management employees. Most of these options become exercisable after 4 years and must be exercised within 10 years from the grant date. In addition, the LTIP allows for grants of performance share units. The maximum value of a unit is fixed at the value of a share of PepsiCo stock at the grant date and vests 4 years from the grant date. Payment of units are made in cash and/or stock and the payment amount is determined based on the attainment of prescribed performance goals. Amounts expensed for performance share units for PBG employees in 1996, 1997 and 1998 were not significant.

         In 1998 the LTIP was modified. Under the revised program, executives are granted stock options which vest over a three year period and must be exercised within 10 years from the grant date. In addition to these option grants, executives may receive an additional grant or cash based upon the achievement of PepsiCo performance objectives over three years. PBG accrues compensation expense for the cash portion of the LTIP grant.

     o Stock Option Incentive Plan options are granted to middle-management employees and, prior to 1997, were granted annually. These options are exercisable after one year and must be exercised within 10 years after their grant date. In 1998, this plan was combined with the LTIP.

     The amounts presented below represent options granted under PepsiCo employee stock option plans. The pro forma amounts below are not necessarily representative of the effects of stock-based awards on future net income because the plans eventually adopted by PBG may differ from PepsiCo stock option plans and accordingly (1) future grants of employee stock options to PBG management may not be comparable to awards made to employees while PBG was a part of PepsiCo, and (2) the assumptions used to compute the fair value of any stock option awards will be specific to PBG and, therefore, may not be comparable to the PepsiCo assumptions used.

                                                       1996                         1997                         1998
                                              ----------------------       ----------------------       ----------------------
                                                            Weighted                     Weighted                     Weighted
                                                             Average                      Average                      Average
                                                            Exercise                     Exercise                     Exercise
                                              Options         Price        Options         Price        Options         Price
                                              -------       --------       -------       --------       -------       --------
(Options in millions)
Outstanding at beginning of year.......         24.1         $ 16.76         26.4         $ 19.87         24.5         $ 19.13
 Granted...............................          5.2           32.43          0.2           33.97          7.4           36.50
 Exercised.............................         (2.1)          14.97         (3.2)          14.97         (4.4)          15.35
 Forfeited.............................         (0.8)          20.76         (0.6)          23.24         (0.6)          28.68
 PepsiCo modification (a)..............           --              --          1.7              --           --              --
                                                ----         -------         ----         -------         ----         -------
Outstanding at end of year.............         26.4         $ 19.87         24.5         $ 19.13         26.9         $ 24.33
                                                ====         =======         ====         =======         ====         =======
Exercisable at end of year.............         13.3         $ 15.04         14.7         $ 15.90         14.2         $ 17.26
                                                ====         =======         ====         =======         ====         =======
Weighted average fair value of options
  granted during the year..............                      $  9.32                      $  9.64                      $  9.74
                                                             =======                      =======                      =======

---------

                         THE PEPSI BOTTLING GROUP, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


(a) In 1997, PepsiCo spun off its restaurant businesses to its shareholders. In connection with this spin-off, the number of options for PepsiCo capital stock were increased and their exercise prices were decreased to preserve the economic value of those options that existed just prior to the spin-off for the holders of PepsiCo stock options.

     Stock options outstanding at December 26, 1998:

                                               Options Outstanding                                 Options Exercisable
                             -------------------------------------------------------         --------------------------------
                                                Weighted
                                                Average                 Weighted                                 Weighted
                                               Remaining            Average Exercise                         Average Exercise
Range of Exercise Price      Options        Contractual Life             Price               Options              Price
-----------------------      -------        ----------------        ----------------         -------         ----------------
    $ 8.17 to $16.37            8.3               3.40                  $13.47                 7.7                $13.42

    $16.87 to $37.72           18.6               7.48                   29.09                 6.5                 21.87
                               ----                                                           ----
                               26.9               6.17                   24.33                14.2                 17.26
                               ====                                                           ====


     PBG adopted the disclosure provisions of Statement of Financial Accounting Standard 123, "Accounting for Stock-Based Compensation," but continues to measure stock-based compensation cost in accordance with APB Opinion 25 and its related interpretations. If PBG had measured compensation cost for the PepsiCo stock options granted to its employees in 1996, 1997 and 1998 under the fair value based method prescribed by SFAS 123, net income or loss would have been changed to the pro forma amounts set forth below:

                                 1996      1997      1998
                                 ----      ----      ----
Net Income (Loss)
 Reported.................       $49       $59       $(146)
 Pro forma................        43        44        (164)


     The fair value of PepsiCo stock options granted to PBG employees used to compute pro forma net income disclosures were estimated on the date of grant using the Black-Scholes option-pricing model based on the following weighted average assumptions used by PepsiCo:

                                 1996      1997      1998
                                 ----      ----      ----
Risk free interest rate...       6.0%      5.8%      4.7%
Expected life.............      6 years  3 years   5 years
Expected volatility.......        20%       20%       23%
Expected dividend yield...       1.5%     1.32%     1.14%


     See Note 18 for more information related to accelerated vesting of PepsiCo stock options in connection with this offering.

                         THE PEPSI BOTTLING GROUP, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


Note 13--Income Taxes

               The details of the provision for income taxes are set forth below:

                                           1996       1997       1998
                                           ----       ----       -----
Current:  Federal......................    $ 65       $ 31       $ (84)
          Foreign......................       6          3           4
          State........................      10          5         (13)
                                           ----       ----       -----
                                             81         39         (93)
                                           ----       ----       -----
Deferred: Federal......................       7         17          45
          Foreign......................      --         (2)         (5)
          State........................       1          2           7
                                           ----       ----       -----
                                              8         17          47
                                           ----       ----       -----
                                           $ 89       $ 56       $ (46)
                                           ====       ====       =====

                                           1996       1997       1998
                                           ----       ----       ----
Income (loss) before income taxes:
 U.S...................................    $213       $177       $ 116
 Foreign...............................     (75)       (62)       (308)
                                           ----       ----       -----
                                           $138       $115       $(192)
                                           ====       ====       =====

     A reconciliation of income taxes calculated at the U.S. federal tax statutory rate to PBG's provision for income taxes is set forth below:

                                                                       1996         1997         1998
                                                                      ------       ------       ------
Income taxes computed at the U.S. federal statutory rate..........      35.0%        35.0%       (35.0)%
State income tax, net of federal tax benefit......................       4.8          4.4           --
Effect of lower taxes on foreign results..........................      (0.2)        (9.5)       (12.2)
U.S. goodwill and other nondeductible expenses....................      11.8         14.8          7.5
U.S. franchise rights.............................................      10.7           --        (24.0)
Russia impairment and other charges...............................        --           --         38.7
Other, net........................................................       2.4          4.0          1.0
                                                                        ----         ----        -----
Total effective income tax rate...................................      64.5%        48.7%       (24.0)%
                                                                        ====         ====        =====


     The details of the 1997 and 1998 deferred tax liabilities (assets) are set forth below:

                                                                                      1997         1998
                                                                                     ------       ------
Intangible assets and property, plant and equipment............................      $1,201       $1,252
Other..........................................................................          35          112
                                                                                     ------       ------
Gross deferred tax liabilities.................................................       1,236        1,364
                                                                                     ------       ------
Net operating loss carryforwards...............................................         (76)        (123)
Employee benefit obligations...................................................         (85)         (85)
Bad debts......................................................................         (20)         (20)
Various liabilities and other..................................................        (152)        (164)
                                                                                     ------       ------

                                     F-21



                         THE PEPSI BOTTLING GROUP, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


                                                                                      1997         1998
                                                                                     ------       ------
Gross deferred tax assets......................................................        (333)        (392)
Deferred tax asset valuation allowance.........................................          80          135
                                                                                     ------       ------
Net deferred tax assets........................................................        (253)        (257)
                                                                                     ------       ------
Net deferred tax liability.....................................................      $  983       $1,107
                                                                                     ======       ======
Included in:
Prepaid expenses, deferred income taxes and other current assets...............      $  (93)      $  (95)
Deferred income taxes..........................................................       1,076        1,202
                                                                                     ------       ------
                                                                                     $  983       $1,107
                                                                                     ======       ======


     Valuation allowances, which reduce deferred tax assets to an amount that will more likely than not be realized, have increased by $47 million in 1996, decreased by $4 million in 1997 and increased by $55 million in 1998.

     Net operating loss carryforwards totaling $464 million at December 26, 1998, are available to reduce future taxes in Spain and Russia. Of these carryforwards, $8 million expire in 1999 and $456 million expire at various times between 2000 and 2005. A full valuation allowance has been established for these net operating loss carryforwards based upon PBG's projection that these losses will expire before they can be used.

Note 14--Geographic Data

     PBG operates in one industrycarbonated soft drinks and other ready-to-drink beverages. PBG does business in 41 states and the District of Columbia in the U.S. Outside the U.S., PBG does business in eight Canadian provinces, Spain, Greece and Russia.

                                      Net Revenues
                               ----------------------------
                               1996        1997        1998
                               ----        ----        ----
U.S.....................      $5,476      $5,584      $5,886
Other countries.........       1,127       1,008       1,155
                              ------      ------      ------
                              $6,603      $6,592      $7,041
                              ======      ======      ======


                                   Long-Lived Assets
                               ----------------------------
                               1996        1997        1998
                               ----        ----        ----
U.S....................       $4,792      $4,918      $5,024
Other countries........          982         934         980
                              ------      ------      ------
                              $5,774      $5,852      $6,004
                              ======      ======      ======


     Included in other assets on the Combined Balance Sheets are $32 million, $64 million and $1 million of investments in joint ventures at December 28, 1996, December 27, 1997 and December 26, 1998, respectively. PBG's equity loss in such joint ventures was $1 million, $12 million and $5 million in 1996, 1997 and 1998, respectively, which is included in selling, delivery and administrative expenses.

                         THE PEPSI BOTTLING GROUP, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


Note 15--Transactions with PepsiCo

     PBG purchases concentrate from PepsiCo to be used in the production of carbonated soft drinks and other ready-to-drink beverages. PBG also produces or distributes other products and purchases finished goods and concentrate through various arrangements with PepsiCo or PepsiCo joint ventures. Such purchases are reflected in cost of sales.

     PepsiCo and PBG share a business objective of increasing availability and consumption of Pepsi-Cola beverages. Accordingly, PepsiCo provides PBG with various forms of marketing support to promote Pepsi-Cola beverages. This support covers a variety of initiatives, including marketplace support, marketing programs, capital equipment investment and shared media expense. PepsiCo and PBG each record their share of the cost of marketing programs in their financial statements. Based on the objective of the programs and initiatives, marketing support is recorded as an adjustment to net revenues or a reduction of selling, delivery and administrative expense.

     PBG manufactures and distributes fountain products and provides fountain equipment service to PepsiCo customers in some territories in accordance with the Pepsi beverage agreements. PBG pays a royalty fee to PepsiCo for the Aquafina trademark.

     PepsiCo provides certain administrative support to PBG, including procurement of raw materials, transaction processing such as accounts payable and credit and collection, certain tax and treasury services and information technology maintenance and systems development. Beginning in 1998, a PepsiCo affiliate has provided casualty insurance to PBG. PBG also subleases its headquarters building from PepsiCo. These services are more fully described in the shared services agreement between the two companies.

     The Combined Statements of Operations include the following income (expense) amounts as a result of transactions with PepsiCo:

                                                   1996       1997       1998
                                                   ----       ----       ----
Net revenues..................................   $   220    $   216    $   228
Cost of sales.................................    (1,067)    (1,187)    (1,349)
Selling, delivery and administrative expenses.       167        206        213


     There are no minimum fees or payments that PBG is required to make to PepsiCo, nor is PBG obligated to PepsiCo under any minimum purchase requirements. There are no conditions or requirements that could result in the repayment of any marketing support payments received by PBG from PepsiCo.

     The table below presents the activity in advances from PepsiCo. The amount of net income to or loss for each period is deemed to be payable to or receivable from PepsiCo and is included as an adjustment to the advances from PepsiCo.

                                                                         1996         1997         1998
                                                                         ----         ----         ----
Balance at beginning of period.....................................     $1,251       $1,162       $1,403
Net income (loss)..................................................         49           59         (146)
Amounts received to fund bottler acquisitions and
 investments in affiliates.........................................         26           49          546
Insurance prepayment to a PepsiCo affiliate........................         --          165           --
Short-term borrowings and long-term debt...........................        (51)          98          (30)
Cash collections less trade disbursements, transferred to
  PepsiCo..........................................................       (113)        (130)        (168)
                                                                        ------       ------       ------


                                     F-23



                         THE PEPSI BOTTLING GROUP, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


                                                                         1996         1997         1998
                                                                         ----         ----         ----
Balance at end of period...........................................     $1,162       $1,403       $1,605
                                                                        ======       ======       ======
Average balance during period......................................     $1,513       $1,371       $1,651
                                                                        ======       ======       ======


Note 16--Contingencies

     PBG is subject to various claims and contingencies related to lawsuits, taxes, environmental and other matters arising out of the normal course of business. Management believes that the ultimate liability, if any, in excess of amounts already recognized arising from such claims or contingencies is not likely to have a material adverse effect on PBG's annual results of operations, financial condition, or liquidity.

Note 17--Acquisitions

     During 1998, PBG acquired independent PepsiCo bottlers in the U.S., Canada and the remaining interest in its bottling joint venture in Russia for an aggregate cash purchase price of $546 million. The aggregate purchase price exceeded the fair value of the net assets acquired, including the resulting tax effect, by approximately $474 million which was recorded in intangible assets. Of this amount, $37 million related to PBG's Russian acquisition which was part of the fourth quarter 1998 unusual impairment and other charges. See Note 3. The following table presents the unaudited pro forma combined results of PBG and the acquisitions noted above as if they had occurred at the beginning of fiscal year 1997 and 1998. The pro forma information does not necessarily represent what the actual combined results would have been for these periods and is not intended to be indicative of future results.

                                         Unaudited
                                     ----------------
                                     1997        1998
                                     ----        ----
Net revenues...................     $6,984      $7,248
Net income (loss)..............         50        (135)


Note 18--Subsequent Events (unaudited)

     In connection with the consummation of the initial public offering, substantially all non-vested PepsiCo stock options held by PBG employees vested. As a result, PBG will incur a non-cash compensation charge in the second quarter equal to the difference between the market price of the PepsiCo capital stock and the exercise price of these options at the vesting date. We currently estimate this non-cash charge to be approximately $50 million.

     During 1999, PBG acquired certain U.S. and Russian territories from Whitman Corporation, Jeff Bottling Company, Inc., an independent PepsiCo bottler with territories in New York, and the Leader Beverage Corporation, an independent PepsiCo bottler with territories in Connecticut, for an aggregate purchase price of approximately $200 million in cash and debt. These acquisitions will be accounted for by the purchase method. The purchase price has been preliminarily allocated to the estimated fair value of the assets acquired and liabilities assumed. Franchise rights, goodwill and other intangible assets that will be recorded in connection with this acquisition will be amortized over 40 years.

     In April, PBG entered into a $500 million commercial paper program that is supported by a credit facility. The credit facility consists of two $250 million components, one of which is one year in duration and the other of which is five years in duration.

                         THE PEPSI BOTTLING GROUP, INC.
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


     On April 26, 1999, the Board of Directors of PBG declared a quarterly dividend of $.02 per share. The dividend is payable on June 30, 1999 to PBG shareholders of record on June 16, 1999.

Note 19--Refinancing

     PBG has obtained debt funding and will use substantially all of the proceeds to settle certain amounts due to PepsiCo prior to the offering. On February 9, 1999, Bottling LLC issued $2.3 billion of debt. The debt, which is guaranteed by PepsiCo, is comprised of $1 billion of 5 3/8% notes due 2004 and $1.3 billion of 5 5/8% notes due 2009. In addition, on March 8, 1999, PBG issued $1 billion of 7% senior notes, due 2029, which are guaranteed by Bottling LLC.

     In addition, prior to the initial public offering, PBG issued or assumed an aggregate $3.25 billion of short-term indebtedness. This indebtedness will be repaid using the proceeds of the long-term debt issued on March 8, 1999, the initial public offering and available cash. $2,287 million of the proceeds of PBG's short-term indebtedness has been applied against advances from PepsiCo. The amounts applied exceeded the recorded amounts of advances from PepsiCo. by $682 million because the amounts applied are based, in part, on the fair value of certain assets transferred to PBG in connection with the formation of PBG and Bottling LLC, which exceeded the book carrying value. The excess amount of proceeds applied to advances from PepsiCo will not be repaid and will be treated for financial reporting purposes as a reduction of additional paid-in capital.

Note 20--Selected Quarterly Financial Data (unaudited)

     Our fiscal year ends on the last Saturday in December and generally consists of 52 weeks, though certain of our fiscal years will consist of 53 weeks. This last occurred in 1994 and will next occur in 2000. Fiscal years 1996, 1997 and 1998 consisted of 52 weeks. Each of the first three quarters of each fiscal year consists of 12 weeks and the fourth quarter consists of 16 weeks.

                                                                                          Fiscal year
                                                                                             ended
                                     First        Second        Third        Fourth       December 27,
1997                                Quarter       Quarter      Quarter      Quarter           1997
----                                -------       -------      -------      -------       ------------
Net revenues...................      $1,306        $1,585       $1,786       $1,915          $6,592
Gross profit...................         561           673          735          791           2,760
Operating income (loss)........          47           141          159          (12)            335
Net income (loss)..............          (3)           52           54          (44)             59


                                                                                          Fiscal year
                                                                                             ended
                                     First        Second        Third        Fourth       December 27,
1998                                Quarter       Quarter      Quarter      Quarter           1997
----                                -------       -------      -------      -------       ------------
Net revenues..................      $1,340        $1,686       $1,963       $2,052           $7,041
Gross profit..................         563           696          794          807            2,860
Operating income (loss).......          39           103          156         (243)(1)           55
Net income (loss).............          (6)           22           45         (207)(2)         (146)

---------
(1) Includes $222 million for unusual impairment and other charges. See Note 3 of the Combined Financial Statements.

(2) Includes a $46 million tax benefit as a result of reaching final agreement to settle a disputed claim with the Internal Revenue Service. See Notes 3 and 13 of the Combined Financial Statements.

                    Independent Accountants' Review Report


The Board of Directors
The Pepsi Bottling Group, Inc.

We have reviewed the accompanying condensed combined balance sheet of The Pepsi Bottling Group, Inc. as of March 20, 1999 and the related condensed combined statements of operations and cash flows for the twelve weeks ended March 21, 1998 and March 20, 1999. These condensed combined financial statements are the responsibility of The Pepsi Bottling Group, Inc.'s management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical review procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed combined financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the combined balance sheet of The Pepsi Bottling Group, Inc. as of December 26, 1998, and the related combined statements of operations, cash flows and accumulated other comprehensive loss for the fifty-two week period then ended and in our report dated March 8, 1999, we expressed an unqualified opinion on those combined financial statements. In our opinion, the information set forth in the accompanying condensed combined balance sheet as of December 26, 1998, is fairly presented, in all material respects, in relation to the combined balance sheet from which it has been derived.


KPMG LLP

New York, New York
April 14, 1999

                         THE PEPSI BOTTLING GROUP, INC.
                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
                in millions except per share amounts, unaudited

                                                                                                12 Weeks Ended
                                                                                          -------------------------
                                                                                          March 21,       March 20,
                                                                                             1998            1999
                                                                                          ---------       ---------
Net Revenues.........................................................................      $ 1,340         $ 1,452
Cost of sales                                                                                  777             835
                                                                                           -------         -------
Gross Profit.........................................................................          563             617
Selling, delivery and administrative expenses........................................          524             575
                                                                                           -------         -------
Operating Income.....................................................................           39              42
Interest expense, net................................................................           52              46
Foreign currency loss................................................................           --               1
                                                                                           -------         -------
Loss before income taxes.............................................................         (13)              (5)
Income tax benefit...................................................................          (7)              (2)
                                                                                           -------         -------
Net Loss.............................................................................      $   (6)         $    (3)
                                                                                           ======          =======
Basic and Diluted Loss Per Share.....................................................      $(0.11)         $ (0.06)
Weighted Average Basic and Diluted Shares Outstanding................................          55               55

Pro Forma Basic and Diluted Loss Per Share (see note 8)..............................      $(0.03)         $ (0.02)
Pro Forma Weighted Average Basic and Diluted Shares Outstanding (see note 8).........         155              155





       See accompanying notes to Condensed Combined Financial Statements.

                         THE PEPSI BOTTLING GROUP, INC.
                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                             in millions, unaudited

                                                                                                12 Weeks Ended
                                                                                          -------------------------
                                                                                          March 21,       March 20,
                                                                                             1998            1999
                                                                                          ---------       ---------
Cash Flows - Operations
Net loss.............................................................................      $    (6)         $   (3)
Adjustments to reconcile net loss to net cash provided by operations:
  Depreciation.......................................................................           74              79
  Amortization.......................................................................           27              29
  Deferred income taxes..............................................................           12              (1)
  Other non-cash charges and credits, net............................................           17              14
  Changes in operating working capital, excluding effects of acquisitions and dispositions;
    Trade accounts receivable........................................................           48             (17)
    Inventories......................................................................          (34)            (15)
    Prepaid expenses, deferred income taxes and other current assets.................          (11)            (12)
    Accounts payable and other current liabilities...................................          (95)              3
    Trade accounts payable to PepsiCo................................................           18             (14)
                                                                                           -------          ------
      Net change in operating working capital........................................          (74)            (55)
                                                                                           -------          ------
Net Cash Provided by Operations......................................................           50              63
                                                                                           -------          ------
Cash Flows - Investments.............................................................
Capital expenditures.................................................................          (77)            (82)
  Acquisitions of bottlers and investments in affiliates.............................         (140)           (104)
Other, net...........................................................................          (10)              3
                                                                                           -------          ------
Net Cash Used for Investments........................................................         (227)           (183)
                                                                                           -------          ------
Cash Flows - Financing
Short-term borrowings - three months or less.........................................           14              --
Proceeds from third party debt.......................................................           38           3,300
Replacement of PepsiCo allocated debt................................................           --          (3,300)
Payments of third party debt.........................................................           (1)            (45)
Increase in advances from PepsiCo....................................................          123             144
                                                                                           -------          ------
Net Cash Provided by Financing.......................................................          174              99
                                                                                           -------          ------
Effect of Exchange Rate Changes on Cash and Cash Equivalents.........................           --              (1)
                                                                                           -------          ------
Net Decrease in Cash and Cash Equivalents............................................           (3)            (22)
Cash and Cash Equivalents - Beginning of Period......................................           86              36
                                                                                           -------          ------
Cash and Cash Equivalents - End of Period............................................      $    83          $   14
                                                                                           =======          ======



       See accompanying notes to Condensed Combined Financial Statements.

                         THE PEPSI BOTTLING GROUP, INC.
                       CONDENSED COMBINED BALANCE SHEETS
                       in millions, except share amounts

                                                                                                                   Pro Forma
                                                                                               (Unaudited)        (Unaudited)
                                                                             December 26         March 20          March 20
                                                                                 1998              1999              1999
                                                                             -----------       -----------         ----------
ASSETS                                                                                                            (See note 8)
Current Assets
Cash and cash equivalents...............................................        $   36            $   14              $   14
Trade accounts receivable, less allowance of $46 and $49 at December
 26, 1998 and  March 20, 1999, respectively.............................           808               821                 821
Inventories.............................................................           296               312                 312
Prepaid expenses, deferred income taxes and other current assets........           178               190                 183
                                                                                ------            -----               ------
 Total Current Assets...................................................         1,318             1,337               1,330

Property, plant and equipment, net......................................         2,055             2,078               2,078
Intangible assets, net..................................................         3,806             3,854               3,854
Other assets............................................................           143               145                 185
                                                                                ------            -----               ------
 Total Assets...........................................................        $7,322            $7,414              $7,447
                                                                                ======            ======              ======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities..........................        $  890            $  887              $  887
Trade accounts payable to PepsiCo.......................................            23                12                  12
Short-term borrowings...................................................           112               106                  --
                                                                                ------            ------              ------
 Total Current Liabilities..............................................         1,025             1,005                 899

Allocation of PepsiCo long-term debt....................................         3,300                --                  --
Long-term debt due to third parties.....................................            61             3,322               3,300
Other liabilities.......................................................           367               363                 363
Deferred income taxes...................................................         1,202             1,217               1,136
Minority interest.......................................................            --                --                 254
Advances from PepsiCo...................................................         1,605             1,734                  --
                                                                                ------            ------              ------
 Total Liabilities......................................................         7,560             7,641               5,952

Stockholders' Equity
Common stock, par value $.01 per share:
Authorized 300,000,000 shares, issued 55,000,000 Shares (pro forma
 issued 155,000,000 shares).............................................            --                --                   2
Additional paid in capital..............................................            --                --               1,720
Accumulated comprehensive loss..........................................          (238)             (227)               (227)
                                                                                ------            ------              ------
 Total Stockholders' Equity.............................................          (238)             (227)              1,495
                                                                                ------            ------              ------
   Total Liabilities and Stockholders' Equity...........................        $7,322            $7,414              $7,447
                                                                                ======            ======              ======



       See accompanying notes to Condensed Combined Financial Statements.

                         THE PEPSI BOTTLING GROUP, INC.
                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                   unaudited
               tabular dollars in millions, except per share data


Note 1 - Basis of Presentation

     The Pepsi Bottling Group, Inc. consists of bottling operations located in the United States, Canada, Spain, Greece and Russia. Prior to its formation, and for the periods presented, PBG was an operating unit of PepsiCo, Inc. PBG was incorporated in Delaware in January 1999 and, prior to its initial public offering and for the periods presented, PepsiCo owned all 55,000,000 shares of outstanding common stock.

     The accompanying Condensed Combined Financial Statements are presented on a carve-out basis and include the historical results of operations and assets and liabilities directly related to PBG and have been prepared from PepsiCo's historical accounting records. Certain estimates, assumptions and allocations were made in preparing such financial statements. Therefore, these financial statements may not necessarily be indicative of the results of operations, financial position or cash flows that would have existed had PBG been a separate, independent company.

     On March 31, 1999, 100,000,000 shares of PBG common stock were offered for sale at $23 per share in an initial public offering generating $2.2 billion in net proceeds, which were used to fund acquisitions and repay obligations to PepsiCo. Subsequent to the offering, PepsiCo continued to own 55,000,000 shares of common stock consisting of 54,912,000 shares of common stock and 88,000 shares of Class B common stock. PepsiCo's ownership represents 35.4% of the outstanding common stock and 100% of the outstanding Class B common stock together representing 43.5% of the voting power of all classes of PBG's voting stock. Subsequent to the offering, PepsiCo also owns 7.1% of the equity of Bottling Group, LLC, PBG's principal operating subsidiary, giving PepsiCo economic ownership of 40.0% of PBG's combined operations. The pro forma condensed combined financial information presented elsewhere in this document reflects the impact of the offering.

     The accompanying Condensed Combined Balance Sheet at March 20, 1999 and the Condensed Combined Statements of Operations and Cash Flows for the 12 weeks ended March 21, 1998 and March 20, 1999 have not been audited, but have been prepared in conformity with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. These Condensed Combined Financial Statements should be read in conjunction with the audited combined financial statements for the year ended December 26, 1998 as presented in this prospectus. In the opinion of management, this interim information includes all material adjustments, which are of a normal and recurring nature, necessary for a fair presentation.

Note 2 - Seasonality of Business

     The results for the first quarter are not necessarily indicative of the results that may be expected for the full year because of business seasonality. The seasonality of our operating results arises from higher sales in the second and third quarters versus the first and fourth quarters of the year, combined with the impact of fixed costs, such as depreciation, amortization and interest, which are not significantly impacted by business seasonality.

Note 3 - Acquisitions

     During 1998 and 1999, PBG acquired the exclusive right to manufacture, sell and distribute Pepsi-Cola beverages from several independent PepsiCo franchise bottlers. These acquisitions were accounted for by the purchase method. During the first quarter of 1999, the following acquisitions occurred for an aggregate cash purchase price of $104 million:

                         THE PEPSI BOTTLING GROUP, INC.
          NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS--Continued
                                   unaudited
               tabular dollars in millions, except per share data


     o   Jeff Bottling Company, Inc. in New York in January.

     o Pepsi-Cola General Bottlers of Princeton, Inc. and Pepsi-Cola General Bottlers of Virginia, Inc. with territories in Virginia and West Virginia in March.

     During 1998, the following acquisitions occurred for an aggregate cash purchase price of $546 million:

     o The remaining 75% interest in our Russian bottling joint venture, Pepsi International Bottlers, LLC in February.

     o   Gray Beverages, Inc. in Canada in May.

     o   Pepsi-Cola Allied Bottlers, Inc. in New York and Connecticut in
         November.

     The following table presents the first quarter 1998 unaudited pro forma combined results of PBG and the 1998 acquisitions noted above as if they had occurred at the beginning of fiscal year 1998. The performance results of the 1999 acquisitions have been excluded, as their impact on the financial statements was not significant. The pro forma information does not necessarily represent what the actual combined results would have been for the first quarter and is not intended to be indicative of future results.

                                                                   March 21
                                                                     1998
                                                                   --------
Net revenues..................................................      $1,396
                                                                    ======
Net loss......................................................      $   (8)
                                                                    ======
Pro forma loss per share (see "Loss per Share" in note 8).....      $ (.05)
                                                                    ======


Note 4 - Inventories

                                        December 26      March 20
                                           1998            1999
                                        -----------      --------
Raw materials and supplies.........        $120            $111
Finished goods.....................         176             201
                                           ----            ----
                                           $296            $312
                                           ====            ====

                         THE PEPSI BOTTLING GROUP, INC.
          NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS--Continued
                                   unaudited
               tabular dollars in millions, except per share data


Note 5 - Property, Plant and Equipment, net

                                                 December 26       March 20
                                                     1998            1999
                                                 -----------       --------
Land........................................      $   151           $   146
Buildings and improvements..................          813               832
Production and distribution equipment.......        1,989             1,987
Marketing equipment.........................        1,368             1,414
Other.......................................           95                90
                                                  -------           -------
                                                    4,416             4,469
Accumulated depreciation....................       (2,361)           (2,391)
                                                  -------           -------
                                                  $ 2,055           $ 2,078
                                                  =======           =======


Note 6 - Long-Term Debt and Interest Expense

                                                 December 26       March 20
                                                    1998             1999
                                                 -----------       --------
5 5/8% notes due 2009.......................      $     --          $1,300
5 3/8% notes due 2004.......................            --           1,000
7% notes due 2029...........................            --           1,000
Other.......................................           109              65
                                                  --------          ------
                                                       109           3,365
Less current maturities of long-term debt...            48              43
                                                  --------          ------
                                                  $     61          $3,322
                                                  ========          ======
Allocation of PepsiCo long-term debt........      $  3,300          $   --


     The $1.3 billion of 5 5/8% senior notes and the $1.0 billion of 5 3/8% senior notes were issued on February 9, 1999 by Bottling LLC and are guaranteed by PepsiCo. PBG issued the 7% senior notes, which are guaranteed by Bottling LLC, on March 8, 1999.

     First quarter 1999 interest expense was determined using $3.3 billion of allocated debt and PepsiCo's weighted average interest rate of 5.75% until the above PBG debt was issued. Once issued, the actual PBG interest rates were used to determine interest expense for the remainder of the period. First quarter 1998 interest expense was calculated using $3.3 billion of allocated debt and PepsiCo's weighted average interest rate of 6.4%.

Note 7 - Comprehensive Income (Loss)

                                                12 Weeks Ended
                                           -----------------------
                                           March 21       March 20
                                             1998           1999
                                           --------       ---------
Net Loss..............................      $  (6)          $  (3)
Currency translation adjustment.......         (1)             11
                                            -----           -----
Comprehensive Income (Loss)...........      $  (7)          $   8
                                            =====           =====

                         THE PEPSI BOTTLING GROUP, INC.
          NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS--Continued
                                   unaudited
               tabular dollars in millions, except per share data


Note 8 - Pro Forma Financial Information

     The following table sets forth the Pro Forma Condensed Combined Statements of Operations reflecting the offering adjustments described below:

                                                           12 Weeks Ended
                                                      -----------------------
                                                      March 21       March 20
                                                        1998           1999
                                                      --------       --------
Net revenues.....................................      $ 1,340        $ 1,452
Cost of sales....................................          777            835
                                                       -------        -------
Gross profit.....................................          563            617
Selling, delivery and administrative expenses....          524            575
                                                       -------        -------
Operating income.................................           39             42
Interest expense, net............................           46             46
Foreign currency loss............................           --              1
                                                       -------        -------
Loss before income taxes and minority interest...           (7)            (5)
Income tax benefit...............................           (4)            (2)
                                                       -------        -------
Net loss before minority interest................           (3)            (3)
Minority interest................................           (1)            (1)
                                                       -------        -------
Net loss.........................................      $    (4)       $    (4)
                                                       =======        =======
Basic and diluted loss per share.................      $ (0.03)       $ (0.02)
                                                       =======        =======
Weighted average shares outstanding..............          155            155


Refinancing

     On February 9, 1999, Bottling LLC issued $2.3 billion of debt. The debt, which is guaranteed by PepsiCo, consists of $1.0 billion of 5 3/8% senior notes due 2004 and $1.3 billion of 5 5/8% senior notes due 2009. On March 8, 1999, PBG issued $1.0 billion of 7% senior notes, due 2029, which are guaranteed by Bottling LLC. In addition, PBG incurred $40 million of deferred financing costs in conjunction with the issuance of this debt.

     The Pro Forma Condensed Statements of Operations for the 12 weeks ended March 21, 1998 and March 20, 1999 reflect PBG's weighted average interest rate of 6.1% on the debt described above as if the debt had been outstanding from the first day of the periods presented.

                         THE PEPSI BOTTLING GROUP, INC.
          NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS--Continued
                                   unaudited
               tabular dollars in millions, except per share data


Minority Interest

     In connection with the formation of PBG and Bottling LLC, PepsiCo contributed bottling businesses and assets used in the bottling businesses to PBG which will be held by Bottling LLC. As a result of the contribution of the assets, PBG owns 92.9% of Bottling LLC and PepsiCo owns the remaining 7.1%. Accordingly, the pro forma financial information reflects PepsiCo's share of combined net income as minority interest on the Pro Forma Condensed Combined Statements of Operations and PepsiCo's share of combined net assets of Bottling LLC as minority interest on the Condensed Combined Balance Sheet.

Loss per Share

     PBG's historical capital structure is not representative of its current structure due to PBG's initial public offering that became effective on April 6, 1999. Immediately preceding the offering, PBG had 55 million shares of common stock outstanding. In connection with the offering, 100 million shares were sold to the public generating $2.2 billion of net proceeds, which were used to fund acquisitions and repay obligations to PepsiCo. The pro forma information contained in the Condensed Combined Balance Sheet has been adjusted to reflect the offering and the Pro Forma Condensed Combined Statements of Operations have been adjusted to reflect the 155 million shares of common stock as if this stock had been outstanding for the entire 12 week periods in 1998 and 1999.

Note 9 - Supplemental Cash Flow Information

                                                              12 Weeks Ended
                                                          ----------------------
                                                          March 21      March 20
                                                            1998          1999
                                                          --------      --------
Liabilities incurred and/or assumed in
  connection with acquisitions of bottlers.........          $22          $16
Interest paid to third parties.....................          $ 5          $ 2

     Amounts paid to third parties for income taxes were not significant in the periods presented.

Note 10 - Subsequent Events

     In connection with the consummation of the offering, substantially all non-vested PepsiCo stock options held by PBG employees vested. As a result, PBG will incur a non-cash compensation charge in the second quarter equal to the difference between the market price of the PepsiCo capital stock and the exercise price of these options at the vesting date. We currently estimate this non-cash charge to be approximately $50 million.

     PBG acquired the St. Petersburg, Russia territory from Whitman Corporation on March 31, 1999 and Leader Beverage Corporation, an independent PepsiCo bottler with territories in Connecticut, on April 16, 1999 for an aggregate purchase price of $72 million in cash and debt. These acquisitions will be accounted for by the purchase method. The purchase price has been preliminarily allocated to the estimated fair value of the assets acquired and liabilities assumed. Franchise rights, goodwill and other intangible assets that will be recorded in connection with this acquisition will be amortized over 40 years.

     In April, PBG entered into a $500 million commercial paper program that is supported by a credit facility. The credit facility consists of two $250 million components, one of which is one year in duration and the other of which is five years in duration.

                         THE PEPSI BOTTLING GROUP, INC.
          NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS--Continued
                                   unaudited
               tabular dollars in millions, except per share data


     On April 26, 1999, the Board of Directors of PBG declared a quarterly dividend of $.02 per share. The dividend is payable on June 30, 1999 to PBG shareholders of record on June 16, 1999.

Note 11 - New Accounting Standards

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts which are collectively referred to as derivatives, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. PBG is currently assessing the effects of adopting SFAS 133, and has not yet made a determination of the impact on its financial position or results of operations. SFAS 133 will be effective for PBG's first quarter of fiscal year 2000.

                        THE PEPSI BOTTLING GROUP, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


     The unaudited Pro Forma Condensed Combined Balance Sheet as of March 20, 1999 and the unaudited Pro Forma Condensed Combined Statements of Operations for the fiscal year ended December 26, 1998 and the 12 weeks ended March 20, 1999 have been prepared from the Combined Financial Statements and the Condensed Combined Financial Statements presented elsewhere in this prospectus.

     In 1998, PBG acquired Pepsi-Cola Allied Bottlers, Inc., Gray Beverages Inc. and Pepsi International Bottlers, LLC for aggregate cash consideration of $546 million. During 1999 PBG has acquired certain U.S. and Russian territories from Whitman Corporation for an aggregate purchase price of $137 million.

     In connection with the formation of PBG and Bottling LLC, Bottling LLC incurred $2.3 billion of indebtedness through the sale of notes, which is unconditionally guaranteed by PepsiCo. Also, on March 8, 1999, PBG incurred $1 billion of indebtedness through a sale of notes. Accordingly, PBG has $3.3 billion of long-term indebtedness outstanding.

     PBG and its primary operating subsidiary, Bottling LLC were formed in January 1999. In connection with the formation of PBG and Bottling LLC, PepsiCo contributed bottling businesses and assets used in the bottling businesses to PBG which are held by Bottling LLC. As a result of the contribution of assets, PBG owns 92.9% of Bottling LLC and PepsiCo owns the remaining 7.1%. Accordingly, the unaudited Pro Forma Condensed Combined Financial Statements reflect PepsiCo's 7.1% share of the combined net income (loss) and net assets of Bottling LLC as minority interest.

     The accompanying unaudited Pro Forma Condensed Combined Financial Statements of PBG as of and for the 12 weeks ended March 20, 1999 and for the fiscal year ended December 26, 1998 give effect to the acquisitions of certain bottlers, the indebtedness described above, and, with respect to the Pro Forma Condensed Combined Balance Sheet, gives effect to the initial public offering and the application of the net proceeds therefrom and the related transactions as described in the notes. For purposes of the Pro Forma Condensed Combined Statement of Operations, such transactions are assumed to have occurred on the first day of each period presented. First quarter 1999 results were not adjusted to reflect 1999 acquisitions as these acquisitions did not have a significant impact on 1999 operating results. For purposes of the Pro Forma Condensed Combined Balance Sheet, such transactions are assumed to have occurred on March 20, 1999.

     Management believes that the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisitions of certain bottlers and the indebtedness incurred. The unaudited Pro Forma Condensed Combined Financial Statements do not necessarily reflect what PBG's results of operations or financial position would have been had such transactions been completed as of the dates indicated nor does it give effect to any events other than those discussed in the notes to the unaudited Pro Forma Condensed Combined Financial Statements or to project the results of operations or financial position of PBG for any future period or date. These unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the Combined Financial Statements, the Condensed Combined Financial Statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included elsewhere in this prospectus.

                         THE PEPSI BOTTLING GROUP, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  in millions

                      Fiscal year ended December 26, 1998


                                                                                                                      Pro Forma
                                                                                 Pro Forma     Acquisitions          As Further
                                                    1998     Financing          As Adjusted         (a)               Adjusted
                                                   ------    ---------          -----------    ------------          -----------

Net Revenues...................................    $7,041      $  --               $7,041            $282              $7,323
Cost of sales..................................     4,181         --                4,181             160               4,341
                                                   ------      -----               ------            ----              ------
Gross Profit...................................     2,860         --                2,860             122               2,982
Selling, delivery and administrative expenses..     2,583         --                2,583             103               2,686
Unusual impairment and other charges...........       222         --                  222              --                 222
                                                   ------      -----               ------            ----              ------
Operating Income...............................        55         --                   55              19                  74
Interest expense, net..........................       221        (20)(b)              201              --                 201
Foreign currency loss..........................        26         --                   26               1                  27
                                                   ------      -----               ------            ----              ------
Income (loss) before income taxes and minority
      Interest.................................      (192)        20                 (172)             18                (154)
Income tax expense (benefit)...................       (46)         8 (c)              (38)              7 (c)             (31)
                                                   ------      -----               ------            ----              ------
Income (loss) before minority interest.........      (146         12                 (134)             11                (123)
Minority Interest..............................        --          4 (d)                4              (1)(d)               3
                                                   ------      -----               ------            ----              ------
Net Income (Loss)..............................    $ (146)     $  16               $ (130)           $ 10              $ (120)
                                                   ======      =====               ======            ====              ======
Basic and Diluted Net Loss Per Share
Historical -- based on 55 million shares
outstanding....................................    $(2.65)
                                                   ======
Pro Forma -- based on 155 million shares
outstanding (e)................................                                    $(0.84)                             $(0.77)
                                                                                   ======                              ======


                               See accompanying Notes to unaudited Pro Forma Condensed Combined Financial Statements

                        THE PEPSI BOTTLING GROUP, INC.
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  in millions

                         12 weeks ended March 20, 1999

                                                                                                  Pro Forma
                                                                     1999         Offering       As Adjusted
                                                                     ----         --------       -----------
Net Revenues................................................        $1,452         $  --            $1,452
Cost of sales...............................................           835            --               835
                                                                    ------         -----            ------
Gross Profit................................................           617            --               617
Selling, delivery and administrative expenses...............           575            --               575
                                                                    ------         -----            ------
Operating Income............................................            42            --                42
Interest expense, net.......................................            46            -- (b)            46
Foreign currency loss.......................................             1            --                 1
                                                                    ------         -----            ------
Income before income taxes and minority Interest............            (5)           --                (5)
Income tax benefit..........................................            (2)           --                (2)
                                                                    ------         -----            ------
Income before minority interest.............................            (3)           --                (3)
Minority interest...........................................            --            (1)(d)            (1)
                                                                    ------         -----            ------
Net Loss....................................................        $   (3)        $  (1)           $   (4)
                                                                    ======         =====            ======
Basic and Diluted Net Loss Per Share
Historical -- based on 55 million shares outstanding........        $ 0.06
                                                                    ======
Pro Forma -- based on 155 million shares outstanding (e)....                                        $(0.02)
                                                                                                    ======




See accompanying Notes to unaudited Pro Forma Condensed Combined Financial Statements

                         THE PEPSI BOTTLING GROUP, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  in millions

                                 March 20, 1999


                                                                    Pro forma
                                                      March 20      March 20
                                                        1999          1999
                                                      --------      ----------
ASSETS
Current Assets
Cash and cash equivalents........................       $   14         $   14
Trade accounts receivable, net...................          821            821
Inventories......................................          312            312
Prepaid expenses and other current assets........          190            183
                                                        ------         ------
   Total Current Assets..........................        1,337          1,330
                                                        ------         ------
Property, plant and equipment, net...............        2,078          2,078
Intangible assets, net...........................        3,854          3,854
Other assets (a).................................          145            185
                                                        ------         ------
   Total Assets..................................       $7,414         $7,447
                                                        ======         ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities...       $  887         $  887
Trade accounts payable to PepsiCo................           12             12
Short-term borrowings............................          106             --
                                                        ------         ------
   Total Current Liabilities.....................        1,005            899
                                                        ------         ------
Long-term debt due to third parties (a)..........        3,322          3,300
Other liabilities................................          363            363
Deferred income taxes............................        1,217          1,136
Minority interest (b)............................           --            254
Advances from PepsiCo (c)........................        1,734             --
                                                        ------         ------
   Total Liabilities.............................        7,641          5,952

Stockholders' Equity
Common Stock, par value $.01 per share:
Authorized 300,000,000 shares, issued 55,000,000
   Shares (pro forma issued 155,000,000) (c).....           --              2
Additional paid in capital (c)...................           --          1,720
Accumulated comprehensive loss...................         (227)          (227)
                                                        ------         ------
   Total Stockholders' Equity....................         (227)         1,495
                                                        ------         ------
   Total Liabilities and Stockholders' Equity....       $7,414         $7,447
                                                        ======         ======

                         THE PEPSI BOTTLING GROUP, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


(1) Pro Forma Adjustments for the Condensed Combined Statements of Operations

    (a) Reflects the impact of certain 1998 and 1999 acquisitions of bottlers, for aggregate cash consideration of $683 million. The acquisitions have been accounted for using the purchase method. These acquisitions do not reflect any adjustments for marketplace support PBG may have received for these territories.
    (b) Reflects a reduction in interest resulting from the net effect of eliminating the PepsiCo interest expense allocation and recording interest expense based on actual weighted average interest expense of 6.0% on $3.3 billion of external debt issued. Pro Forma interest expense also includes $4.0 million of annual amortization of deferred financing costs related to the issuance of the $3.3 billion of external debt.
    (c) Reflects the estimated tax impact of the pro forma adjustments using an effective tax rate of 38.9% for 1998 and 40.0% for 1999.
    (d) In connection with the formation of PBG and Bottling LLC, PepsiCo contributed bottling businesses and assets used in the bottling businesses to PBG which are held by Bottling LLC. As a result of the contribution of assets, PBG owns 92.9% of Bottling LLC and PepsiCo owns the remaining 7.1%. Accordingly, the unaudited Pro Forma Condensed Combined Statement of Operations reflects PepsiCo's 7.1% share of the combined net income (loss) of Bottling LLC as minority interest.
    (e) Reflects the sale of 100 million shares of common stock in the initial public offering.

(2) Pro Forma Adjustments for the Condensed Combined Balance Sheet

    (a) On February 9, 1999, Bottling LLC issued $2.3 billion of debt. The debt, which is guaranteed by PepsiCo, consists of $1.0 billion of 5 3/8% senior notes due 2004 and $1.3 billion of 5 5/8% senior notes due 2009. On March 8, 1999, PBG issued $1.0 billion of 7.0% senior notes due 2029, which are guaranteed by Bottling LLC. In addition, PBG incurred $40 million of deferred financing costs in conjunction with the issuance of this debt.
    (b) In connection with the formation of PBG and Bottling LLC, PepsiCo contributed bottling businesses and assets used in the bottling businesses to PBG which are held by Bottling LLC. As a result of the contribution of the assets, PBG owns 92.9% of Bottling LLC and PepsiCo owns the remaining 7.1%. Accordingly, the pro forma financial information reflects PepsiCo's share of combined net assets of Bottling Group, LLC as minority interest on the Condensed Combined Balance Sheet.
    (c) On March 31, 1999, 100 million shares of PBG common stock were offered for sale at $23 per share in an initial public offering generating $2.2 billion in net proceeds, which were used to fund acquisitions and repay obligations to PepsiCo.

(3) Incremental Corporate Overhead Costs
    Bottling LLC expects to change from a non-compensatory, broad-based stock option program to an alternative program. Since this alternative program has not been finalized or approved by the board of directors, this charge is not reflected in the Pro Forma Condensed Combined Statements of Operations. Management anticipates that the new plan could cost up to an additional $12 million per year.

(4) Non-cash Compensation Charge
    Upon completion of the initial public offering of PBG, substantially all non-vested PepsiCo options held by Bottling LLC employees vested. As a result , Bottling LLC will incur a non-cash compensation charge in the second quarter of 1999 equal to the difference between the market price of the PepsiCo capital stock and the exercise price of these options at the vesting date. We currently estimate this non-cash charge to be approximately $50 million. Since this charge would be a one-time event, the charge is not reflected in the Pro Forma Condensed Combined Statements of Operations.

                              BOTTLING GROUP, LLC
                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Bottling Group, LLC


     We have audited the accompanying combined balance sheets of Bottling Group, LLC as of December 27, 1997 and December 26, 1998 and the related combined statements of operations, cash flows and accumulated other comprehensive loss for each of the fiscal years in the three-year period ended December 26, 1998. These combined financial statements are the responsibility of management of Bottling Group, LLC. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Bottling Group, LLC as of December 27, 1997 and December 26, 1998, and the results of its operations and its cash flows for each of the fiscal years in the three-year period ended December 26, 1998, in conformity with generally accepted accounting principles.

New York, New York
March 8, 1999

   /s/ KMPG LLP

                              BOTTLING GROUP, LLC
                       COMBINED STATEMENTS OF OPERATIONS
                                  in millions

                     Fiscal years ended December 28, 1996,
                    December 27, 1997 and December 26, 1998

                                                                       1996         1997         1998
                                                                       ----         ----         ----
Net Revenues......................................................    $6,603       $6,592       $7,041
Cost of sales.....................................................     3,844        3,832        4,181
                                                                      ------       ------       ------

Gross Profit......................................................     2,759        2,760        2,860
Selling, delivery and administrative expenses.....................     2,392        2,425        2,583
Unusual impairment and other charges..............................        --           --          222
                                                                      ------       ------       ------

Operating Income..................................................       367          335           55
Interest expense, net.............................................       163          160          157
Foreign currency loss (gain)......................................         4           (2)          26
                                                                      ------       ------       ------

Income (loss) before income taxes and minority interest...........       200          177         (128)
Income tax expense (benefit)......................................         6            1           (1)
                                                                      ------       ------       ------

Income (loss) before minority interest............................       194          176         (127)
Minority interest.................................................        (7)          (4)          (4)
                                                                      ------       ------       ------

Net Income (Loss).................................................    $  187       $  172       $ (131)
                                                                      ======       ======       ======





            See accompanying notes to Combined Financial Statements.

                              BOTTLING GROUP, LLC
                       COMBINED STATEMENTS OF CASH FLOWS
                                  in millions

                     Fiscal years ended December 28, 1996,
                    December 27, 1997 and December 26, 1998

                                                                                           1996       1997        1998
                                                                                          ------     ------      -------
Cash Flows - Operations
 Net income (loss)....................................................................     $ 187      $ 172      $ (131)
 Adjustments to reconcile net income (loss) to net cash provided by operations:
   Depreciation.......................................................................       296        316         351
   Amortization.......................................................................       129        123         121
   Non-cash impairment charge.........................................................        --         --         194
   Other non-cash charges and credits, net............................................        (2)         1         102
   Changes in operating working capital, excluding effects of acquisitions and dispositions;
     Trade accounts receivable........................................................       (87)        26          46
     Inventories......................................................................        21         --         (25)
     Prepaid expenses, deferred income taxes and other current assets.................         2        (66)         10
     Accounts payable and other current liabilities...................................        (6)        48          64
     Trade accounts payable to PepsiCo................................................        (9)         7          --
                                                                                           -----      -----     -------
   Net change in operating working capital............................................       (79)        15          95
                                                                                           -----      -----     -------
Net Cash Provided by Operations.......................................................       531        627         732
                                                                                           -----      -----     -------
Cash Flows - Investments
 Capital expenditures.................................................................      (418)      (472)       (507)
 Acquisitions of bottlers and investments in affiliates...............................       (26)       (49)       (546)
 Sales of bottling operations and property, plant and equipment.......................        55         23          31
 Other, net...........................................................................         1        (80)         (5)
                                                                                           -----      -----     -------
Net Cash Used for Investments.........................................................      (388)      (578)     (1,027)
                                                                                           -----      -----     -------
Cash Flows - Financing
 Short-term borrowings-three months or less...........................................        54        (90)         52
 Proceeds from third party debt.......................................................         4          3          50
 Payments of third party debt.........................................................        (7)       (11)        (72)
 Increase (decrease) in owners' net investment........................................      (185)        96         214
                                                                                           -----      -----     -------
Net Cash Provided by (Used for) Financing.............................................      (134)        (2)        244
                                                                                           -----      -----     -------
Effect of Exchange Rate Changes on Cash and Cash Equivalents..........................        --         (1)          1
Net (Increase) Decrease in Cash and Cash Equivalents..................................         9         46         (50)
Cash and Cash Equivalents - Beginning of Period.......................................        31         40          86
                                                                                           -----      -----     -------
Cash and Cash Equivalents - End of Period.............................................     $  40      $  86     $    36
                                                                                           =====      =====     =======
Supplemental Cash Flow Information
Non-Cash Investing and Financing Activities:
PepsiCo capital stock issued in conjunction with acquisitions of bottlers.............     $  --      $  14     $    --
Liabilities incurred and/or assumed in conjunction with acquisitions of bottlers......         2          3         161




            See accompanying notes to Combined Financial Statements.

                              BOTTLING GROUP, LLC
                            COMBINED BALANCE SHEETS
                                  in millions

                    December 27, 1997 and December 26, 1998


                                                                                                     1997         1998
                                                                                                   --------     --------
ASSETS
Current Assets
Cash and cash equivalents......................................................................      $   86       $   36
Trade accounts receivable, less allowance of $45 and $46 in 1997 and 1998, respectively........         808          808
Inventories....................................................................................         257          296
Prepaid expenses, deferred income taxes and other current assets...............................          92           83
                                                                                                     ------       ------
Total Current Assets...........................................................................       1,243        1,223
                                                                                                     ------       ------
Property, plant and equipment, net.............................................................       1,918        2,055
Intangible assets, net.........................................................................       3,679        3,806
Other assets...................................................................................         255          143
                                                                                                     ------       ------
   Total Assets................................................................................      $7,095       $7,227
                                                                                                     ======       ======
LIABILITIES AND OWNERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities.................................................         811          881
Trade accounts payable to PepsiCo..............................................................          23           23
Short-term borrowings..........................................................................          40          112
                                                                                                     ------       ------
Total Current Liabilities......................................................................         874        1,016
                                                                                                     ------       ------
Allocation of PepsiCo long-term debt...........................................................       2,300        2,300
Long-term debt due to third parties............................................................          96           61
Other liabilities..............................................................................         285          321
Deferred income taxes..........................................................................         111          134
Minority Interest..............................................................................          93          112
                                                                                                     ------       ------
   Total Liabilities...........................................................................       3,759        3,944

Owners' Equity
Owners' net investment.........................................................................       3,520        3,521
Accumulated other comprehensive loss...........................................................        (184)        (238)
                                                                                                     ------       ------
   Total Owners' Equity........................................................................       3,336        3,283
                                                                                                     ------       ------
     Total Liabilities and Owners' Equity......................................................      $7,095       $7,227
                                                                                                     ======       ======



            See accompanying notes to Combined Financial Statements.

                              BOTTLING GROUP, LLC
                       COMBINED STATEMENTS OF ACCUMULATED
                            OTHER COMPREHENSIVE LOSS
                                  in millions

                     Fiscal years ended December 28, 1996,
                    December 27, 1997 and December 26, 1998

                                                                 Accumulated
                                                                    Other
                                             Comprehensive      Comprehensive
                                             Income (Loss)          Loss
                                             -------------      -------------
Balance at December 30, 1995                                       $   (66)
 Comprehensive income:
   Net Income...........................         $   187
   Currency translation adjustment......             (36)              (36)
                                                 -------           -------
Total comprehensive income..............         $   151
                                                 =======
Balance at December 28, 1996............                              (102)
 Comprehensive income:
   Net Income...........................         $   172
   Currency translation adjustment......             (82)              (82)
                                                 -------           -------
Total comprehensive income..............         $    90
                                                 =======
Balance at December 27, 1997............                              (184)
 Comprehensive loss:
   Net Loss.............................         $  (131)
   Currency translation adjustment......             (35)              (35)
   Minimum pension liability adjustment.             (19)              (19)
                                                 -------           -------
Total comprehensive loss................         $  (185)
                                                 =======
Balance at December 26, 1998............                           $  (238)
                                                                   =======



            See accompanying notes to Combined Financial Statements.

                              BOTTLING GROUP, LLC
                     NOTES TO COMBINED FINANCIAL STATEMENTS
               tabular dollars in millions, except per share data

Note 1 - Description of Business and Basis of Presentation

     Bottling Group, LLC ("Bottling LLC") is the principal operating subsidiary of The Pepsi Bottling Group, Inc. ("PBG") and consists of substantially all of the operations and assets of PBG. Bottling LLC, which is fully consolidated by PBG, consists of bottling operations located in the United States, Canada, Spain, Greece and Russia. Prior to its formation, and for the periods presented, Bottling LLC was an operating unit of PepsiCo, Inc.

     PBG was incorporated in Delaware in January 1999 and prior to its initial public offering of 100,000,000 shares of common stock, which became effective on March 30, 1999, PBG was an operating unit of PepsiCo. Subsequent to the initial public offering, PepsiCo owns 55,000,000 shares of PBG common stock consisting of 54,912,000 shares of common stock and 88,000 shares of Class B common stock. PepsiCo's ownership of PBG represents 35.4% of the outstanding common stock and 100% of the outstanding Class B common stock together representing 43.5% of the voting power of all classes of PBG's voting stock.

     In connection with the formation of Bottling LLC, PepsiCo and PBG contributed bottling businesses and assets used in the bottling businesses to Bottling LLC. As a result of the contribution of assets, PBG owns 92.9% of Bottling LLC and PepsiCo owns the remaining 7.1%.

     The accompanying Combined Financial Statements are presented on a carve-out basis and include the historical results of operations and assets and liabilities directly related to Bottling LLC and have been prepared from PepsiCo's historical accounting records.

     On March 9, 1999, PBG issued $1 billion of 7% senior notes due 2029, which are guaranteed by Bottling LLC. Bottling LLC also guarantees that to the extent there is available cash, Bottling LLC will distribute pro rata to all members sufficient cash such that aggregate cash distributed to PBG will enable PBG to pay its taxes and make interest payments on the $1 billion 7% senior notes due 2029.

     Bottling LLC was allocated $42 million of overhead costs related to PepsiCo's corporate administrative functions in 1996 and 1997 and $40 million in 1998. The allocation was based on a specific identification of PepsiCo's administrative costs attributable to Bottling LLC and, to the extent that such identification was not practicable, on the basis of Bottling LLC's revenues as a percentage of PepsiCo's revenues. The allocated costs are included in selling, delivery and administrative expenses in the Combined Statements of Operations. Management believes that such allocation methodology is reasonable. In addition, Bottling LLC expects to change from a non-compensatory, broad-based stock option program to an alternative program. While this alternative has not been finalized or approved by the board of directors, management anticipates that the new plan could cost up to an additional $12 million per year.

     Bottling LLC's operations have been financed through its operating cash flows and advances from PepsiCo. Interest expense includes an allocation of PepsiCo's interest expense based on PepsiCo's weighted average interest rate applied to a debt level of $2.3 billion. The $2.3 billion of debt has been determined by management to be an appropriate allocation in the historical financial statements related to Bottling LLC's operations because it is the amount of long-term debt that is expected to be outstanding upon PBG becoming a separate public company. Bottling LLC was allocated interest expense of $143 million in 1996 and 1997 and $147 million in 1998. This allocation reflects PepsiCo's weighted average interest rate of 6.2% in 1996 and 1997 and 6.4% in 1998.

     Allocations of corporate overhead and interest costs have been deemed to have been paid by Bottling LLC to PepsiCo, in cash, in the period in which the cost was incurred. Amounts paid to third parties for interest were $18 million, $21 million and $20 million in 1996, 1997 and 1998, respectively.

                              BOTTLING GROUP, LLC
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


Note 2- Summary of Significant Accounting Policies

     The preparation of the Combined Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of net revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Basis of Combination The accounts of all wholly-owned subsidiaries of Bottling LLC are included in the accompanying Combined Financial Statements. Intercompany accounts and transactions have been eliminated in combination.

     Fiscal Year Bottling LLC's fiscal year ends on the last Saturday in December and, as a result, a fifty-third week is added every five or six years. Fiscal years 1996, 1997 and 1998 consisted of 52 weeks.

     Revenue Recognition Bottling LLC recognizes revenue when goods are delivered to customers. Sales terms do not allow a right of return unless product freshness dating has expired. At fiscal year-end 1996, 1997 and 1998, reserves for returned product were $2 million.

     Advertising and Marketing Costs Bottling LLC is involved in a variety of programs to promote its products. Advertising and marketing costs included in selling, delivery and administrative expenses are expensed in the year incurred. Advertising and marketing costs were $213 million, $210 million and $233 million in 1996, 1997 and 1998, respectively.

     Bottler Incentives PepsiCo and other brand owners, at their sole discretion, provide Bottling LLC with various forms of marketing support. This marketing support is intended to cover a variety of programs and initiatives, including direct marketplace support, capital equipment funding and shared media and advertising support. Based on the objective of the programs and initiatives, marketing support is recorded as an adjustment to net revenues or a reduction of selling, delivery and administrative expenses. Direct marketplace support is primarily funding by PepsiCo and other brand owners of sales discounts and similar programs and is recorded as an adjustment to net revenues. Capital equipment funding is designed to support the purchase and placement of marketing equipment and is recorded within selling, delivery and administrative expenses. Shared media and advertising support is recorded as a reduction to advertising and marketing expenses within selling delivery and administrative expenses. There are no conditions or other requirements which could result in a repayment of marketing support received.

     The total amount of bottler incentives received from PepsiCo and other brand owners in the form of marketing support amounted to $421 million, $463 million and $536 million for 1996, 1997 and 1998, respectively. Of these amounts, $238 million, $235 million and $247 million for 1996, 1997 and 1998, respectively, were recorded in net revenues, and the remainder was recorded in selling, delivery and administrative expenses. The amount of bottler incentives received from PepsiCo was more than 90% of total bottler incentives in each of the three years, with the balance received from other brand owners.

     Stock-Based Employee Compensation Bottling LLC measures stock-based compensation costs in accordance with Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees," and its related interpretations. Accordingly, compensation cost for PepsiCo stock option grants to Bottling LLC employees is measured as the excess of the quoted market price of PepsiCo's capital stock at the grant date over the amount the employee must pay for the stock. PepsiCo's policy is to grant stock options at fair value at the date of grant.

                              BOTTLING GROUP, LLC
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


     Cash Equivalents Cash equivalents represent funds temporarily invested with original maturities not exceeding three months.

     Inventories Inventories are valued at the lower of cost computed on the first-in, first-out method or net realizable value.

     Property, Plant and Equipment Property, plant and equipment is stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets as follows: 20 to 33 years for buildings and improvements and 3 to 10 years for equipment.

     Intangible Assets Intangible assets, which are principally franchise rights and goodwill, arose from the allocations of purchase prices of businesses acquired. Franchise rights and goodwill are evaluated at the date of acquisition and amortized on a straight-line basis over their estimated useful lives which is in most cases between 20 and 40 years.

     Recoverability of Long-Lived Assets Bottling LLC reviews all long-lived assets, including intangible assets, when the facts and circumstances indicate that the carrying value of the assets may not be recoverable.

     An impaired asset is written down to its estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgement is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

     Income Taxes Bottling LLC is a limited liability company, taxable as a partnership for U.S. tax purposes and, as such, will pay no U.S. federal or state income taxes. The federal and state distributable share of income, deductions and credits of Bottling LLC will be allocated to Bottling LLC's members based on their percentage ownership. However, Bottling LLC's foreign affiliates will pay taxes in their respective foreign jurisdictions and will record the appropriate deferred tax results in consolidation. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax purposes. In accordance with Statement of Financial Accounting Standards 109, "Accounting for Income Taxes," these deferred taxes are measured by applying currently enacted tax laws. Deferred taxes associated with Bottling LLC's U.S. operations are recorded directly by Bottling LLC's members.

     Minority Interest PBG has direct minority ownership in one of Bottling LLC's subsidiaries. PBG's share of combined income or loss and assets and liabilities in the subsidiary is accounted for as minority interest.

     Financial Instruments and Risk Management Bottling LLC uses futures contracts and options on futures to hedge against the risk of adverse movements in the price of certain commodities used in the manufacture of its products. In order to qualify for deferral hedge accounting of unrealized gains and losses, such instruments must be designated and effective as a hedge of an anticipatory transaction. Changes in the value of instruments that Bottling LLC uses to hedge commodity prices are highly correlated to the changes in the value of the purchased commodity. Management reviews the correlation and effectiveness of these financial instruments on a periodic basis. Financial instruments that do not meet the criteria for hedge accounting treatment are marked-to-market with the resulting unrealized gain or loss recorded as other income and expense.

     Realized gains and losses that result from the early termination of financial instruments used for hedging purposes are deferred and are included in cost of sales when the anticipated transaction actually occurs.

                              BOTTLING GROUP, LLC
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


     Premiums paid for the purchase of options on futures are recorded as a prepaid expense in the Combined Balance Sheets and are amortized as an adjustment to cost of sales over the duration of the option contract.

     Foreign Exchange Gains and Losses The balance sheets of Bottling LLC's foreign subsidiaries that do not operate in highly inflationary economies are translated at the exchange rates in effect at the balance sheet date while the statements of operations are translated at the average exchange rates during the year. The resulting translation adjustments of Bottling LLC's foreign subsidiaries are recorded directly to accumulated other comprehensive loss. Foreign exchange gains and losses reflect transaction and translation gains and losses arising from the re-measurement into U.S. dollars of the net monetary assets of businesses in highly inflationary countries. Russia is considered a highly inflationary economy for accounting purposes and all foreign exchange gains and losses are included in the Combined Statements of Operations.

     New Accounting Standards In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard 130, "Reporting Comprehensive Income," which establishes standards for the reporting and display of net income and other gains and losses affecting stockholders' equity that are excluded from net income. The only components of comprehensive income or loss are net income, foreign currency translation and a minimum pension liability adjustment. These financial statements reflect the adoption of SFAS 130.

     In June 1997, the FASB issued Statement of Financial Accounting Standard 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes standards for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers. SFAS 131 requires that the definition of operating segments align with the measurements used internally to assess performance. These financial statements reflect the adoption of SFAS 131.

     In February 1998, the FASB issued Statement of Financial Accounting Standard 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." SFAS 132 standardized the disclosures of pensions and other postretirement benefits into a combined disclosure but did not affect results of operations or financial position. These financial statements reflect the adoption of SFAS 132.

     In June 1998, the FASB issued Statement of Financial Accounting Standard 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts which are collectively referred to as derivatives, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measures those instruments at fair value. Bottling LLC is currently assessing the effects of adopting SFAS 133, and has not yet made a determination of the impact on its financial position or results of operations. SFAS 133 will be effective for Bottling LLC's first quarter of fiscal year 2000.

                              BOTTLING GROUP, LLC
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


Note 3 - Unusual Impairment and Other Charges Affecting Comparability

                                                                1998
                                                                ----
Russia
 Asset impairment charges
   Buildings.............................................      $ 35
   Production equipment..................................        63
   Marketing, distribution and other assets..............        59
   Intangible assets.....................................        37
                                                               ----
                                                                194
 Restructuring costs
   Manufacturing contract renegotiations.................         5
   Employee severance....................................         6
   Facility closure......................................         7
                                                               ----
   Total Russia charges..................................       212

U.S. and Canada
 Employee related costs..................................        10
                                                               ----
Total Unusual Items......................................      $222
                                                               ====


     The 1998 unusual impairment and other charges of $222 million are comprised of the following:

      o A fourth quarter charge of $212 million for asset impairment of $194 million and other charges of $18 million related to the restructuring of Bottling LLC's Russian bottling operations. The economic turmoil in Russia, which accompanied the devaluation of the ruble in August 1998, had an adverse impact on these operations. Consequently in the fourth quarter Bottling LLC experienced a significant drop in demand, resulting in lower net revenues and increased operating losses. Additionally, since net revenues in Russia are denominated in rubles, whereas a substantial portion of costs and expenses are denominated in U.S. dollars, operating margins were further eroded. In response to these conditions, Bottling LLC has reduced its cost structure primarily through closing four of its 26 distribution facilities, renegotiating manufacturing contracts and reducing the number of employees, primarily in sales and operations, from approximately 4,500 to 2,000. Bottling LLC has also evaluated the resulting impairment of long-lived assets, triggered by the reduction in utilization of assets caused by the lower demand, the adverse change in business climate and the expected continuation of operating losses and cash deficits in that market. The impairment charge reduced the net book value of the assets from $245 million to $51 million, their estimated fair market value based primarily on values recently paid for similar assets in that marketplace.

         Although Bottling LLC does not believe that additional charges will be required in Russia based on current conditions, additional charges could be required if there were significant further deterioration in economic conditions.

         At year end 1998, $14 million remained in other accrued liabilities relating to these actions, of which $7 million related to lease termination costs on facilities, $4 million for manufacturing contract

                              BOTTLING GROUP, LLC
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data renegotiations and the balance for employee severance. Bottling LLC anticipates that most of these accrued liabilities will be paid by the end of the first quarter of 1999.

      o A fourth quarter charge of $10 million for employee related costs, mainly relocation and severance, resulted from the separation of Pepsi-Cola North America's concentrate and bottling organizations. This charge comprises $8 million for relocation and $2 million for the severance of approximately 60 sales, general management and other employees of which approximately 50 ceased employment prior to year-end. At year-end 1998, $9 million remained in other accrued liabilities relating to these actions. Management anticipates that substantially all of these accrued liabilities will be paid by the end of the first quarter 1999.

Note 4 - Inventories

                                                           1997      1998
                                                           ----      ----
Raw materials and supplies...........................      $104      $120
Finished goods.......................................       153       176
                                                           ----      ----
                                                           $257      $296
                                                           ====      ====

Note 5 - Property, Plant and Equipment, net

                                                           1997      1998
                                                           ----      ----
Land.................................................     $  141    $  151
Buildings and improvements...........................        699       813
Production and distribution equipment................      1,815     1,989
Marketing equipment..................................      1,164     1,368
Other................................................        102        95
                                                          ------    ------
                                                           3,921     4,416
Accumulated depreciation.............................     (2,003)   (2,361)
                                                          ------    ------
                                                          $1,918    $2,055
                                                          ======    ======

Note 6 - Intangible Assets, net

                                                           1997      1998
                                                           ----      ----
Franchise rights and other identifiable intangibles..     $3,175    $3,460
Goodwill.............................................      1,580     1,539
                                                          ------    ------
                                                           4,755     4,999
Accumulated amortization.............................     (1,076)   (1,193)
                                                          ------    ------
                                                          $3,679    $3,806
                                                          ======    ======


     Identifiable intangible assets principally arise from the allocation of the purchase price of businesses acquired and consist primarily of territorial franchise rights. Amounts assigned to such identifiable intangibles were based on their estimated fair value at the date of acquisition. Goodwill represents the residual purchase price after allocation to all identifiable net assets.

                              BOTTLING GROUP, LLC
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


Note 7 - Accounts Payable and Other Current Liabilities

                                                               1997      1998
                                                               ----      ----
Accounts payable.........................................      $313      $328
Accrued compensation and benefits........................       151       174
Trade incentives.........................................       148       163
Other current liabilities................................       199       216
                                                               ----      ----
                                                               $811      $881
                                                               ====      ====


Note 8 - Short-term Borrowings and Long-term Debt

                                                               1997      1998
                                                               ----      ----
Short-term borrowings
 Current maturities of long-term debt....................    $   29     $   48
 Borrowings under lines of credit........................        11         64
                                                             ------     ------
                                                             $   40     $  112
                                                             ======     ======
Long-term debt due to third parties
 5.1% notes due 2003.....................................    $   --     $   39
 17.5% notes due 1999....................................        35         35
 6.2% notes due 2000.....................................        33         --
 Other loans due 1999-2012 with interest rates of 6%-12%.        27         28
                                                             ------     ------
                                                                 95        102
 Capital lease obligations...............................        30          7
                                                             ------     ------
                                                                125        109
Less current maturities of long-term debt................        29         48
                                                             ------     ------
                                                             $   96     $   61
                                                             ======     ======
Allocation of PepsiCo long-term debt.....................    $2,300     $2,300


     Maturities of long-term debt as of December 26, 1998 are: 1999-$46 million, 2000-$1 million, 2001-$3 million, 2002-$4 million, 2003-$41 million and thereafter, $7 million.

     The $2.3 billion allocation of PepsiCo long-term debt has been determined by management to be an appropriate allocation in the financial statements related to Bottling LLC's operations. Bottling LLC's interest expense includes an allocation of PepsiCo's weighted average interest rate of 6.2% in 1996 and 1997 and 6.4% in 1998. The related allocated interest expense was $143 million in 1996 and 1997 and $147 million in 1998. Interest expense based on PBG's actual weighted average interest rate of 5.6% on $2.3 billion of external debt would have been $129 million.

     Bottling LLC has available short-term bank credit lines of approximately $81 million and $95 million at December 27, 1997 and December 26, 1998, respectively. These lines are denominated in various foreign currencies to support general operating needs in their respective countries. The weighted average interest rate of these lines of credit outstanding at December 27, 1997 and December 26, 1998 was 8.6% and 8.7%, respectively.

                              BOTTLING GROUP, LLC
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


Note 9 - Leases

     Bottling LLC has noncancelable commitments under both capital and long-term operating leases. Capital and operating lease commitments expire at various dates through 2021. Most leases require payment of related executory costs, which include property taxes, maintenance and insurance.

     Future minimum commitments under noncancellable leases are set forth below:
                                    Commitments
                               ----------------------
                               Capital      Operating
                               -------      ---------
1999......................       $ 2           $ 46
2000......................         2             41
2001......................         1             37
2002......................         1             33
2003......................         1             23
Later years...............         4            107
                                 ---           ----
                                 $11           $287
                                 ===           ====


     At December 26, 1998, the present value of minimum payments under capital leases was $7 million after deducting $4 million representing imputed interest.

     Rental expense was $42 million, $35 million and $45 million for 1996, 1997 and 1998, respectively.

Note 10 - Financial Instruments and Risk Management

     Commodity Prices Bottling LLC uses futures contracts and options on futures in the normal course of business to hedge anticipated purchases of certain raw materials used in its manufacturing operations.

     Deferred gains and losses at year end 1997 and 1998, as well as gains and losses recognized as part of cost of sales in 1996, 1997 and 1998 were not significant. There were no outstanding commodity contracts at December 27, 1997. At December 26, 1998, commodity contracts involving notional amounts of $71 million were outstanding. These notional amounts do not represent amounts exchanged by the parties and thus are not a measure of Bottling LLC's exposure; rather, they are used as the basis to calculate the amounts due under the agreements.

     Interest Rate Risk For the periods presented, Bottling LLC had minimal external interest rate risk to manage. However, Bottling LLC intends to manage any significant interest rate exposure by using financial derivative instruments as part of a program to manage the overall cost of borrowing going forward.

     Foreign Exchange Risk As currency exchange rates change, translation of the statements of operations of our international business into U.S. dollars affects year-to-year comparability. Bottling LLC has not historically hedged translation risks because cash flows from international operations have generally been reinvested locally, nor historically have we entered into hedges to minimize the volatility of reported earnings.

                              BOTTLING GROUP, LLC
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


     Fair Value of Financial Instruments The carrying amount of Bottling LLC's financial instruments approximates fair value due to the short maturity of the financial instruments and since interest rates approximate fair value for long-term debt. Bottling LLC does not use any financial instruments for trading or speculative purposes.

Note 11 - Pension and Postretirement Benefit Plans

     Pension Benefits

     U.S. employees of Bottling LLC participate in PepsiCo sponsored noncontributory defined pension plans which cover substantially all full-time salaried employees, as well as certain hourly employees. Benefits generally are based on years of service and compensation or stated amounts for each year of service. All plans are funded and contributions are made in amounts not less than minimum statutory funding requirements nor more than the maximum amount that can be deducted for U.S. income tax purposes. Net pension expense for the defined benefit pension plans for Bottling LLC's foreign operations was not significant.

     It is intended that Bottling LLC will assume the existing defined benefit pension plan obligations for its employees as of PBG's initial public offering date and trust assets from the funded plans will be transferred based upon actuarial determinations in accordance with regulatory requirements.

     Postretirement Benefits

     PepsiCo has historically provided postretirement health care benefits to eligible retired employees and their dependents, principally in the United States. Retirees who have 10 years of service and attain age 55 are eligible to participate in the postretirement benefit plans. The plans are not funded and since 1993 have included retiree cost sharing. It is intended that Bottling LLC will assume the related obligations from PepsiCo for Bottling LLC employees.

                                                            Pension
                                                    ----------------------
Components of net periodic benefit costs:           1996     1997     1998
-----------------------------------------           ----     ----     ----
Service cost....................................     $17      $22      $24
Interest cost...................................      28       35       37
Expected return on plan assets..................     (34)     (41)     (45)
Amortization of transition asset................      (3)      (4)      (2)
Amortization of prior service amendments........       3        4        4
                                                     ---      ---      ---
Net periodic benefit cost.......................      11       16       18
Settlement loss.................................      --       --        1
                                                     ---      ---      ---
Net periodic benefit cost including settlements.     $11      $16      $19
                                                     ===      ===      ===

                                                         Postretirement
                                                    -----------------------
Components of net periodic benefit costs:           1996      1997     1998
-----------------------------------------           ----      ----     ----
Service cost....................................     $ 4       $ 3      $ 4
Interest cost...................................      15        15       12
Amortization of prior service amendments........      (5)       (5)      (5)
Amortization of net loss........................       2        --       --
                                                     ---      ---      ---
Net periodic benefit cost.......................     $16       $13      $11
                                                     ===       ===      ===

                              BOTTLING GROUP, LLC
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


     Prior service costs are amortized on a straight-line basis over the average remaining service period of employees expected to receive benefits.

                                          Pension           Postretirement
                                       -------------       ----------------
Change in the benefit obligation:      1997     1998       1997        1998
---------------------------------      ----     ----       ----        ----
Obligation at beginning of year....    $485     $545       $180        $164
Service cost.......................      22       24          3           4
Interest cost......................      35       37         15          12
Plan amendments....................       5        5         --          --
Actuarial (gain)/loss..............      24       78        (23)         19
Benefit payments...................     (26)     (36)       (11)        (12)
Settlement gain....................      --       (5)        --          --
                                       ----     ----       ----        ----
Obligation at end of year..........    $545     $648        $164       $187
                                       ====     ====        ====       ====

                                          Pension           Postretirement
                                       -------------       ----------------
Change in the fair value of assets:    1997     1998       1997        1998
-----------------------------------    ----     ----       ----        ----
Fair value at beginning of year....    $480     $602       $ --        $ --
Actual return on plan assets.......     134      (26)        --          --
Employer contributions.............      14        5         11          12
Benefit payments...................     (26)     (36)       (11)        (12)
Settlement gain....................      --       (4)        --          --
                                       ----     ----       ----        ----
Fair value at end of year..........    $602     $541       $ --        $ --
                                       ====     ====       ====        ====


     Selected information for the plans with accumulated benefit obligations in excess of plan assets:

                                          Pension           Postretirement
                                       -------------       ----------------
                                       1997     1998       1997        1998
                                       ----     ----       ----        ----
Projected benefit obligation.......    $(23)    $648)      $(164)      $(187)
Accumulated benefit obligation.....      (7)    (575)       (164)       (187)
Fair value of plan assets..........      --       541        N/A         N/A


     Funded status as recognized on the Combined Balance Sheets:

                                          Pension           Postretirement
                                       -------------       ----------------
                                       1997     1998       1997        1998
                                       ----     ----       ----        ----
Funded status at end of year.......    $ 57     $(107)     $(164)      $(187)
Unrecognized prior service cost....      34        34        (27)        (22)
Unrecognized (gain)/loss...........     (65)       82          1          20
Unrecognized transition asset......      (3)       (1)        --          --
                                       ----     -----      -----       -----
Net amounts recognized.............    $ 23     $   8      $(190)      $(189)
                                       ====     =====      =====       =====

                              BOTTLING GROUP, LLC
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


     Weighted-average assumptions at end of year:

                                                        Pension
                                             ------------------------------
                                             1996         1997         1998
                                             ----         ----         ----
Discount rate for benefit obligation...       7.7%         7.2%         6.8%
Expected return on plan assets.........      10.0         10.0         10.0
Rate of compensation increase..........       4.8          4.8          4.8


     The discount rate assumptions used to compute the postretirement benefit obligation at year-end were 7.4% in 1997 and 6.9% in 1998.

Components of Pension Assets

     The pension plan assets are principally stocks and bonds.

Health Care Cost Trend Rates

     An average increase of 6.7% in the cost of covered postretirement medical benefits is assumed for 1999 for employees who retired before cost sharing was introduced. This average increase is then projected to decline gradually to 5.5% in 2005 and thereafter.

     An average increase of 6.5% in the cost of covered postretirement medical benefits is assumed for 1999 for employees who retired after cost sharing was introduced. This average increase is then projected to decline to zero in 2000 and thereafter.

     Assumed health care cost trend rates have a significant effect on the amounts reported for postretirement medical plans. A one percentage point change in assumed health care costs would have the following effects:

                                                                                      1%            1%
                                                                                   Increase      Decrease
                                                                                   --------      --------
Effect on total of 1998 service and interest cost components..................       $   1         $  (1)
Effect on the 1998 accumulated postretirement benefit obligation..............           8            (7)


Note 12 - Employee Stock Option Plans

     Upon the initial public offering of PBG, PBG expects to offer Bottling LLC's full-time employees below the middle-management level a one-time founder's grant of options to purchase 100 shares of PBG stock. These options have an exercise price equal to the initial public offering price. Approximately 3.6 million shares of common stock have been reserved and will be issuable upon exercise of these options.

     In addition, PBG has adopted a long-term incentive plan for Bottling LLC's middle and senior management employees. Middle and senior management employees will receive an option grant that will vary according to salary and level within Bottling LLC. These options will have an exercise price equal to the initial public offering price. Approximately 8 million shares of common stock have been reserved and will be issuable upon the exercise of these options.

                              BOTTLING GROUP, LLC
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


     When employed by PepsiCo, Bottling LLC employees were granted stock options under PepsiCo's three long-term incentive plans: the SharePower Stock Option Plan; the Long-Term Incentive Plan; and the Stock Option Incentive Plan.

o Prior to 1997, SharePower options were granted annually to essentially all full-time employees and become exercisable ratably over 5 years from the grant date and must be exercised within 10 years from the grant date. There were no SharePower options granted in 1997. All SharePower options granted in 1998 become exercisable in 3 years from the grant date and must be exercised within 10 years from the date of grant.

o Most LTIP options were granted every other year to senior management employees. Most of these options become exercisable after 4 years and must be exercised within 10 years from the grant date. In addition, the LTIP allows for grants of performance share units. The maximum value of a unit is fixed at the value of a share of PepsiCo stock at the grant date and vests 4 years from the grant date. Payment of units are made in cash and/or stock and the payment amount is determined based on the attainment of prescribed performance goals. Amounts expensed for performance share units for PBG employees in 1996, 1997 and 1998 were not significant.

   In 1998 the LTIP was modified. Under the revised program, executives are granted stock options which vest over a three year period and must be exercised within 10 years from the grant date. In addition to these option grants, executives may receive an additional grant or cash based upon the achievement of PepsiCo performance objectives over three years. Bottling LLC accrues compensation expense for the cash portion of the LTIP grant.

o Stock Option Incentive Plan options are granted to middle-management employees and, prior to 1997, were granted annually. These options are exercisable after one year and must be exercised within 10 years after their grant date. In 1998, this plan was combined with the LTIP.

     The amounts presented below represent options granted under PepsiCo employee stock option plans. The pro forma amounts below are not necessarily representative of the effects of stock-based awards on future net income because the plans eventually adopted by Bottling LLC may differ from PepsiCo stock option plans and accordingly (1) future grants of employee stock options to Bottling LLC management may not be comparable to awards made to employees while Bottling LLC was a part of PepsiCo, and (2) the assumptions used to compute the fair value of any stock option awards will be specific to Bottling LLC and, therefore, may not be comparable to the PepsiCo assumptions used.

(options in millions)                            1996                             1997                             1998
                                      ---------------------------     ---------------------------      ---------------------------
                                                      Weighted                         Weighted                         Weighted
                                                       Average                          Average                          Average
                                      Options      Exercise Price     Options      Exercise Price      Options      Exercise Price
                                      -------      --------------     -------      --------------      -------      --------------

Outstanding at beginning of year..      24.1          $  16.76          26.4          $  19.87          24.5           $  19.13
 Granted..........................       5.2             32.43           0.2             33.97           7.4              36.50
 Exercised........................      (2.1)            14.97          (3.2)            14.97          (4.4)             15.35
 Forfeited........................      (0.8)            20.76          (0.6)            23.24          (0.6)             28.68
 PepsiCo modification (a).........        --               --            1.7                --            --                 --
                                        ----          --------          ----          --------          ----           --------
Outstanding at end of year              26.4          $  19.87          24.5          $  19.13          26.9           $  24.33
                                        ====          ========          ====          ========          ====           ========
Exercisable at end of year........      13.3          $  15.04          14.7          $  15.90          14.2           $  17.26
                                        ====          ========          ====          ========          ====           ========

                              BOTTLING GROUP, LLC
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data




(options in millions)                            1996                             1997                             1998
                                      ---------------------------     ---------------------------      ---------------------------
                                                      Weighted                         Weighted                         Weighted
                                                       Average                          Average                          Average
                                      Options      Exercise Price     Options      Exercise Price      Options      Exercise Price
                                      -------      --------------     -------      --------------      -------      --------------


Weighted average fair value of
options granted during the year...                    $   9.32                        $   9.64                         $   9.74
                                                      ========                        ========                         ========

---------
(a) In 1997, PepsiCo spun off its restaurant businesses to its shareholders.
    In connection with this spin-off, the number of options for PepsiCo capital stock were increased and their exercise prices were decreased to preserve the economic value of those options that existed just prior to the spin-off for the holders of PepsiCo stock options.

     Stock options outstanding at December 26, 1998:

                                         Options Outstanding                              Options Exercisable
                         ---------------------------------------------------          ----------------------------
                                       Weighted Average          Weighted                              Weighted
     Range of                             Remaining               Average                               Average
  Exercise Price         Options       Contractual Life       Exercise Price          Options       Exercise Price
-----------------        -------       ----------------       --------------          -------       --------------
 $ 8.17 to $16.37            8.3             3.40                   $13.47               7.7             $13.42
 $16.87 to $37.72           18.6             7.48                    29.09               6.5              21.87
                            ----             ----                   ------              ----             ------
                            26.9             6.17                    24.33              14.2              17.26
                            ====                                                        ====

     Bottling LLC adopted the disclosure provisions of Statement of Financial Accounting Standards 123, "Accounting for Stock-Based Compensation," but continues to measure stock-based compensation costs in accordance with APB Opinion 25 and its related interpretations. If Bottling LLC had measured compensation costs for the PepsiCo stock options granted to its employees in 1996, 1997 and 1998 under the fair value based method prescribed by SFAS 123, net income or loss would have been changed to the pro forma amounts set forth below:

                               1996      1997       1998
                               ----      ----      ------
Net Income (Loss)
Reported..................     $187      $172      $ (131)
Pro forma.................      181       157        (149)


     The fair value of PepsiCo stock options granted to Bottling LLC employees used to compute pro forma net income disclosures were estimated on the date of grant using the Black-Scholes option-pricing model based on the following weighted average assumptions by PepsiCo:

                                     1996         1997         1998
                                   -------      -------       -------
Risk free interest rate......         6.0%         5.8%         4.7%
Expected life................      6 years      3 years      5 years
Expected volatility..........          20%          20%          23%
Expected dividend yield......         1.5%        1.32%        1.14%


     See Note 18 for more information related to accelerating vesting of PepsiCo stock options in connection with PBG's initial public offering and the formation of Bottling LLC.

                              BOTTLING GROUP, LLC
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data


Note 13 - Income Taxes

     Bottling LLC is a limited liability company, taxable as a partnership for U.S. tax purposes and, as such, will pay no U.S. federal or state income taxes. The federal and state distributable share of income, deductions and credits of Bottling LLC will be allocated to Bottling LLC's members based on their percentage ownership. However, Bottling LLC's foreign affiliates will pay taxes in their respective foreign jurisdictions. The foreign tax expense for 1996 and 1997 was $6 million and $1 million, respectively, and the foreign tax benefit for 1998 was $1 million.

     The details of the 1997 and 1998 deferred tax liabilities (assets) are set forth below:

                                                           1997       1998
                                                          ------     ------
Intangible assets and property, plant and equipment...    $  112     $  131
Other.................................................        14         17
                                                          ------     ------
Gross deferred tax liabilities........................       126        148
                                                          ------     ------
Net operating loss carryforwards......................       (76)      (123)
Various liabilities and other.........................       (19)       (26)
                                                          ------     ------
Gross deferred tax assets.............................       (95)      (149)
Deferred tax asset valuation allowance................        80        135
                                                          ------     ------
Net deferred tax assets...............................       (15)       (14)
                                                          ------     ------
Net deferred tax liability............................    $  111     $  134
                                                          ======     ======

     Valuation allowances, which reduce deferred tax assets to an amount that will more likely than not be realized, have increased by $47 million in 1996, decreased by $4 million in 1997 and increased by $55 million in 1998.

     Net operating loss carryforwards totaling $464 million at December 26, 1998 are available to reduce future taxes in Spain and Russia. Of the carryforwards, $8 million expire in 1999 and $456 million expire at various times between 2000 and 2005. A full valuation has been established for these net operating loss carryforwards based upon Bottling LLC's projection that these losses will expire before they can be used.

Note 14 - Geographic Data

     Bottling LLC operates in one industry - carbonated soft drinks and other ready-to-drink beverages. Bottling LLC does business in 41 states and the District of Columbia in the U.S. Outside the U.S., Bottling LLC does business in eight Canadian provinces, Spain, Greece and Russia.

                                      Net Revenues
                              ------------------------------
                               1996         1997        1998
                              ------      ------      ------
U.S.....................      $5,476      $5,584      $5,886
Other countries.........       1,127       1,008       1,155
                              ------      ------      ------
                              $6,603      $6,592      $7,041
                              ======      ======      ======

                              BOTTLING GROUP, LLC
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data



                                     Long-Lived Assets
                              ------------------------------
                               1996         1997        1998
                              ------      ------      ------
U.S....................       $4,792      $4,918      $5,024
Other countries........          982         934         980
                              ------      ------      ------
                              $5,774      $5,852      $6,004
                              ======      ======      ======

     Included in other assets on the Combined Balance Sheets are $32 million, $64 million and $1 million of investments in joint ventures at December 28, 1996, December 27, 1997 and December 26, 1998, respectively. Bottling LLC's equity loss in such joint ventures was $1 million, $12 million and $5 million in 1996, 1997 and 1998, respectively, which is included in selling, delivery and administrative expenses.

Note 15 - Transactions with PepsiCo

     Bottling LLC purchases concentrate from PepsiCo to be used in the production of carbonated soft drinks and other ready-to-drink beverages. Bottling LLC also produces or distributes other products and purchases finished goods and concentrate through various arrangements with PepsiCo or PepsiCo joint ventures. Such purchases are reflected in cost of sales.

     PepsiCo and Bottling LLC share a business objective of increasing availability and consumption of Pepsi-Cola beverages. Accordingly, PepsiCo provides Bottling LLC with various forms of marketing support to promote Pepsi-Cola beverages. This support covers a variety of initiatives, including marketplace support, marketing programs, capital equipment investment and shared media expense. PepsiCo and Bottling LLC each record their share of the cost of marketing programs in their financial statements. Based on the objective of the programs and initiatives, marketing support is recorded as an adjustment to net revenues or a reduction to selling, delivery and administrative expense.

     Bottling LLC manufactures and distributes fountain products and provides fountain equipment service to PepsiCo customers in some territories in accordance with the agreements with PBG and PepsiCo. Bottling LLC pays a royalty fee to PepsiCo for the Aquafina trademark.

     PepsiCo provides certain administrative support to Bottling LLC, including procurement of raw materials, transaction processing such as accounts payable and credit and collections, certain tax and treasury services and information technology maintenance and systems development. Beginning in 1998, a PepsiCo affiliate has provided casualty insurance to Bottling LLC. Bottling LLC also subleases its headquarters building from PepsiCo.

     The Combined Statements of Operations include the following income (expense) amounts as a result of the transactions with PepsiCo:

                                             1996        1997        1998
                                           -------      -------     -------
Net revenues...........................    $   220      $   216     $   228
Cost of sales..........................     (1,067)      (1,187)     (1,349)
Selling, delivery and administrative...        167          206         213

     There are no minimum fees or payments that Bottling LLC is required to make to PepsiCo, nor is Bottling LLC obligated to PepsiCo under any minimum purchase requirements. There are no conditions or requirements that could result in the repayment of any marketing support payments received from PepsiCo.

                              BOTTLING GROUP, LLC
               NOTES TO COMBINED FINANCIAL STATEMENTS--Continued tabular dollars in millions, except per share data



Note 16 - Contingencies

     Bottling LLC is subject to various claims and contingencies related to lawsuits, taxes, environmental and other matters arising out of the normal course of business. Management believes that the ultimate liability, if any, in excess of amounts already recognized arising from such claims or contingencies is not likely to have a material adverse effect on our annual results of operations, financial condition or liquidity.

Note 17 - Acquisitions

     During 1998, Bottling LLC acquired independent PepsiCo bottlers in the U.S., Canada and the remaining interest in its bottling joint venture in Russia for an aggregate cash purchase price of $546 million. The aggregate purchase price exceeded the fair value of net assets acquired by approximately $474 million which was recorded in intangible assets. Of this amount, $37 million related to the Russian acquisition which was part of the fourth quarter 1998 unusual impairment and other charges. See Note 3. The following table presents the unaudited pro forma combined results of Bottling LLC and the acquisitions noted above as if they had occurred at the beginning of fiscal year 1997 and 1998. The pro forma information does not necessarily represent what the actual combined results would have been for these periods and is not intended to be indicative of future results.

                                         Unaudited
                                    ------------------
                                     1997        1998
                                    ------      ------
Net revenues...................     $6,984      $7,248
Net income (loss)..............        163        (120)

Note 18 - Subsequent Events (unaudited)

     In connection with the consummation of the initial public offering of PBG and the formation of Bottling LLC, substantially all non-vested PepsiCo stock options held by Bottling LLC employees vested. As a result, Bottling LLC will incur a non-cash compensation charge in the second quarter of 1999 equal to the difference between the market price of the PepsiCo capital stock and the exercise price of these options at the vesting date. We currently estimate this non-cash charge to be approximately $50 million.

     During 1999, Bottling LLC acquired certain U.S. and Russian territories from Whitman Corporation, Jeff Bottling Company, Inc., an independent PepsiCo bottler with territories in New York, and the Leader Beverage Corporation, an independent PepsiCo bottler with territories in Connecticut, for an aggregate purchase price of approximately $200 million in cash and debt. These acquisitions will be accounted for by the purchase method. The purchase price has been preliminarily allocated to the estimated fair value of the assets acquired and liabilities assumed. Franchise rights, goodwill and other intangible assets that will be recorded in connection with these acquisitions will be amortized over 40 years.

                              BOTTLING GROUP, LLC
                  CONDENSED COMBINED STATEMENTS OF OPERATIONS
                in millions except per share amounts, unaudited

                                                            12 Weeks Ended
                                                        ----------------------
                                                        March 21      March 20
                                                          1998          1999
                                                        --------      --------
Net Revenues.......................................      $1,340        $1,452
Cost of sales......................................         777           835
                                                         ------        ------
Gross Profit.......................................         563           617
Selling, delivery and administrative expenses......         524           575
                                                         ------        ------
Operating Income...................................          39            42
Interest expense, net..............................          37            30
Foreign currency loss..............................          --             1
                                                         ------        ------
Income before income taxes and minority interest...           2            11
Income tax expense.................................          --            --
                                                         ------        ------
Income before minority interest....................           2            11
Minority interest..................................          --             1
                                                         ------        ------
Net Income.........................................      $    2        $   12
                                                         ======        ======


      See accompanying notes to Condensed Combined Financial Statements.

                              BOTTLING GROUP, LLC
                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                            in millions, unaudited

                                                                                                12 Weeks Ended
                                                                                           -----------------------
                                                                                           March 21       March 20
                                                                                             1998           1999
                                                                                           --------       --------
Cash Flows - Operations
 Net income...........................................................................      $    2         $   12
 Adjustments to reconcile net income to net cash provided by operations:
   Depreciation.......................................................................          74             79
   Amortization.......................................................................          27             29
   Other non-cash charges and credits, net............................................          21             12
   Changes in operating working capital, excluding effects of acquisitions and dispositions;....................................................................
     Trade accounts receivable........................................................          48            (17)
     Inventories......................................................................         (34)           (15)
     Prepaid expenses, deferred income taxes and other current assets.................         (10)           (10)
     Accounts payable and other current liabilities...................................         (95)             3
     Trade accounts payable to PepsiCo................................................          18            (14)
                                                                                            ------         ------
   Net change in operating working capital............................................         (73)           (53)
                                                                                            ------         ------
Net Cash Provided by Operations.......................................................          51             79
                                                                                            ------         ------
Cash Flows - Investments
 Capital expenditures.................................................................         (77)           (82)
 Acquisitions of bottlers and investments in affiliates...............................        (140)          (104)
 Other, net...........................................................................         (10)             3
                                                                                            ------         ------
Net Cash Used for Investments.........................................................        (227)          (183)
                                                                                            ------         ------
Cash Flows - Financing
 Short-term borrowings - three months or less.........................................          14             --
 Proceeds from third party debt.......................................................          38          2,300
 Replacement of PepsiCo allocated debt................................................          --         (2,300)
 Payments of third party debt.........................................................          (1)           (45)
 Increase in owners' net investment...................................................         122            128
                                                                                            ------         ------
Net Cash Provided by Financing........................................................         173             83
                                                                                            ------         ------
Effect of Exchange Rate Changes on Cash and Cash Equivalents..........................          --             (1)
                                                                                            ------         ------
Net Decrease in Cash and Cash Equivalents.............................................          (3)           (22)
Cash and Cash Equivalents - Beginning of Period.......................................          86             36
                                                                                            ------         ------
Cash and Cash Equivalents - End of Period.............................................      $   83         $   14
                                                                                            ======         ======


      See accompanying notes to Condensed Combined Financial Statements.

                              BOTTLING GROUP, LLC
                       CONDENSED COMBINED BALANCE SHEETS
                       in millions, except share amounts

                                                                                                         (Unaudited)
                                                                                         December 26      March 20
                                                                                             1998           1999
                                                                                         -----------     -----------
ASSETS
Current Assets
Cash and cash equivalents...........................................................       $    36         $    14
Trade accounts receivable, less allowance of $46 and $49 at December 26, 1998
 and March 20, 1999, respectively...................................................           808             821
Inventories.........................................................................           296             312
Prepaid expenses and other current assets...........................................            83              93
                                                                                           -------         -------
   Total Current Assets.............................................................         1,223           1,240
Property, plant and equipment, net..................................................         2,055           2,078
Intangible assets, net..............................................................         3,806           3,854
Other assets........................................................................           143             145
                                                                                           -------         -------
   Total Assets.....................................................................       $ 7,227         $ 7,317
                                                                                           =======         =======
LIABILITIES AND OWNERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities......................................       $   881         $   878
Trade accounts payable to PepsiCo...................................................            23              12
Short-term borrowings...............................................................           112             106
                                                                                           -------         -------
   Total Current Liabilities........................................................         1,016             996
                                                                                           -------         -------
Allocation of PepsiCo long-term debt................................................         2,300               -
Long-term debt due to third parties.................................................            61           2,322
Other liabilities...................................................................           321             317
Deferred income taxes...............................................................           134             131
Minority interest...................................................................           112             112
                                                                                           -------         -------
   Total Liabilities................................................................         3,944           3,878
                                                                                           ------          -------
Owners' Equity
Owners' net investment..............................................................         3,521           3,666
Accumulated other comprehensive loss................................................          (238)           (227)
                                                                                           -------         -------
   Total Owners' Equity.............................................................         3,283           3,439
                                                                                           -------         -------
   Total Liabilities and Owners' Equity.............................................       $ 7,227         $ 7,317
                                                                                           =======         =======

      See accompanying notes to Condensed Combined Financial Statements.

                              BOTTLING GROUP, LLC
               NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                   unaudited


              tabular dollars in millions, except per share data

Note 1 - Description of Business and Basis of Presentation

     Bottling Group, LLC ("Bottling LLC") is the principal operating subsidiary of The Pepsi Bottling Group, Inc. ("PBG") and consists of substantially all of the operations and assets of PBG. Bottling LLC, which is fully consolidated by PBG, consists of bottling operations located in the United States, Canada, Spain, Greece and Russia. Prior to its formation, and for the periods presented, Bottling LLC was an operating unit of PepsiCo, Inc.

     PBG was incorporated in Delaware in January 1999 and prior to its initial public offering of 100,000,000 shares of common stock, which became effective on March 30, 1999, PBG was an operating unit of PepsiCo. Subsequent to the initial public offering, PepsiCo owns 55,000,000 shares of common stock consisting of 54,912,000 shares of common stock and 88,000 shares of Class B common stock. PepsiCo's ownership of PBG represents 35.4% of the outstanding common stock and 100% of the outstanding Class B common stock together representing 43.5% of the voting power of all classes of PBG's voting stock.

     In connection with the formation of Bottling LLC, PepsiCo and PBG contributed bottling businesses and assets used in the bottling businesses to Bottling LLC. As a result of the contribution of assets, PBG owns 92.9% of Bottling LLC and PepsiCo owns the remaining 7.1%.

     The accompanying Condensed Combined Financial Statements are presented on a carve-out basis and include the historical results of operations and assets and liabilities directly related to Bottling LLC and have been prepared from PepsiCo's historical accounting records.

     On March 9, 1999, PBG issued $1 billion of 7% senior notes, due 2029, which is guaranteed by Bottling LLC. Bottling LLC also guarantees, that to the extent there is available cash, Bottling LLC will distribute pro rata to all members sufficient cash such that aggregate cash distributed to PBG will enable PBG to pay its taxes and make interest payments on the $1 billion 7% senior notes due 2029.

     The accompanying Condensed Combined Balance Sheet at March 20, 1999 and the Condensed Combined Statements of Operations and Cash Flows for the 12 weeks ended March 21, 1998 and March 20, 1999 have not been audited, but have been prepared in conformity with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. These Condensed Combined Financial Statements should be read in conjunction with the audited combined financial statements for the year ended December 26, 1998 as presented in this prospectus. In the opinion of management, this interim information includes all material adjustments, which are of a normal and recurring nature, necessary for a fair presentation.

Note 2 - Seasonality of Business

     The results for the first quarter are not necessarily indicative of the results that may be expected for the full year because of business seasonality. The seasonality of our operating results arises from higher sales in the second and third quarters versus the first and fourth quarters of the year, combined with the impact of fixed costs, such as depreciation, amortization and interest, which are not significantly impacted by business seasonality.

Note 3 - Acquisitions

     During 1998 and 1999, Bottling LLC acquired the exclusive right to manufacture, sell and distribute Pepsi-Cola beverages from several independent PepsiCo franchise bottlers. These acquisitions were accounted for by the purchase

                              BOTTLING GROUP, LLC
               NOTES TO CONDENSED COMBINED FINANCIAL STATEMENT--Continued
                                   unaudited
              tabular dollars in millions, except per share data


method. During the first quarter of 1999, the following acquisitions occurred for an aggregate cash purchase price of $104 million:

     o    Jeff Bottling Company, Inc. in New York in January.

     o Pepsi-Cola General Bottlers of Princeton, Inc. and Pepsi-Cola General Bottlers of Virginia, Inc. with territories in Virginia and West Virginia in March.

     During 1998, the following acquisitions occurred for an aggregate cash purchase price of $546 million:

     o The remaining 75% interest in our Russian bottling joint venture, Pepsi International Bottlers, LLC in February.

     o    Gray Beverages, Inc. in Canada in May.

     o Pepsi-Cola Allied Bottlers, Inc. in New York and Connecticut in November.

     The following table presents the first quarter 1998 unaudited pro forma combined results of Bottling LLC and the 1998 acquisitions noted above as if they had occurred at the beginning of fiscal year 1998. The performance results of the 1999 acquisitions have been excluded, as their impact on the financial statements was not significant. The pro forma information does not necessarily represent what the actual combined results would have been for the first quarter and is not intended to be indicative of future results.

                                             March 21
                                               1998
                                             --------
Net revenues............................      $1,396
                                              ======
Net income..............................      $   --
                                              ======


Note 4 - Inventories


                                        December 26      March 20
                                           1998            1999
                                        -----------      --------
Raw materials and supplies.........         $ 120         $ 111
Finished goods.....................           176           201
                                            -----         -----
                                            $ 296         $ 312
                                            =====         =====

                              BOTTLING GROUP, LLC
               NOTES TO CONDENSED COMBINED FINANCIAL STATEMENT--Continued
                                   unaudited
              tabular dollars in millions, except per share data


Note 5 - Property, Plant and Equipment, net


                                               December 26       March 20
                                                   1998            1999
                                               -----------       --------
Land......................................           $151           $146
Buildings and improvements................            813            832
Production and distribution equipment.....          1,989          1,987
Marketing equipment.......................          1,368          1,414
Other.....................................             95             90
                                                 --------        --------
                                                    4,416          4,469
Accumulated depreciation..................         (2,361)        (2,391)
                                                 --------        --------
                                                 $  2,055        $ 2,078
                                                 ========        =======


Note 6 - Long-Term Debt and Interest Expense


                                               December 26       March 20
                                                   1998             1999
                                               -----------       --------
5 5/8% notes due 2009........................    $     --           1,300
5 3/8% notes due 2004........................          --           1,000
Other........................................         109              65
                                                 --------        --------
                                                      109           2,365
Less current maturities of long-term debt....          48              43
                                                 --------        --------
                                                 $     61        $  2,322
                                                 ========        ========
Allocation of PepsiCo long-term debt.........    $  2,300              --

     The $1.3 billion of 5 5/8% senior notes and the $1.0 billion of 5 3/8% senior notes were issued on February 9, 1999 by Bottling LLC and are guaranteed by PepsiCo.

     First quarter 1999 interest expense was determined using $2.3 billion of allocated debt and PepsiCo's weighted average interest rate of 5.75% until the above Bottling LLC debt was issued. Once issued, Bottling LLC's actual interest rates were used to determine interest expense for the remainder of the period. First quarter 1998 interest expense was calculated using $2.3 billion of allocated debt and PepsiCo's weighted average interest rate of 6.4%.

Note 7 - Comprehensive Income


                                                    12 Weeks Ended
                                                 -----------------------
                                                 March 21       March 20
                                                   1998           1999
                                                 --------       --------
Net Income.............................            $  2            $ 12
Currency translation adjustment........              (1)             11
                                                   ----            ----
Comprehensive Income...................            $  1            $ 23
                                                   ====            ====

                              BOTTLING GROUP, LLC
               NOTES TO CONDENSED COMBINED FINANCIAL STATEMENT--Continued
                                   unaudited
              tabular dollars in millions, except per share data


Note 8 - Supplemental Cash Flow Information


                                                                                                 12 Weeks Ended
                                                                                             ----------------------
                                                                                             March 21      March 20
                                                                                               1998          1999
                                                                                             --------      --------
Liabilities incurred and/or assumed in connection with acquisitions of bottlers.........        $ 22          $ 16
Interest paid to third parties..........................................................        $  5          $  2

     Amounts paid to third parties for income taxes were not significant in the periods presented.

Note 9 - Subsequent Events

     In connection with the consummation of the initial public offering of PBG and the formation of Bottling LLC, substantially all non-vested PepsiCo stock options held by Bottling LLC employees vested. As a result, Bottling LLC will incur a non-cash compensation charge in the second quarter of 1999 equal to the difference between the market price of the PepsiCo capital stock and the exercise price of these options at the vesting date. We currently estimate this non-cash charge to be approximately $50 million.

     Bottling LLC acquired the St. Petersburg, Russia territory from Whitman Corporation on March 31, 1999 and Leader Beverage Corporation, an independent PepsiCo bottler with territories in Connecticut, on April 16, 1999 for an aggregate purchase price of $72 million in cash and debt. These acquisitions will be accounted for by the purchase method. The purchase price has been preliminarily allocated to the estimated fair value of the assets acquired and liabilities assumed. Franchise rights, goodwill and other intangible assets that will be recorded in connection with this acquisition will be amortized over 40 years.

Note 10 - New Accounting Standards

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts which are collectively referred to as derivatives, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Bottling LLC is currently assessing the effects of adopting SFAS 133, and has not yet made a determination of the impact on its financial position or results of operations. SFAS 133 will be effective for Bottling LLC's first quarter of fiscal year 2000.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Article Eighth of the Registrant's certificate of incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation provides for such limitation of liability.

     The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 21.  Exhibits and Financial Statement Schedules.

     (a)  The following exhibits are filed as part of this Registration
Statement:

    Exhibit
    Number                             Description
    -------                            -----------
      3.1          Certificate of Incorporation of The Pepsi Bottling Group. Inc.(+)

      3.2          Bylaws of The Pepsi Bottling Group. Inc.(+)

      3.3          Amendments to Certificate of Incorporation of The Pepsi Bottling Group. Inc.(+)

      3.4          Certificate of Formation of Bottling Group, LLC.

      3.5          Amended and Restated Limited Liability Company Agreement of Bottling Group, LLC.

      4.1          Indenture, dated as of March 8, 1999, by and among The Pepsi Bottling Group, Inc., as obligor,
                   Bottling Group LLC, as guarantor, and The Chase Manhattan Bank, as trustee, relating to
                   $1,000,000,000 7% Senior Notes due 2029 and $1,000,000,000 7% Series B Senior Notes due
                   2029.*

      4.2          Registration Rights Agreement dated March 8, 1999 by and among The Pepsi Bottling Group Inc.,
                   Bottling Group LLC, Credit Suisse First Boston Corporation, Lehman Brothers Inc., and Salomon
                   Smith Barney Inc., on behalf of the initial purchasers.+

      5.0          Opinion of Davis Polk & Wardwell as to the legality of the securities being registered.+

     10.1          Form of Master Bottling Agreement.(+)

     10.2          Form of Master Fountain Syrup Agreement.(+)

     10.3          Form of Non-Cola Bottling Agreement.(+)

     10.4          Form of Separation Agreement.(+)

     10.5          Form of Shared Services Agreement.(+)


    Exhibit
    Number                             Description
    -------                            -----------


     10.6          Form of Tax Separation Agreement.(+)

     10.7          Form of Employee Programs Agreement.(+)

     10.9          Indenture dated as of February 8, 1999 among Pepsi Bottling Holdings, Inc., PepsiCo, Inc and The
                   Chase Manhattan Bank, as trustee, relating to $1,000,000,000 5(3)/(8)% Senior Notes due 2004 and
                   $1,300,000,000 5(3)/(8)% Senior Notes due 2009. (+)

     10.10         First Supplemental Indenture dated as of February 8, 1999 among Pepsi Bottling Holding, Inc.,
                   Bottling Group, LLC, PepsiCo, Inc. and The Chase Manhattan Bank, as trustee, supplementing the
                   Indenture dated as of February 8, 1999 among Pepsi Bottling Holdings, Inc., PepsiCo, Inc. and The
                   Chase Manhattan Bank, as trustee.(+)

     10.11         Indenture dated as of February 25, 1999 between PepsiCo, Inc. and The Chase Manhattan Bank, as trustee, relating to $750,000,000 Series A Senior Notes due 2000.(+)

     10.12         First Supplemental Indenture dated as of February 26, 1999 among The Pepsi Bottling Group, Inc.,
                   Bottling Group, LLC, PepsiCo, Inc. and The Chase Manhattan Bank, as trustee, supplementing the
                   Indenture dated as of February 25, 1999 between PepsiCo, Inc. and The Chase Manhattan Bank, as trustee.(+)

     10.13         Indenture dated as of March 5, 1999 among The Pepsi Bottling Group, Inc., Bottling Group, LLC and The Chase Manhattan Bank, as trustee, relating to $2,500,000,000 Series B Senior Notes due
                   2000.(+)

     12            Statement re Computation of Ratio of Earnings to Fixed Charges.+

     21            Subsidiaries of the Registrant.(+)

     23.1          Consent of KPMG LLP for The Pepsi Bottling Group, Inc.

     23.2          Consent of Davis Polk & Wardwell (contained in Exhibit 5).+

     23.3          Consent of KPMG LLP for Bottling Group, LLC.

     24            Powers of Attorney (contained on signature page).+

     25            Statement of Eligibility of The Chase Manhattan Bank, as Trustee, on Form T-1.+

     27.1          Financial Data Schedule of PBG for fiscal year ended December 26, 1998.+

     27.2          Financial Data Schedule of PBG for 12 weeks ended March 20, 1999.+

     27.3          Financial Data Schedule of Bottling LLC for fiscal year ended December 26, 1998.+

     27.4          Financial Data Schedule of Bottling LLC for 12 weeks ended March 20, 1999.+

     99.1          Form of Letter of Transmittal respecting the offer to exchange 7% Series B Senior Notes due 2029 which have been registered under the Securities Act for 7% Senior Notes due 2029.+

     99.2          Form of Notice of Guaranteed Delivery.+

---------
(+) Previously filed under corresponding exhibit numbers with PBG's registration statement on Form S-1 (Registration No. 333-70291) pursuant to the
    Securities Act of 1933, as amended.

 * Previously filed as exhibit 10.14 with PBG's registration statement on Form S-1 (Registration No. 333-70291) pursuant to the Securities Act of
    1933, as amended.

 +  Previously filed.




  (b)  Financial Statement Schedules:

       The following financial statement schedule is filed as part of this Registration Statement:

         Schedule II - Valuation and Qualifying Accounts

Item 22.  Undertakings.

     The undersigned hereby undertakes:

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 20 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, The Pepsi Bottling Group, Inc., a Delaware corporation, has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Somers, New York, on the 1st day of July, 1999.

                                    The Pepsi Bottling Group, Inc.


                                    By: /s/ Pamela C. McGuire
                                       --------------------------------------
                                       Pamela C. McGuire
                                       Senior Vice President, General Counsel
                                       and Secretary



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signatures                                       Title                              Date
               ----------                                       -----                              ----

                   *
     --------------------------------
           Craig E. Weatherup               Principal Executive Officer and Director          July 1, 1999

                   *
     --------------------------------
             John T. Cahill                 Principal Financial Officer and Director          July 1, 1999

                   *
     --------------------------------
           Peter A. Bridgman                Controller and Principal Accounting Officer       July 1, 1999

                   *
     --------------------------------
           Linda G. Alvarado                Director                                          July 1, 1999

                   *
     --------------------------------
            Barry H. Beracha                Director                                          July 1, 1999

                   *
     --------------------------------
             Thomas H. Kean                 Director                                          July 1, 1999

                   *
     --------------------------------
            Thomas W. Jones                 Director                                          July 1, 1999

                    *
     --------------------------------
             Susan Kronick                  Director                                          July 1, 1999

                   *
     --------------------------------
         Robert F. Sharpe, Jr.              Director                                          July 1, 1999

                   *
     --------------------------------
         Karl M. von der Heyden             Director                                          July 1, 1999

*By: /s/ Pamela C. McGuire
    ---------------------------------
    Pamela C. McGuire
    Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Bottling Group, LLC., a Delaware limited liability company, has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Somers, New York, on the 1st day of July, 1999.

                                    Bottling Group, LLC


                                    By: /s/ Pamela C. McGuire
                                       -------------------------------
                                       Pamela C. McGuire
                                       Managing Director




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signatures                                         Title                               Date
              ----------                                         -----                               -----

                   *
     --------------------------------
          Craig E. Weatherup               Principal Executive Officer                          July 1, 1999

                   *
     --------------------------------      Principal Financial Officer and Managing
            John T. Cahill                  Director                                            July 1, 1999

                   *
     --------------------------------
           Peter A. Bridgman               Principal Accounting Officer                         July 1, 1999

                  *
     --------------------------------
           Pamela C. McGuire               Managing Director                                    July 1, 1999

                  *
     --------------------------------
          Matthew M. McKenna               Managing Director                                    July 1, 1999

     *By: /s/ Pamela C. McGuire
         ----------------------------
         Pamela C. McGuire
         Attorney-in-Fact

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                        THE PEPSI BOTTLING GROUP, INC.
                                  IN MILLIONS

                                                          Additions
                                                   -------------------------
                                    Balance at     Charged to    Charged to
                                   Beginning of    Costs and       Other                         Balance at
Description                           Period        Expenses      Accounts        Deductions    End of Period
-------------------------------    ------------    ----------    -----------      ----------    -------------
Fiscal Year Ended:
December 28, 1996
 Allowance for losses on trade
   accounts receivable.........        $  65          $  8          $  4(a)          $ 12(b)          $ 65
December 27, 1997
 Allowance for losses on trade
   accounts receivable.........        $  65          $  6          $  2(a)          $ 28(b)          $ 45
December 26, 1998
 Allowance for losses on trade
   accounts receivable.........        $  45          $ 13          $ --             $ 12(b)          $ 46

---------
(a) Represents recoveries of amounts previously written off.

(b) Charge off of uncollectible accounts.

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                              BOTTLING GROUP, LLC
                                  IN MILLIONS

                                                          Additions
                                                   ------------------------
                                    Balance at     Charged to    Charged to
                                   Beginning of    Costs and       Other                          Balance at
Description                           Period        Expenses      Accounts         Deductions    End of Period
                                   ------------    ---------     ----------        ----------    -------------
Fiscal Year Ended:
December 28, 1996
 Allowance for losses on trade
   accounts receivable.........        $  65          $  8          $  4(a)           $ 12(b)          $ 65
December 27, 1997
 Allowance for losses on trade
   accounts receivable.........        $  65          $  6          $  2(a)           $ 28(b)          $ 45
December 26, 1998
 Allowance for losses on trade
   accounts receivable.........        $  45          $ 13          $ --              $ 12(b)          $ 46

---------
(a) Represents recoveries of amounts previously written off.

(b) Charge off of uncollectible accounts.

                                 EXHIBIT INDEX


 Exhibit
 Number                          Description
--------                         -----------
   3.1        Certificate of Incorporation of The Pepsi Bottling Group. Inc.(+)

   3.2        Bylaws of The Pepsi Bottling Group. Inc.(+)

   3.3        Amendments to Certificate of Incorporation of The Pepsi Bottling Group. Inc.(+)

   3.4        Certificate of Formation of Bottling Group, LLC.

   3.5        Amended and Restated Limited Liability Company Agreement of Bottling Group, LLC.

   4.1        Indenture, dated as of March 8, 1999, by and among The Pepsi Bottling Group, Inc., as obligor,
              Bottling Group LLC, as guarantor, and The Chase Manhattan Bank, as trustee, relating to
              $1,000,000,000 7% Senior Notes due 2029 and $1,000,000,000 7% Series B Senior Notes due
              2029.*

   4.2        Registration Rights Agreement dated March 8, 1999 by and among The Pepsi Bottling Group Inc.,
              Bottling Group LLC, Credit Suisse First Boston Corporation, Lehman Brothers Inc., and Salomon
              Smith Barney Inc., on behalf of the initial purchasers.+

   5.0        Opinion of Davis Polk & Wardwell as to the legality of the securities being registered.+

  10.1        Form of Master Bottling Agreement.(+)

  10.2        Form of Master Fountain Syrup Agreement.(+)

  10.3        Form of Non-Cola Bottling Agreement.(+)

  10.4        Form of Separation Agreement.(+)

  10.5        Form of Shared Services Agreement.(+)

  10.6        Form of Tax Separation Agreement.(+)

  10.7        Form of Employee Programs Agreement.(+)

  10.9        Indenture dated as of February 8, 1999 among Pepsi Bottling Holdings, Inc., PepsiCo, Inc and The
              Chase Manhattan Bank, as trustee, relating to $1,000,000,000 5(3)/(8)% Senior Notes due 2004 and
              $1,300,000,000 5(3)/(8)% Senior Notes due 2009. (+)

  10.10       First Supplemental Indenture dated as of February 8, 1999 among Pepsi Bottling Holding, Inc.,
              Bottling Group, LLC, PepsiCo, Inc. and The Chase Manhattan Bank, as trustee, supplementing the
              Indenture dated as of February 8, 1999 among Pepsi Bottling Holdings, Inc., PepsiCo, Inc. and The
              Chase Manhattan Bank, as trustee.(+)

  10.11       Indenture dated as of February 25, 1999 between PepsiCo, Inc. and The Chase Manhattan Bank, as trustee, relating to $750,000,000 Series A Senior Notes due 2000.(+)

  10.12       First Supplemental Indenture dated as of February 26, 1999 among The Pepsi Bottling Group, Inc.,
              Bottling Group, LLC, PepsiCo, Inc. and The Chase Manhattan Bank, as trustee, supplementing the
              Indenture dated as of February 25, 1999 between PepsiCo, Inc. and The Chase Manhattan Bank, as trustee.(+)

  10.13       Indenture dated as of March 5, 1999 among The Pepsi Bottling Group, Inc., Bottling Group, LLC and The Chase Manhattan Bank, as trustee, relating to $2,500,000,000 Series B Senior Notes due
              2000. (+)

  12          Statement re Computation of Ratio of Earnings to Fixed Charges.+

  21          Subsidiaries of the Registrant.(+)

  23.1        Consent of KPMG LLP for The Pepsi Bottling Group, Inc.

  23.2        Consent of Davis Polk & Wardwell (contained in Exhibit 5).+

  23.3        Consent of KPMG LLP for Bottling Group, LLC.

  24          Powers of Attorney (contained on signature page).+

  25          Statement of Eligibility of The Chase Manhattan Bank, as Trustee, on Form T-1.+

  27.1        Financial Data Schedule of PBG for fiscal year ended December 26, 1998.+




  27.2        Financial Data Schedule of PBG for 12 weeks ended March 20, 1999.+

  27.3        Financial Data Schedule of Bottling LLC for fiscal year ended December 26, 1998.+

  27.4        Financial Data Schedule of Bottling LLC for 12 weeks ended March 20, 1999.+

  99.1        Form of Letter of Transmittal respecting the offer to exchange 7% Series B Senior Notes due 2029 which have been registered under the Securities Act for 7% Senior Notes due 2029.+

  99.2        Form of Notice of Guaranteed Delivery.+

---------
(+)Previously filed under corresponding exhibit numbers with PBG's registration statement on Form S-1
   (Registration No. 333-70291) pursuant to the Securities Act of 1933, as amended.

 * Previously filed as exhibit 10.14 with PBG's registration statement on Form S-1 (Registration No. 333-70291)
   pursuant to the Securities Act of 1933, as amended.

+  Previously filed.